Exhibit 3

Execution Copy

Dated 5 March, 2015

ABENGOA, S.A.

CITIBANK N.A., LONDON BRANCH

and

OTHERS

FISCAL AGENCY AGREEMENT

relating to
U.S.$279,000,000
 5.125 per cent. Exchangeable Notes due 2017

Schedule 9
	Form of Noteholder Share Redemption Notice	85

ii

This Agreement is made on 5 March, 2015 between:

(1)                                 ABENGOA, S.A. (the “Issuer”);

(2)                                 CITIBANK, N.A., London Branch as fiscal agent and as principal paying, transfer and exchange agent;

(3)                                 BONDHOLDERS, S.L., as commissioner (the “Commissioner”) (comisario), as this term is defined under the Spanish Companies Act (Ley de Sociedades de Capital), of the Syndicate of Noteholders (as defined below); and

(4)                                 CITIGROUP GLOBAL MARKETS DEUTSCHLAND AG as registrar.

WHEREAS:

(A)                               The Issuer proposes to issue U.S.$279,000,000 principal amount of Notes to be known as its 5.125 per cent. Exchangeable Notes due 2017.

(B)                               The Notes are initially exchangeable into fully paid ordinary shares having a par value of $0.10 each in the capital of Abengoa Yield plc in accordance with their terms.

(C)                               The Notes will be issued in registered form, in minimum denominations of U.S.$200,000, without interest coupons attached, and will be offered (i) outside the United States to non-U.S. persons in reliance on Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”) and (ii) to qualified institutional buyers (“QIBs”) in the United States in transactions exempt from the registration requirements of the Securities Act in reliance on Rule 144A under the Securities Act.

(D)                               Notes offered in reliance on Regulation S under the Securities Act (the “Regulation S Notes”) will be represented by a permanent global note (the “Regulation S Global Note”) in registered form, without interest coupons attached, which will be deposited on the Closing Date (as defined below) with Citibank Europe plc as common depositary for,  and in respect of interests held through, Euroclear and Clearstream, Luxembourg (the “Common Depositary”) and registered in the name of Citivic Nominees Limited as nominee for the Common Depositary. The Regulation S Global Note (and any Notes in definitive form represented by Regulation S Note Certificates (as defined below) issued in exchange therefor) will be subject to certain restrictions on transfer set forth therein and herein.

(E)                                Notes offered in reliance on Rule 144A under the Securities Act (the “Rule 144A Notes”) will be represented by a permanent global note (the “Rule 144A Global Note”) in registered form, without interest coupons attached, which will be deposited on or about the Closing Date with a custodian (the “Custodian”) for the Depository Trust Company (“DTC”) for and registered in the name of CEDE & Co. as nominee for DTC. The Rule 144A Global Note (and any Notes in definitive form represented by Rule 144A Note Certificates (as defined below) issued in exchange therefor) will be subject to certain restrictions on transfer set forth therein and herein.

(F)                                 An interest in the Regulation S Global Note will only be exchangeable for Regulation S Notes in definitive form represented by a physical certificate bearing the Regulation S legend (as defined below) (each, a “Regulation S Note Certificate”) in the limited circumstances specified in the Regulation S Global Note.

(G)                               An interest in the Rule 144A Global Note will only be exchangeable for Rule 144A Notes in definitive form represented by a physical certificate bearing the Rule 144A Legend (as defined below) (each, a “Rule 144A Note Certificate” and together with the Regulation S Note Certificates, the “Note Certificates”) in the limited circumstances specified in the Rule 144A Global Note.

(H)                              The identity of the Noteholders will be shown on the Register (as each such term is defined below), and transfers of the Notes will be effected only by means of entry in the Register.

1.                                      INTERPRETATION

1.1.                            Definitions

Terms defined in the Notes have the same meanings in this Agreement (except where otherwise defined in this Agreement) and except where the context requires otherwise:

“Agents” means the Fiscal Agent, the Registrar and the Paying, Transfer and Exchange Agents or any of them;

“Business Day” means, in relation to any place, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets are open for business in that place;

“Calculation Agent” means Conv-Ex Advisors Limited;

“Calculation Agency Agreement” means the calculation agency agreement relating to the Notes dated 5 March 2015 between the Issuer and the Calculation Agent;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Closing Date” means 5 March, 2015;

“Common Depositary” has the meaning given to such term in the Recitals hereto;

“Conditions” means the terms and conditions set out in Schedule 1 as modified, with respect to any Notes represented by the Global Notes, by the provisions of the Global Notes and any reference to a particularly numbered Condition shall be construed accordingly;

“Euroclear” means Euroclear Bank S.A./N.V.;

“Exchange Notice” means a notice of exchange substantially in the form for the time being current and which initially shall be in the form appearing in Schedule 6 Part A;

“Fiscal Agent” means the fiscal agent and principal paying, transfer and exchange agent for the time being in respect of the Notes appointed from time to time under this Agreement or an agreement supplemental to it, in its capacity as fiscal agent;

“Global Notes” means both the Regulation S Global Note and the Rule 144A Global Note which will evidence the Notes substantially in the form set out in Schedule 3 and evidencing the registration of the person named therein in the Register;

“Note Certificate” has the meaning given to such term in the Recitals hereto;

“Notes” means the U.S.$279,000,000 5.125 per cent. Exchangeable Notes due 2017 of the Issuer and (except in Clauses 3.1 and 3.2) includes the Global Notes;

“Noteholder Share Redemption Notice” means a notice from the relevant Noteholder in respect of an Issuer’s election to exercise the Share Redemption Option substantially in the form appearing in Schedule 9;

“outstanding” means, in relation to the Notes, all the Notes issued except (a) those which have been redeemed in accordance with the Conditions, (b) those in respect of which Exchange Rights have been exercised and all the obligations of the Issuer duly performed in relation thereto (c) those in respect of which the date for redemption has occurred and the redemption moneys (including all interest accrued on such Notes to the date for such redemption and any interest payable under the Conditions after such date) have been duly paid to the Fiscal Agent as provided in this Agreement and remain available for payment against presentation and surrender of Notes (if so required), as the case may be, (d) those in respect of which claims have become void or prescribed, (e) those which have been purchased and cancelled as provided in the Conditions, (f) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes, (g) (for the purpose only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued, and (h) any Global Note to the extent that it shall have been exchanged for Note Certificates pursuant to its provisions; provided that for the purposes of (1) ascertaining the right to attend and vote at any meeting of the Syndicate of Noteholders and (2) the determination of how many Notes are outstanding for the purposes of Schedule 4, those Notes which are beneficially held by, or are held on behalf of, the Issuer or any of its Subsidiaries and not cancelled shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

“Paying, Transfer and Exchange Agents” means the paying, transfer and exchange agents in respect of the Notes appointed from time to time under this Agreement or an agreement supplemental to it and includes the Fiscal Agent;

“Registrar” means the registrar in respect of the Notes appointed from time to time under this Agreement or an agreement supplemental to it;

“Regulation S” means Regulation S under the Securities Act;

“Regulation S Global Note” has the meaning given to such term in the Recitals hereto;

“Regulation S Legend” means the legend setting forth restrictions on transfer of the Notes only outside of the United States to non-U.S. Persons in compliance with Regulation S;

“Regulation S Note Certificate” has the meaning given to such term in the Recitals hereto; and

“Regulation S Notes” has the meaning given to such term in the Recitals hereto.

“Rule 144A” means Rule 144A under the Securities Act;

“Rule 144A Global Note” has the meaning given to such term in the Recitals hereto;

“Rule 144A Legend” means the legend setting forth restrictions on transfer of the Notes offered and sold within the United States only to qualified institutional buyers (as defined in Rule 144A) in reliance on Rule 144A in or substantially in the form of the first paragraph of the Rule 144A Global Note;

“Rule 144A Note Certificate” has the meaning given to such term in the Recitals hereto;

“Rule 144A Notes” has the meaning given to such term in the Recitals hereto;

“Securities Act” has the meaning given to such term in the Recitals hereto;

“Share Redemption Option Notice” means a notice of the Issuer’s election to satisfy its obligations relating to the redemption of the Notes pursuant to Condition 10(g) under the Share Redemption Option, substantially in the form appearing in Schedule 8;

“Syndicate of Noteholders” means the sindicato as this term is described under the Spanish Companies Act (Ley de Sociedades de Capital);

“Syndicate Regulations” means the regulations of the Syndicate of Noteholders as set out in Schedule 4 Part A;

“Transfer Regulations” has the meaning given to such term in Clause 14.2;

1.2.                            Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, other than Clause 5.7. The consent of any person who is not a party to this Agreement is not required to rescind or vary this Agreement at any time.

2.                                      APPOINTMENT

2.1.                            Agents: The Issuer appoints the Agents as its agents in respect of the Notes in accordance with the Conditions at their respective specified offices referred to in the Notes. Except in Clause 19, references to the Agents are to them acting solely through such specified offices. Each Agent shall perform the duties required of it hereunder (including, without limitation, Schedule 7) and by the Conditions. The obligations of the Agents are several and not joint.

2.2.                            Commissioner: The Issuer appoints the Commissioner as temporary Commissioner for the Noteholders, subject to its ratification by the Syndicate of Noteholders. The Commissioner shall perform the duties required of it hereunder (including Schedule 4) and by the Conditions.

3.                                      FORM OF THE NOTES

3.1.                            The Global Notes: The Notes will be represented by a Regulation S Global Note and a Rule 144A Global Note in the combined principal amount of U.S.$279,000,000 and the Issuer shall procure that appropriate entries be made in the register of Noteholders by the Registrar to reflect the issue of such Notes. The Regulation S Global Note will be registered in the name of a nominee for, and shall be deposited on or about the Closing Date with the Common Depositary. The Rule 144A Global Note will be registered in the name of a nominee for DTC on or about the Closing Date.  The Regulation S Global Note and the

Rule 144A Global Note will each be exchangeable in the limited circumstances specified by their respective terms for Regulation S Note Certificates and Rule 144A Note Certificates, respectively. Immediately before issue, the Issuer shall deliver to the Registrar, and the Registrar (or its agent on its behalf) shall authenticate, the duly executed Global Notes. The Registrar shall then return the Regulation S Global Notes to or to the order of the Issuer for delivery to the Common Depositary and the Rule 144A Global Note to or to the order of the Issuer for delivery to the Custodian.

3.2.                            The Note Certificates: The Note Certificates may be printed or typed and need not be security printed unless otherwise required by applicable legal or stock exchange requirements. The Note Certificates will be substantially in the forms set out in Schedule 2. The Note Certificates will be endorsed with the Conditions.

3.3.                            Signature: The Global Notes and any Note Certificate will be signed manually or in facsimile by an authorised signatory of the Issuer. The Issuer may use the facsimile signature of any person who at the date of this Agreement is an authorised signatory of the Issuer. Notes (including the Global Notes) so executed will be binding and valid obligations of the Issuer.

3.4.                            Exchange of interests in the Global Notes for Note Certificates:

3.4.1                     Issue of Note Certificates: If, following an exchange event described in a Global Note, Regulation S Note Certificates or Rule 144A Note Certificates, as applicable, are to be issued in exchange for interests in the relevant Global Note, the Issuer shall cause sufficient Regulation S Note Certificates or Rule 144A Note Certificates, as applicable, to be executed and delivered to the Registrar in sufficient time for such Regulation S Note Certificates or Rule 144A Note Certificates, as applicable, to be issued in accordance with the relevant Global Note, together with a written order for the authentication thereof.

3.4.2                     Provision of information: In order to receive such Regulation S Note Certificates or Rule 144A Note Certificates, as applicable, (i) the holder of a Global Note must provide the Registrar with a written order containing such instructions and other information as the Issuer and the Registrar may require to complete, execute and deliver such Regulation S Note Certificates or Rule 144A Note Certificates, as applicable, (ii) in the case of the holder of a Rule 144A Global Note, either (x) a fully completed signed certificate substantially to the effect that the existing holder is not transferring its interests at the time of such exchange or (y) in the case of a simultaneous resale to a transferee receiving a Regulation S Note Certificate, a certificate substantially in the form provided in Exhibit 1 of Schedule 5 of this Agreement, and (iii) in the case of a holder of an Regulation S Global Note, either (x) a fully completed signed certificate substantially to the effect that the existing holder is not transferring its interests at the time of such exchange or (y) in the case of a simultaneous resale to a transferee receiving a Rule 144A Note Certificate, a certificate substantially in the form provided in Exhibit 2 of Schedule 5 of this Agreement.

3.4.3                     Authentication and exchange: Upon receipt of the documents referred to in Clause 3.4.2, upon presentation of the relevant Global Note to the Registrar, and upon the written order of the Issuer, the Registrar shall arrange, only in accordance with the terms hereof, the Conditions and the relevant Global Notes, for the authentication and delivery to, or to the order of, the person or persons named in the order referred to in Clause 3.4.2 of a Regulation S Note Certificate or a Rule 144A Note Certificate, as applicable, registered in the name or names requested by such person or persons and the Registrar shall procure the reduction to zero of the principal amount of the beneficial interests in the relevant Global Note in exchange for which such Regulation S Note Certificates or Rule 144A Note Certificates, as applicable, are issued, by annotation in the relevant Schedule thereto, accordingly. The Registrar shall ensure that the delivery of such Regulation S Note Certificates or Rule 144A Note Certificates, as applicable, occurs (as far as practicable) simultaneously with the reduction in the principal amount of the relevant Global Note.

3.5.                            Transfers or Exchanges of Note Certificates: Transfers or exchanges of Note Certificates issued following the occurrence of an exchange event shall be subject to the Transfer Regulations, the restrictions and limitations set out thereon, if any, and to such certifications, if any, as are set forth in the form of transfer attached thereto.

3.6.                            Exchange of Interests in a Rule 144A Global Note for Interests in a Regulation S Global Note or vice versa:

Each of the Paying, Transfer and Exchange Agents shall, on presentation to it or to its order of a duly completed certificate substantially in the applicable form provided for in Schedule 5 and subject to the restrictions specified therein, inform the Fiscal Agent and the Registrar. The Fiscal Agent and the Registrar shall thereafter procure the exchange of interests in the Rule 144A Global Note for interests of an equal aggregate nominal amount in the Regulation S Global Note, or vice versa, on the later of (i) three London Business Days after the trade date for the disposal of such interests in the Rule 144A Global Note or the Regulation S Global Note resulting in such exchange, or vice versa, as applicable and (ii) two London Business Days after receipt by the Registrar of such completed certificate. The Registrar shall ensure that the Register maintained by it is amended accordingly to reflect such transfer.

4.                                      PAYMENT

4.1.                            Payment to Fiscal Agent: The Issuer will, by 11 a.m. (Madrid time) on the Business Day before each date on which any payment in respect of the Notes becomes due, transfer to the Fiscal Agent such amount as may be required for the purposes of such payment. The Issuer will confirm to the Fiscal Agent and the Commissioner by 3.00 p.m. (local time in the city of the Fiscal Agent’s specified office) on the second Business Day in the city of the Fiscal Agent’s specified office before the due date for any such payment that irrevocable instructions have been issued by it to make such payment. In this Clause 4, the date on which a payment in respect of the Notes becomes due means the first date on which the holder of a Note could claim the relevant payment by transfer to an account under the Conditions.

4.2.                            Notification of non-payment: The Fiscal Agent will as soon as reasonably practicable notify by authenticated Swift message, writing or facsimile each of the other Paying, Transfer and Exchange Agents, the Commissioner and the Issuer if it has not by the due date for any payment due in respect of the Notes received the full amount so payable on such date by the time specified for its receipt in Clause 4.1.

4.3.                            Payment by Paying, Transfer and Exchange Agents: Unless they receive a notification from the Fiscal Agent under Clause 4.2 the Paying, Transfer and Exchange Agents will, subject to and in accordance with the Conditions and the procedures described in Schedule 7, pay or cause to be paid on behalf of the Issuer on and after each due date therefor the amounts due in respect of the Notes and will be entitled to claim any amounts so paid from the Fiscal Agent. If payment provided for in Clause 4.1 is made late but otherwise in accordance with this Agreement, the Paying, Transfer and Exchange Agents will nevertheless make such payment in respect of the Notes. However, unless and until the full amount of any such payment has been made to the Fiscal Agent none of the Paying, Transfer and Exchange Agents will be bound to make such payments.

4.4.                            Reimbursements of Paying, Transfer and Exchange Agents: The Fiscal Agent will on demand promptly reimburse each Paying, Transfer and Exchange Agent for payments in respect of the Notes properly made by it in accordance with the Conditions and this Agreement.

4.5.                            Late Payment: If the Fiscal Agent has not by the due date for any payment in respect of the Notes received the full amount payable on such date but receives it later, it will as soon as reasonably practicable give notice to each of the other Paying, Transfer and Exchange Agents and the Commissioner that it has received such full amount.

4.6.                            Method of payment to Fiscal Agent: All sums payable to the Fiscal Agent hereunder will be paid in U.S. dollars and in immediately available or same day funds to such account as the Fiscal Agent may from time to time notify to the Issuer. For the avoidance of doubt, nothing contained herein shall require the Fiscal Agent to make payment unless and until the Fiscal Agent has received immediately available funds sufficient to make such payments.

4.7.                            Moneys held by Fiscal Agent: The Fiscal Agent may deal with moneys paid to it under this Agreement in the same manner as other moneys paid to it as a banker by its customers except that (1) it may not exercise any lien, right of set-off or similar claim in respect of them and (2) it shall not be liable to anyone for interest on any sums held by it under this Agreement. No money held by any Agent need be segregated except as required by law.  Any funds held by the Agent are not subject to the FCA Client money rules.

4.8.                            Partial Payments: If on presentation of a Note only part of the amount payable in respect of it is paid (except as a result of a deduction of tax permitted by the Conditions), the Paying, Transfer and Exchange Agent to whom the Note is presented shall procure that the Register is enfaced with a memorandum of the amount paid and the date of payment.

5.                                      EXCHANGE OF THE NOTES

5.1.                            Exchange Notices: As soon as reasonably practicable following receipt of a request from time to time, the Issuer will provide the Paying, Transfer and Exchange Agents, the Registrar, the Commissioner and the holders of the Notes with copies of the form of Exchange Notice for the time being current.

5.2.                            Exercise of Exchange Rights in respect of Notes: Subject as provided herein and in the Conditions and any Cash Alternative Settlement pursuant to Condition 6(c), Noteholders may exercise Exchange Rights in respect of an Authorised Denomination only by delivering such Note for exchange to the specified office of any Paying, Transfer and Exchange Agent during its usual business hours, together with a duly completed and signed Exchange Notice (the form of which shall be furnished upon request to any Noteholder by any Paying, Transfer and Exchange Agent) and the relevant Paying, Transfer and Exchange Agent shall:

5.2.1                     accept delivery on behalf of the Issuer of such Notes and such duly completed and signed Exchange Notice; and

5.2.2                     require, as a further condition precedent to an exercise of Exchange Rights by or on behalf of a Noteholder (i) compliance by the Noteholder with any applicable fiscal or other laws or regulations as provided in the Conditions, and (ii) that such Noteholder pays to the extent required by Condition 6(b), all taxes and capital, stamp, issue, registration, documentary, transfer or other duties (including penalties) arising on exchange and/or on the transfer, delivery or other disposition of Exchange Property arising on exercise of Exchange Rights.

5.3.                            The Agents acknowledge that pursuant to the Calculation Agency Agreement, the Calculation Agent shall determine any relevant pro rata share of the Exchange Property in respect of any Exercise of Exchange Rights in respect of the Notes, as required to be made by it under the Conditions. The Calculation Agent has agreed in the Calculation Agency Agreement to notify the Issuer and the Principal Paying, Transfer and Conversion Agent of the results of any such determination.

5.4.                            Delivery of Relevant Securities: Subject as provided herein and in the Conditions, the Relevant Securities (including any Abengoa Yield Shares) to be delivered on exchange of any Notes, shall be credited by the Issuer to the account specified by the relevant Noteholders in the relevant Exchange Notice (which must be the account of a direct participant of DTC).

5.5.                            Exercise of Global Notes Exchange Rights: Exchange Rights attaching to Notes represented by the Global Notes shall be exercised in the manner set out in Clause 5.2, provided that (i) references to “Noteholders” shall be construed as references to holders of beneficial interests in the Global Notes, (ii) the Global Notes shall be annotated to take account of such exchange and returned to the holder thereof, (iii) the holding of a beneficial interest in the Global Notes by an accountholder of Euroclear or Clearstream, Luxembourg or DTC (as applicable) or any clearing system in which the Global Notes are held at such time in respect of which Exchange Rights are exercised will be confirmed by the Fiscal Agent with the relevant clearing system and any payments or delivery of the relevant pro rata share of the Exchange Property shall be made in accordance with the standard procedures of the relevant clearing system.

5.6.                            Endorsement of Exchange Notice: Upon the conditions referred to in Clause 5.2 or, as the case may be, Clause 5.5 being fulfilled, the relevant Exchange Notice shall be endorsed, and held subject to Clause 5.7, by the relevant Paying, Transfer and Exchange Agent or the Registrar, as the case may be.

5.7.                            Notification by Agents: Immediately upon the conditions being fulfilled in accordance with Clause 5.2, or, as the case may be, Clause 5.5, the Fiscal Agent shall dispatch as soon as practicable and in any event within two days after satisfaction by the Noteholder of all conditions precedent to exchange to the Issuer and the Calculation Agent, the Exchange Notice duly endorsed pursuant to Clause 5.6.

For the purposes of delivering the Exchange Notice to the Calculation Agent pursuant to this Clause 5.7, the notice details of the Calculation Agent are as follows:

Email:                                                            calculation.agent@conv-ex.com

Attention:                                         Calculation Agency Team

The Calculation Agent will have the right under the Contracts (Rights of Third Parties) Act 1999, as amended from time to time, which will apply to this Clause 5.7, to enforce its rights against the Fiscal Agent under this Clause 5.7.

5.8.                            Notification of Adjustment to Exchange Property: The Agents acknowledge that pursuant to the Calculation Agency Agreement, the Calculation Agent shall make such determinations, calculations or adjustments as may be required to be made by it under the Conditions. The Calculation Agent (pursuant to the Calculation Agency Agreement), failing which the Issuer, will notify the Issuer, the Principal Paying, Transfer and Conversion Agent and the Registrar of the results of such determinations, calculations or adjustments.

5.9.                            Undertakings with respect to Exchange: The Issuer and the Agents respectively undertake to comply with the Conditions with respect to exchange of the Notes for a pro rata share of the Exchange Property in accordance with the provisions hereof and the Conditions.

5.10.                     Identification Codes: Each Exchange Notice and each facsimile transmission sent in respect of an Exchange Notice pursuant to the foregoing provisions of this Clause 5 by any Paying, Transfer and Exchange Agent shall indicate the identification code designated below for that Paying, Transfer and Exchange Agent followed by the words “Abengoa, S.A. 5.125 per cent. Exchangeable Notes due 2017”, and shall bear the lowest number previously unused by that Paying, Transfer and Exchange Agent in the sequence of whole numerals starting from one and continuing in uninterrupted sequence upwards, for identification. All confirmatory or subsequent communications (regardless of the identity of the sender or the recipient thereof) with regard to such Exchange Notice shall bear the same identifying serial number as well as the identification code of the relevant Paying, Transfer and Exchange Agent.

The identification code of the Paying, Transfer and Exchange Agents shall be as follows:

ABENGOA/CITILON00
U.S.$279,000,000 5.125 per cent. Exchangeable Notes due 2017

5.11.                     Neither the Fiscal Agent nor any other Agent shall have any obligation to determine what, if any, tax, capital, stamp, issue or registration duties or other expenses arise on exchange or upon the disposal or deemed disposal of a Note in connection with such exchange or by whom or to whom any such sums should be paid.

6.                                      REPAYMENT

If claims in respect of any principal or interest become void under the Conditions, the Fiscal Agent shall as soon as reasonably practicable repay to the Issuer the amount which would have been due if presentations for payment had been made before such claims became void.

The Fiscal Agent shall not however be otherwise required or entitled to repay any sums received by it under this Agreement.

7.                                      EARLY REDEMPTION

7.1.                            Notice of Redemption: If the Issuer intends to redeem all or any of the Notes under Condition 10(b) before their stated maturity date it shall, at least 7 days before the latest date for the publication of the notice of redemption required to be given to Noteholders, give notice of its intention to the Fiscal Agent and the Commissioner stating the date on which such Notes are to be redeemed.

7.2.                            Put Exercise Notices: Each Paying, Transfer and Exchange Agent will keep a stock of notices in forms similar to that set out in Schedule 6 Part B (each, a “Put Exercise Notice”) and will make them available on demand to the Commissioner and Noteholders. At the end of any period for exercising any option in Condition 10(c), each Paying, Transfer and Exchange Agent shall promptly notify the Fiscal Agent of the principal amount of Notes in respect of which Put Exercise Notices in respect of the relevant Put Event have been deposited with it and will forward such Put Exercise Notices to the Fiscal Agent. The Fiscal Agent shall promptly send by facsimile transmission a copy of such Put Exercise Notice to the Issuer and notify such details and details of the principal amount of Notes in respect of which an option in respect of the relevant Put Event in Condition 10(c) has been exercised to the Issuer.

7.3.                            Exercise of Global Notes Put Exercise Notices: The exercise of put rights in accordance with Condition 10(c) attaching to Notes represented by the Global Notes shall be exercised in the manner set out in the Conditions, provided that (i) references to “Noteholders” shall be construed as references to holders of beneficial interests in the Global Notes; (ii) the Global Notes shall be annotated to take account of such exercise of put rights and returned to the holder thereof, (iii) the holding of a beneficial interest in the Global Notes by an accountholder of Euroclear or Clearstream, Luxembourg or DTC (as applicable) or any clearing system in which the Global Notes are held at such time in respect of which put rights are exercised will be confirmed by the Fiscal Agent with the relevant clearing system and any payments shall be made in accordance with the standard procedures of the relevant clearing system.

8.                                      SHARE REDEMPTION OPTION

8.1.                            Notice of exercise of the Share Redemption Option: If the Issuer intends to exercise the Share Redemption Option pursuant to Condition 10(g) it shall give notice of its intention to the Principal Paying, Transfer and Exchange Agent and to the Noteholders in accordance with Condition 16.

8.2.                            Share Redemption Notice: The form of Share Redemption Option Notice for the time being current is in the form attached as Schedule 8.

8.3.                            Undertakings with respect to Share Redemption Option: The Issuer and the Agents respectively undertake to comply with the Conditions with respect to any exercise of the Share Redemption Option in accordance with the provisions hereof and the Conditions. For so long as the Notes are represented by the Global Notes, any payments or delivery of the relevant pro rata share of the Exchange Property in satisfaction of the Share Redemption

Option shall be made in accordance with the standard procedures of the relevant clearing system.

9.                                      CANCELLATION, DESTRUCTION AND RECORDS

9.1.                            Cancellation by Paying, Transfer and Exchange Agents: All Notes which are presented or surrendered for exchange or redemption shall be cancelled by the removal of the relevant holder’s name from the Register by the Registrar. The Agent receiving such Notes shall, if not the Fiscal Agent, send the details required by the Fiscal Agent for the purposes of notification pursuant to Clause 9.3 and its records pursuant to Clause 9.5 and, where appropriate, the cancelled Notes to or to the order of the Fiscal Agent.

9.2.                            Cancellation by Issuer: If the Issuer or any of its Subsidiaries purchases any Notes which in accordance with the Conditions are to be cancelled after such purchase, the Issuer shall forthwith cancel them or procure their cancellation and send them (if in definitive form) to the Fiscal Agent. All Notes which are redeemed or in respect of which Exchange Rights are exercised shall be cancelled, and (in such case) the Issuer shall forthwith send them (if in definitive form) to the Fiscal Agent.

9.3.                            Certification of Payment Details: The Fiscal Agent shall on request send to the Issuer a certificate stating (1) the aggregate principal amount of Notes which have been redeemed, exchanged or cancelled, and (2) the certificate numbers of such Notes.

9.4.                            Destruction: Unless otherwise instructed by the Issuer, the Fiscal Agent shall destroy the cancelled Notes in its possession and send the Issuer a certificate giving the certificate numbers of such Notes in numerical sequence.

9.5.                            Records: The Fiscal Agent shall keep a record of the purchase, redemption, exchange, replacement, cancellation and destruction of all Notes and the exchange of Notes into the relevant pro rata share of the Exchange Property. It shall make such record available at all reasonable times to the Issuer.

10.                               DUTIES OF THE AGENTS IN RESPECT OF TRANSFER OF NOTES

If and to the extent specified by the Conditions and in accordance therewith and the terms of this Agreement or if otherwise requested by the Issuer each Agent will:

10.1.                     receive requests for the transfer of Notes, inform the Registrar of the aggregate principal amount of Notes to be transferred, the name(s) and address(es) to be entered on to the Register and the place and manner of delivery of the new Note Certificate (if any), forward the deposited Note Certificates to the Registrar (if appropriate), and assist in the issue of a new Note Certificate in accordance with the Transfer Regulations;

10.2.                     keep the Registrar informed of all transfers; and

10.3.                     carry out such other acts as may be necessary to give effect to the Conditions and the other provisions of this Agreement.

11.                               REPLACEMENT NOTES

11.1.                     Stocks of Notes: Following the exchange of a Global Note for Note Certificates, the Issuer shall cause a sufficient quantity of additional forms of the relevant Note Certificates to be made available, upon request, to the Registrar or the Fiscal Agent (each in such capacity, the “Replacement Agent”) for the purpose of issuing replacement Notes.

11.2.                     Replacement: The Replacement Agent shall issue replacement Note Certificates in accordance with the Conditions.

11.3.                     Conditions to Replacement: The Replacement Agent shall verify, in the case of an allegedly lost, stolen or destroyed Note Certificate in respect of which the certificate number is known or believed to be known, that such Note Certificate has not previously been redeemed, purchased, paid or, as the case may be, exchanged. The Replacement Agent shall not issue a replacement Note Certificate unless and until the applicant therefor has:

10.3.1              paid such fees, expenses and costs as may be incurred by the Issuer or Fiscal Agent in connection with the replacement;

10.3.2              furnished it with such evidence and indemnity as the Issuer may require; and

10.3.3              surrendered to it any mutilated or defaced Note Certificate, if applicable.

11.4.                     Cancellation: The Replacement Agent shall cancel and, unless otherwise instructed by the Issuer, destroy any mutilated or defaced Note Certificate replaced by it and shall send the Issuer, the Registrar and the Fiscal Agent a certificate giving the information specified in Clause 9.4.

11.5.                     Notification: The Replacement Agent shall, on issuing a replacement Note Certificate, forthwith inform the Issuer and the other Paying, Transfer and Exchange Agents of the certificate numbers of the replacement Note Certificate and of the Note Certificate which it replaces.

11.6.                     Presentation of a replaced Note Certificate: if a Note Certificate which has been replaced is presented to an Agent for payment, that Agent shall as soon as reasonably practicable inform the Fiscal Agent, which shall inform the Issuer.

12.                               DUTIES OF THE REGISTRAR

12.1.                     The Register: The Registrar shall maintain the Register which shall be kept at the specified office of the Registrar outside the United Kingdom in accordance with the Conditions and the Transfer Regulations. The Register shall show the amount and certificate numbers of the Notes, and the date of issue and all subsequent transfers, exchanges, replacements, redemptions and changes of ownership in respect thereof, the names and addresses of the holders of the Notes and the amounts of any Direct Rights and the names and addresses of the persons to whom these Direct Rights have been issued. The Registrar shall at all reasonable times during office hours make the Register available to the Issuer and the Fiscal Agent or any person authorised by any of them for inspection and for the taking of copies thereof or extracts therefrom and the Registrar shall deliver to such persons all such lists of holders of Notes, their addresses and holdings as they may request.

12.2.                     Transfers: The Registrar will receive requests for the transfer or, pursuant to Clause 5, exchange of Notes and will also receive Notes deposited with the other Agents for transfer and effect the necessary entries in accordance with the Transfer Regulations.

12.3.                     Payment: The Registrar will record payments of interest and principal in respect of the Notes in the Register.

12.4.                     Miscellaneous: The Registrar will carry out such other acts as may be necessary to give effect to the Conditions and the other provisions of this Agreement.

13.                               DOCUMENTS AND FORMS FOR THE REGISTRAR

13.1.                     Supply of Forms: If a Global Note is, pursuant to its provisions, to be exchanged for Note Certificates, the Issuer will deliver to the Registrar for the performance of its duties hereunder:

12.1.1              a supply of forms of duly executed Note Certificates sufficient to meet the Registrar’s anticipated requirements for Note Certificates in reasonably sufficient time for the issue of the Note Certificates; and

12.1.2              from time to time, so long as any Note is outstanding, sufficient additional forms of duly executed Note Certificates as may be required for the performance of the Registrar’s duties.

13.2.                     Safekeeping of Notes: The Registrar shall maintain in safe custody all Notes and forms of Note delivered to and held by it and shall ensure that Notes are issued only in accordance with the Conditions (including the provisions of the relevant Global Note) and the provisions of this Agreement.

13.3.                     Information: Within seven days of any request therefor by the Issuer or the Fiscal Agent, so long as any of the Notes is outstanding, the Registrar shall certify to the Issuer and the Fiscal Agent the number of Notes held by it hereunder.

14.                               INFORMATION AND REGULATIONS CONCERNING THE NOTES

14.1.                     Provision of Information: The Agents will give to the other Agents, the Registrar and, at the direction of the Issuer, the Commissioner such further information with regard to their activities hereunder as may reasonably be required by them for the proper carrying out of their respective duties.

14.2.                     Regulations: The Issuer may, subject to the Conditions, from time to time promulgate regulations concerning the carrying out of transfers and registration of Notes and the forms and evidence to be provided (the “Transfer Regulations”). The initial Transfer Regulations are set out in Schedule 5. The Agents agree to comply with the Transfer Regulations as the same may be amended from time to time by agreement among the Issuer, the Fiscal Agent and the Registrar.

15.                               NOTICES

15.1.                     Publication: At the request and expense of the Issuer, the Fiscal Agent shall arrange for the publication of all notices to Noteholders.

15.2.                     Notice of Default: The Fiscal Agent shall promptly notify the Issuer of any notice received by it from the Commissioner or a Noteholder (as the case may be) under Condition 13.

16.                               DOCUMENTS AND FORMS

The Issuer shall send to the Paying, Transfer and Exchange Agents:

16.1.                     sufficient copies of all documents required by the Notes, the Offering Circular relating to the Notes or any stock exchange on which the Notes are listed from time to time to be available for issue or inspection (and the Paying, Transfer and Exchange Agents shall make them so available to Noteholders); and

16.2.                     as required, Put Exercise Notices and forms of proxy, together with instructions as to how to complete, deal with and record the issue of such forms (and the Paying, Transfer and Exchange Agents shall make such documents available to Noteholders during business hours and perform the other functions required of them under Schedule 4 and shall cooperate with the Issuer, the Commissioner and, if applicable, Euroclear, Clearstream, Luxembourg and/or DTC, and any stock exchange on which the Notes are for the time being listed, in relation to the convening and holding of meetings of the Syndicate of Noteholders, in accordance with the Syndicate Regulations).

17.                               INDEMNITY

17.1.                     By Issuer: Subject to Clause 17.3, the Issuer will indemnify (on an after-tax basis) each Agent and the Commissioner against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all costs, charges and expenses properly paid or incurred in disputing or defending any of the foregoing), which it may incur or which may be made against it arising out of or in relation to or in connection with its appointment or the exercise of its functions, except such as may result from the Agent’s or as the case maybe the Commissioner’s wilful default, negligence or bad faith or that of its officers or employees.

17.2.                     By Agents: Subject to Clause 17.3, each Agent shall indemnify the Issuer against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all costs, charges and expenses properly paid or incurred in disputing or defending any of the foregoing), which the Issuer may incur or which may be made against it as a result of the Agent’s wilful default, negligence or bad faith or that of its officers or employees.

17.3.                     Consequential or Indirect Loss: None of the Agents or the Issuer shall be liable for consequential or indirect loss of any kind whatsoever or for loss of business, goodwill, opportunity or profit.

17.4.                     Survival: The indemnities provided for in this Clause 17 shall survive any termination and expiry of this Agreement.

18.                               GENERAL

18.1.                     Agents Duties: The Agents hereby undertake to the Issuer to perform such obligations and duties, and shall be obliged to perform such duties and only such duties, as are herein, specifically set forth, and no implied duties or obligations shall be read into this Agreement or the Notes against the Agents, other than the duty to act honestly and in good faith and to exercise the diligence of a reasonably prudent agent in comparable circumstances.

18.2.                     No agency or trust: In acting under this Agreement the Agents shall have no obligation towards or relationship of agency or trust with any Noteholder and act solely as agent of the Issuer and shall only perform the duties set out specifically in this Agreement and the Conditions and any duties necessarily incidental to them. None of the Agents shall be under any obligation to take any action hereunder which may involve it incurring any expense or liability, the payment or indemnification of which within a reasonable time is not assured to it.

18.3.                     Holder to be treated as owner: Except as otherwise required by law, each Agent and the Commissioner will treat the holder of a Note as its absolute owner as provided in the Conditions and will not be liable for doing so.

18.4.                     No lien: No Paying, Transfer and Exchange Agent shall exercise any lien, right of set-off or similar claim against any Noteholder in respect of moneys payable by it under this Agreement.

18.5.                     Taking of advice: Each Agent and the Commissioner may consult, at the expense of the Issuer, on any matter (including but not limited to, any legal matter) any legal or other professional adviser selected by it, who may be an employee of or adviser to the Issuer, and it shall not be liable in respect of anything done, or omitted to be done, relating to that matter in good faith in accordance with that adviser’s opinion.

18.6.                     Reliance on documents etc.: No Agent nor the Commissioner shall be liable in respect of anything done or suffered by it in reliance on a Note, notices, certificates or other document reasonably believed by it to be genuine.

18.7.                     Other relationships: Any Agent and the Commissioner and any other person, whether or not acting for itself, may acquire, hold or dispose of any Note or other security (or any interest therein) of the Issuer or any other person, may enter into or be interested in any contract or transaction with any such person, and may act on, or as depositary, trustee or agent for, any committee or body of holders of securities of any such person, in each case with the same rights as it would have had if that Agent were not an Agent and need not account for any profit.

18.8.                     E.U. withholding: The Issuer and the Agents have agreed that no payment will be made through a Member State of the European Union that would impose withholding on a payment made by an Agent pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive.

18.9.                     Compliance with certain Spanish Tax Formalities: The Agents and the Issuer have agreed to implement certain procedures that are required under Spanish law and regulations to allow payments on the Notes to be made free and clear of Spanish withholding tax pursuant to and in accordance with the procedures set forth in Schedule 7 hereto and each of the Agents and the Issuer agree to perform the procedures set forth in such Schedule 7.

18.10.              Withholding:

(a)                                 If the Issuer or the Agents are, in respect of any payment in respect of the Notes, required to withhold or deduct any amount for or on account of any taxes, duties, assessments or governmental charges, the Issuer shall give written notice of that fact to the Agents as soon as the Issuer becomes aware of the requirement to make the withholding or deduction and shall give to the Agents such information as the Agents shall require to enable it to assess and comply with the requirement. Until such time, the Issuer confirms that all payments made by or on behalf of the Issuer shall be made free and clear of and without withholding or deduction of any such amounts.

(b)                                 Notwithstanding any other provision of this Agreement, each Agent shall be entitled to make a deduction or withholding from any payment which it makes under this Agreement for or on account of any present or future taxes, duties, assessments or government charges if and to the extent so required by applicable law, in which event the Agent shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted. The Agent shall give written notice to the Issuer of any deduction or withholding made pursuant to this Clause and shall provide the Issuer with such information as the Issuer may reasonably request.

(c)                                  For the avoidance of doubt, subject to Clause 18.10(a), the Agent shall not be liable for any amounts which the Issuer is required to withhold or deduct in respect of any tax, duty, assessments or governmental charges.

(d)                                 The Issuer undertakes to the Agents that: (i) it will provide to the Agents all documentation and other information required by the Agents from time to time to comply with any Applicable Law forthwith upon request by the Agents and (ii) it will notify the Agents in writing within 30 days of any change of which the Issuer is aware that affects the Issuer’s tax status for the purposes of FATCA.

(e)                                  In this Clause 18.10, “Applicable Law” means any law or regulation including, but not limited to: (i) any domestic or foreign statute or regulation; (ii) any rule or practice of any competent governmental, prosecuting, tax or regulatory authority (in any jurisdiction, domestic or foreign) (an “Authority”) with which the Agents are bound or accustomed to comply; and (ii) any agreement entered into by the Agents and any Authority or between any two or more Authorities and “FATCA” means Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986 (including any regulations thereunder or official interpretations thereof), intergovernmental agreements between the United States and other jurisdictions facilitating the implementation thereof, and any law, regulation or other official guidance implementing any such intergovernmental agreement.

18.11.              Confidentiality: Each Agent will treat information about the Issuer or any of the services provided hereunder (“Confidential Information”)as secret and confidential and will not, without the Issuer’s prior written consent or authority, disclose to any third party the Confidential Information except in the following circumstances (in which case the Confidential Information may be disclosed to third parties, including members of such Agent’s corporate group):

(a)                                 where necessary to perform such Agent’s obligations under this Agreement; or

(b)                                 where such Agent is under a legal or regulatory obligation to do so, or where the law permits it in certain limited circumstances to do so, or such Agent has been requested to do so by any legal, regulatory, governmental or fiscal body in any jurisdiction.

18.12.              Action contrary to law: Notwithstanding anything else herein contained, the Agents may refrain without liability from doing anything that would or might in its opinion be contrary to any law of any state or jurisdiction (including but not limited to Germany, the United States of America or any jurisdiction forming a part of it and England & Wales) or any directive or regulation of any agency of any such state or jurisdiction and may without liability do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

18.13.              Protection against Liability: Each Agent shall be projected against liability for acting on any instruction believed by it (acting in good faith) to be genuine and from the proper party.

18.14.              Conflicting instructions: An Agent is entitled to do nothing, without liability, if conflicting, unclear or equivocal instructions are received from the Issuer, provided that the Agent shall inform the Issuer as soon as practicable of such circumstances and seek clarification from the Issuer in respect of the relevant instructions.

19.                               CHANGES IN AGENTS

19.1.                     Appointment and Termination: Subject to Clause 19.3, the Issuer may at any time without giving any reason appoint additional Paying, Transfer and Exchange Agents and/or terminate the appointment of any Agent by giving to the Fiscal Agent and that Agent at least 60 days’ notice to that effect, which notice shall expire at least 30 days before or after any due date for payment of any Notes.

19.2.                     Resignation: Any Agent may resign its appointment at any time by giving the Issuer and the Fiscal Agent at least 60 days’ notice to that effect, which notice shall expire at least 30 days before or after any due date for payment of any Notes or interest. Notwithstanding the above, the Issuer agrees with each Agent that if, by the day falling 10 days before the expiry of any notice referred to above, the Issuer has not appointed a replacement Agent, then the relevant Agent shall be entitled, on behalf of the Issuer, to appoint in its place any reputable independent international financial institution of good standing.

19.3.                     Condition to Resignation and Termination: No resignation or (subject to Clause 19.5) termination of the appointment of the Fiscal Agent shall, however, take effect until a new Fiscal Agent (which shall be a bank or trust company) has been appointed and no resignation or termination of the appointment of a Paying, Transfer and Exchange Agent shall take effect if there would not then be Paying, Transfer and Exchange Agents as required by the Conditions. Immediately following such appointment, the Issuer shall give notice of such appointment to the Fiscal Agent, the Commissioner, the Registrar, the remaining Agents and the Noteholders whereupon the Issuer, the Fiscal Agent, the Commissioner, the Registrar and the remaining Agents and the replacement Agent shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement.

19.4.                     Change of Office: If an Agent changes the address of its specified office in a city it shall give the Issuer and the Fiscal Agent at least 60 days’ notice of the change, giving the new address and the date on which the change is to take effect.

19.5.                     Automatic Termination: The appointment of the Fiscal Agent shall forthwith terminate if the Fiscal Agent becomes incapable of acting, is adjudged bankrupt or insolvent, files a voluntary petition in bankruptcy, makes an assignment for the benefit of its creditors, consents to the appointment of a receiver, administrator or other similar official of all or a substantial part of its property or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if a resolution is passed or an order made for the winding-up or dissolution of the Fiscal Agent, a receiver, administrator or other similar official of the Fiscal Agent or all or a substantial part of its property is appointed, a court order is entered approving a petition filed by or against it under applicable bankruptcy or insolvency law, or a public officer takes charge or control of the Fiscal Agent or its property or affairs for the purpose of rehabilitation, conservation or liquidation.

19.6.                     Delivery of records: If the Fiscal Agent resigns or its appointment is terminated, it shall on the date on which the resignation or termination takes effect pay to the new Fiscal Agent any amount held by it for payment in respect of the Notes and deliver to the new Fiscal Agent the records kept by it and all Notes held by it pursuant to this Agreement.

19.7.                     Successor Corporations: A corporation into which an Agent is merged or converted or with which it is consolidated or which results from a merger, conversion or consolidation to which it is a party shall, to the extent permitted by applicable law, be the successor Agent under this Agreement without further formality. The Agent concerned shall as soon as reasonably practicable notify such an event to the other parties to this Agreement.

19.8.                     Delivery of Records: If the Fiscal Agent or Registrar resigns or its appointment is terminated, it shall on the date the resignation or termination takes effect pay to the new Registrar any amount held by it for payment of the Notes (in the case of the resignation or termination of the Registrar) and deliver to the new Fiscal Agent or Registrar (as the case may be) the records kept by it and all (if any) Notes held by it in its capacity as an Agent pursuant to this Agreement.

19.9.                     Notices: The Issuer shall give the Commissioner and Noteholders at least 30 days’ notice of any proposed appointment, termination, resignation, change or succession under Clauses 19.1 to 19.5 and Clause 19.7 of which it is aware as soon as practicable.

20.                               COMMISSIONS, FEES AND EXPENSES

20.1.                     Fees: The Issuer will pay to the Fiscal Agent, the Registrar and the Commissioner the commissions, fees and expenses in respect of the Agents’ or Commissioner’s (as the case may be) services as separately agreed with the Fiscal Agent, the Registrar or the Commissioner respectively and the Issuer need not concern itself with their apportionment between the Agents together with any applicable value added tax, which shall be payable in addition on presentation of an appropriate value added tax invoice.

20.2.                     Costs: The Issuer will also pay on demand all out-of-pocket expenses (including legal expenses and all advertising and postage expenses) properly incurred by the Agents and the Commissioner in connection with their services together with any applicable value added tax.

20.3.                     Taxes: All payments by the Issuer under this Clause 20 shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by the Kingdom of Spain or any political subdivision or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In the event any such withholding or deduction is required to be made, the Issuer shall pay such additional amounts as will result in the receipt by the Agent and/or the Commissioner of the amounts which would otherwise have been receivable by them had no such withholding or deduction been required except that no such additional amounts shall be payable by the Issuer where: (i) the Agent or the Commissioner, as the case may be, has not presented the relevant certificate of tax residence or relevant documentation issued by the tax authorities of its country of residence evidencing the Agent or the Commissioner, as the case may be, as resident for tax purposes in a country which has entered into a Tax Treaty with Spain and valid at the time any payment is due or made, (ii) the Agent or the Commissioner, as the case may be, are acting, for the purposes of this Agreement, through a permanent establishment in a Spanish territory or (iii) the Agent or the Commissioner, as the case may be, operate, for the purposes of this Agreement, through a tax haven jurisdiction (as defined in Royal Decree 1080/1991, or 5 July 1991, as amended).

20.4.                     Obligations to survive: Any outstanding obligations of the Issuer to the Agents and the Commissioner and the Registrar under this Clause 20 shall survive the termination of this Agreement and the Conditions and the resignation or removal of any of the Agents or the Registrar or the Commissioner.

21.                               COMMUNICATIONS

21.1.                     Notices: Any communication shall be in the English language and shall be by letter, fax or electronic communication:

in the case of the Issuer, to it at:

Abengoa, S.A.
Paseo de la Castellana, 43
28010 Madrid
Spain

Fax no.: +34 91 752 33 50
Attention: Ignacio Garcia Alvear

in the case of the Fiscal Agent and any of the paying, transfer and exchange agents, to the care of:

Citibank, N.A.
Citigroup Centre
Canada Square
London E14 5LB
United Kingdom

Fax no.: +353 1 622 2210

Attention: Agency and Trust

in the case of the Registrar, to it at:

Citigroup Global Markets Deutschland AG
Germany Agency and Trust Department
Reuterweg 18
60323 Frankfurt
Germany

Fax no: +49 69 2222 9586
Attention: Agency and Trust

and, in the case of the Commissioner, to it at:

BONDHOLDERS, S.L.
Avenida Francia 17, A, 1,
46023 Valencia
Spain

Fax no.: +34 960 961 879
Email: comisario@bondholders.com
Attention: Comisario Services

or any other address of which written notice has been given to the parties in accordance with this sub-Clause. Such communications will take effect, in the case of a letter, when delivered, in the case of fax, when the relevant delivery receipt is received by the sender or, in the case of an electronic communication, when the relevant receipt of such communication being read is given, or where no read receipt is requested by the sender, at the time of sending, provided that no delivery failure notification is received by the sender within 24 hours of sending such communication; provided that any communication which is received (or deemed to take effect in accordance with the foregoing) outside business hours or on a non-Business Day in the place of receipt shall be deemed to take effect at the opening of business on the next following Business Day in such place. Any communication delivered to any party under this Agreement which is to be sent by fax or electronic communication will be written legal evidence. Any obligation which the Issuer (and the Agents acting on its behalf) may have to publish a notice to Noteholders shall have been satisfied upon delivery of the notice to the relevant clearing system.

21.2.                     Notices through Fiscal Agent: All communications relating to this Agreement between the Issuer and any of the Agents or between the Agents themselves shall be made (except where otherwise expressly provided) through the Fiscal Agent. Notices shall be delivered in English or, where the original notice is in a language other than English, in the original language together with a certified translation of such notice into English.

22.                               ENTIRE AGREEMENT

22.1.                     This Agreement contains the whole agreement between the parties relating to the subject matter of this Agreement at the date of this Agreement to the exclusion of any terms implied by law which may be excluded by contract and supersedes any previous written or oral agreement between the parties in relation to the matters dealt with in this Agreement.

22.2.                     In Clause 22.1, “this Agreement” includes Schedule 1 hereto.

23.                               GOVERNING LAW AND SUBMISSION

23.1.                     Governing Law: This Agreement, and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with English law except for the provisions of Schedule 4 Part A which are governed by and construed in accordance with Spanish law.

23.2.                     Jurisdiction: The courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and accordingly any legal action or proceedings arising out of or in connection with this Agreement (“Proceedings”) may be brought in such courts. Each of the Issuer and the Agents irrevocably submits to the jurisdiction of such courts and waives any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This Clause is for the benefit of the Agents and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

23.3.                     Service of Process: The Issuer irrevocably appoints Inabensa Limited of Avanta Hammersmith, 1 Lyric Square, London W6 0NB as its authorised agent for service of process in England. If for any reason such agent shall cease to be such agent for the service of process, the Issuer shall forthwith appoint a new agent for service of process in England and deliver to the Fiscal Agent a copy of the new agent’s acceptance of that appointment within 30 days. Nothing shall affect the right to serve process in any other manner permitted by law.

Schedule 1
Terms and Conditions of the Notes

TERMS AND CONDITIONS OF THE NOTES

The issue of the U.S.$279,000,000 5.125 per cent. Exchangeable Notes due 2017 (the “Notes”) of Abengoa, S.A. (the “Issuer”) was authorised by a resolution of the general shareholders meeting held on 6 April 2014 and of the Board of Directors of the Issuer passed on 9 February 2015 and of the President of the Board of Directors of the Issuer passed on 26 February 2015. The Issuer has entered into a fiscal agency agreement (the “Agency Agreement”) with Citibank, N.A., as registrar and as principal paying, transfer and exchange agent and Bondholders, S.L. as commissioner of the Syndicate of Noteholders. The registrar and the principal paying, transfer and exchange agent and the other paying, transfer and exchange agents for the time being are referred to below, respectively, as the “Registrar”, the “Principal Paying, Transfer and Exchange Agent” and the “Paying, Transfer and Exchange Agents” (which expression shall include the Principal Paying, Transfer and Exchange Agent). The statements in these terms and conditions of the Notes (the “Conditions”) include summaries of, and are subject to, the detailed provisions of the Agency Agreement, which includes the forms of the Notes. The Issuer has also entered into a Calculation Agency Agreement relating to the Notes dated 5 March 2015 (the “Calculation Agency Agreement”) with Conv-Ex Advisors Limited (the “Calculation Agent” which expression shall include any successor as calculation agent appointed by the Issuer, at its expense, from time to time) whereby the Calculation Agent has been appointed to make certain calculations in relation to the Notes. In connection with the offering of the Notes, Abengoa Yield has agreed with the Issuer to enter into a registration rights agreement with the initial purchasers of the Notes, to be dated as 5 March 2015 (the “Registration Rights Agreement”).

Copies of the Agency Agreement, the Calculation Agency Agreement, the Registration Rights Agreement and these terms and conditions (the “Conditions”) are available during normal business hours at the specified office of each of the Paying, Transfer and Exchange Agents and the Registrar. The Noteholders are deemed to have notice of all the provisions of the Agency Agreement, the Calculation Agency Agreement, the Registration Rights Agreement and these Conditions which are applicable to them.

The Issuer, as required by Spanish law, has executed an escritura pública (the “Public Deed”) before a Spanish notary public in relation to the issue of the Notes and has registered the Public Deed with Seville’s Mercantile Registry. The Public Deed contains, among other information, these Conditions.

Capitalised terms used but not defined in these Conditions shall have the meanings attributed to them in the Agency Agreement unless the context otherwise requires or unless otherwise stated.

1                     Form, Denomination, Status and Title

(a)                       Form and Denomination

The Notes are in registered form in the principal amount of U.S.$200,000 each and integral multiples thereof (the “authorised denomination”).

The Notes are represented by two or more global certificates, each of which shall represent either Notes sold in the United States to qualified institutional buyers as defined in, and in reliance on, Rule 144A under the Securities Act (as defined below) (each such global certificate, a “Rule 144A Global Note”) or Notes sold to persons outside the United States in reliance on Regulation S under the Securities Act (each such global certificate, a “Regulation S Global Note” and, together with the Rule 144A Global Notes, the “Global Notes”).

(b)                       Status

The Notes constitute direct, unconditional, unsubordinated and (subject to Condition 2) unsecured obligations of the Issuer ranking pari passu and rateably, without any preference among themselves, and equally with all other existing and future unsecured and unsubordinated indebtedness of the Issuer but, in the event of insolvency, save for such obligations that may be preferred by provisions of law that are mandatory and of general application.

(c)                        Title

Title to the Notes passes by transfer and registration as described in Condition 3. The holder (as defined below) of any Note will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it, or theft or loss of it or that of the related certificate, as applicable) or anything written on it or the certificate representing it (other than a duly executed transfer thereof) and no person will be liable for so treating the holder.

2                     Negative Pledge

So long as any of the Notes remains outstanding (as defined in the Agency Agreement), the Issuer will not create or permit to subsist, and will ensure that none of its Material Subsidiaries will create or permit to subsist, any mortgage, charge, lien, pledge or other form of encumbrance or security interest (each a “Security Interest”) upon the whole or any part of its present or future property or assets (including any uncalled capital) to secure any Relevant Indebtedness or any guarantee of or indemnity in respect of any Relevant Indebtedness unless in any such case, before or at the same time as the creation of the Security Interest, any and all action necessary shall have been taken to ensure that:

(i)                 all amounts payable by the Issuer under the Notes are secured equally and rateably with the Relevant Indebtedness or guarantee or indemnity, as the case may be; or

(ii)              such other Security Interest or guarantee or other arrangement (whether or not including the giving of a Security Interest) is provided in respect of all amounts payable by the Issuer under the Notes as shall be approved by a resolution of the Syndicate of Noteholders, provided that any Subsidiary acquired after the Closing Date may have an outstanding Security Interest with respect to Relevant Indebtedness (or any guarantee or indemnity in respect of such Relevant Indebtedness) of such Subsidiary so long as:

(i)                 such Security Interest was outstanding on the date on which such Subsidiary became a subsidiary and was not created in contemplation of such Subsidiary becoming a Subsidiary or such Security Interest was created in substitution for or to replace either such outstanding Security Interest or any such substituted or replacement Security Interest; and

(ii)              the nominal amount of the Relevant Indebtedness (or any guarantee or indemnity in respect of such Relevant Indebtedness) is not increased after the date that such Subsidiary became a Subsidiary.

3                     Registration and Transfer of Notes

(a)                       Registration

The Issuer will cause a register (the “Register”) to be kept at the specified office of the Registrar outside the United Kingdom on which will be entered the names and addresses of the holders of the Notes and the particulars of the Notes held by them and of all transfers, redemptions and exchanges of Notes.

(b)                       Transfer

A holding of Notes may, subject to the terms of the Agency Agreement and to Conditions 3(c) and 3(d), be transferred in an authorised denomination by lodging the relevant certificate (with the form of application for transfer in respect thereof duly executed and duly stamped where applicable) at the specified office of the Registrar or any Paying, Transfer and Exchange Agent.

No transfer of a Note will be valid unless and until entered on the Register. A Note may be registered only in the name of, and transferred only to, a named person (or persons, not exceeding four in number).

The Registrar will within seven business days, in the place of the specified office of the Registrar, of any duly made application for the transfer of a Note, register the relevant transfer and deliver a new certificate to the transferee (and, in the case of a transfer of part only of a holding of Notes, deliver a certificate for the untransferred balance to the transferor) at the specified office of the Registrar or (at the risk and, if mailed at the request of the transferee or, as the case may be, the transferor otherwise than by ordinary mail, at the expense of the transferee or, as the case may be, the transferor) mail the certificate by uninsured mail to such address as the transferee or, as the case may be, the transferor may request.

(c)                        Exchange of Notes Represented by the Rule 144A Global Note for Notes Represented by the Regulation S Global Note

Subject to the terms of the Agency Agreement, the Notes represented by the Rule 144A Global Note may be exchanged for Notes represented by the Regulation S Global Note and vice versa. Such exchanges shall be recorded on the Register and shall be effected by an increase or a reduction in the aggregate amount of Notes represented by the Rule 144A Global Note by the aggregate principal amount of Notes so exchanged and a corresponding reduction or increase in the aggregate amount of Notes represented by the Regulation S Global Note.

(d)                      Closed Periods

Neither the Issuer nor the Registrar will be required to register the transfer of any holding of Notes (or part thereof) (i) during the period of 15 (fifteen) days ending on and including the day immediately prior to the Final Maturity Date or any earlier date fixed for redemption of the Notes pursuant to Condition 10(b); (ii) in respect of which an Exchange Notice has been delivered in accordance with Condition 6(b); (iii) in respect of which the holder has exercised its right to require redemption pursuant to Condition 10(c); or (iv) during the period of 15 (fifteen) days ending on (and including) any Record Date in respect of any payment of interest on the Notes.

4                     Definitions

For the purpose of these Conditions, the following words and phrases shall have the following meanings:

“Abengoa Yield” means Abengoa Yield plc;

“Abengoa Yield Shares” means fully paid ordinary shares, having as at the Closing Date a par value of $0.10 each, in the capital of Abengoa Yield and all other (if any) shares or stock resulting from any subdivision, consolidation or reclassification of those shares which, as between themselves, have no preference in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation or winding-up of Abengoa Yield;

“Additional Exchange Property” has the meaning set out in Condition 6(b)(ii);

“Authorised Officers” has the meaning provided in the Agency Agreement;

“business day” means, in relation to any place, a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments generally in such place;

“Business Day” means a business day in London and New York City;

“Cash Alternative Amount” has the meaning set out in Condition 6(c);

“Cash Alternative Settlement” has the meaning set out in Condition 6(c);

“Cash Settlement Amount” has the meaning set out in Condition 10(g);

a “Change of Control” shall occur if one or more individuals or legal entities, acting individually or in concert, controls or acquires control of the Issuer; and for the purposes of these Conditions “control” shall mean (i) the acquisition or control of more than 50 per cent. of the voting rights or (ii) the right to appoint and/or remove all or the majority of the members of the board of directors or other governing body, whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of voting rights, contract or otherwise and “controlled” shall be construed accordingly. For the avoidance of doubt, any agreement or action by Inversión Corporativa, I.C., S.A. (‘IC”) and/or any person or persons acting in concert with IC that does not give rise to a mandatory Takeover Bid under Spanish law shall not be, or be deemed to be, a Change of Control;

“Class A Shares” means fully paid Class A shares in the capital of the Issuer currently with a par value of euro 1.00 each;

“Class B Shares” means fully paid Class B shares in the capital of the Issuer currently with a par value of euro 0.01 each;

“Closing Date” means 5 March 2015;

“Delisting Event” shall occur at any time if (for so long as the Exchange Property comprises Abengoa Yield Shares):

(a)                       the Abengoa Yield Shares are not listed and admitted to trading on the NASDAQ Global Select Market or an EEA Regulated Market; or

(b)                       trading of the Abengoa Yield Shares on the NASDAQ Global Select Market or, if the Abengoa Yield Shares are not listed and admitted to trading on the NASDAQ Global Select Market, but are listed and admitted to trading on an EEA Regulated Market, trading of the Abengoa Yield Shares on such EEA Regulated Market, is suspended for a period of 15 consecutive Trading Days or for more than 20 Trading Days in any period of 30 consecutive Trading Days, provided that trading of the Abengoa Yield Shares on the NASDAQ Global Select Market or, as the case may be, such EEA Regulated Market, is not considered to have been suspended on any Trading Day on which a general suspension of trading on the NASDAQ Global Select Market or, as the case may be, such EEA Regulated Market, has occurred;

“Dividend” means any dividend or distribution to holders of Relevant Securities, whether of cash, assets or other property, and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to shareholders upon or in connection with a reduction of capital (and for these purposes a distribution of assets includes, without limitation, an issue of shares or other securities credited as fully or partly paid up) provided that:

(a)                       where a Dividend in cash is announced which may at the election of a holder or holders of Relevant Securities be, satisfied by the issue or delivery of Relevant Securities or other property or assets, or where an issue of Relevant Securities by way of a capitalisation of profits or reserves is announced which may at the election of a holder or holders of Relevant Securities be, satisfied by the payment of cash, then the Dividend or capitalisation in question shall be treated as a Dividend in cash of an amount equal to (i) the Fair Market Value of such cash amount or (ii) the Fair Market Value of such Relevant Securities or other property or assets, in any such case as at the Effective Date in respect of the relevant Dividend or capitalisation (or, if later, the date on which the number of Relevant Securities (or amount of other property or assets, as the case may be) is determined), the Issuer being entitled to make such election as it may determine in its sole discretion in respect of any such Dividend or capitalisation by giving notice to the Calculation Agent and the Noteholders by not later than the last day on which a holder of the Relevant Securities would be required or entitled to make the relevant election, and failing such notice, the Dividend or capitalisation shall be treated as a Dividend in cash of whichever is the greater of (i) and (ii);

(b)                       any issue of Relevant Securities falling within Condition 7(b)(i) or 7(b)(iii)(A) shall be disregarded;

(c)                        any offer by a Relevant Company of Relevant Securities or other securities or options, warrants or rights to subscribe or purchase further Relevant Securities (or any of them) or other securities falling within Condition 7(b)(ii) shall be disregarded;

(d)                       a repurchase or redemption of Equity Shares by or on behalf of a Relevant Company shall be disregarded; and

(e)                        where a Dividend is paid to holders of any Equity Shares pursuant to any plan implemented by the Relevant Company for the purpose of enabling holders of the Equity Shares to elect, or which may require such holders, to receive Dividends in respect of such Equity Shares held by them from a person other than, or in addition to, the Relevant Company, such Dividend shall for the purposes of these Conditions be treated as a Dividend paid to holders of the Equity Shares by the Relevant Company, and the foregoing provisions of this definition and the provisions of these Conditions shall be construed accordingly;

and any such determination shall be made by the Calculation Agent on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit;

“DTC” means Depository Trust Company;

“EBITDA” means:

(i)             in relation to the Issuer for any relevant period, the consolidated net operating profit (loss) (resultado de explotación), after adding back research and development costs and depreciation and amortisation expense of the Issuer and its Subsidiaries; and

(ii)          in relation to any Subsidiary of the Issuer for any relevant period, the consolidated net operating profit (loss) (resultado de explotación), after adding back research and development costs and depreciation and amortisation expense of such Subsidiary (consolidated in the case of a subsidiary that prepares consolidated accounts), in each case as derived from the relevant accounts or financial statements of the relevant entity in respect of such period;

“EEA Regulated Market” means a market as defined by Article 4.1(14) of Directive 2004/39 EC of the European Parliament and of the Council on Markets in Financial Instruments;

“Effective Date” means the first date on which the Abengoa Yield Shares or, as the case may be, the relevant Equity Share Capital are traded ex- the relevant Dividend or capitalisation on the Relevant Exchange (or, if not listed, quoted or dealt in on any stock exchange or securities market, the date for establishing entitlement in respect of the relevant Dividends or capitalisation);

“Equity Share Capital” means, in relation to any entity, its issued share capital (or equivalent) excluding any part of that capital (or equivalent) which, neither in respect of dividends nor in respect of capital, carries any right to participate beyond a specific amount in a distribution, and “Equity Share” shall be construed accordingly;

“Equivalent Amount” has the meaning set out in Condition 6(b)(iii)(A);

“euro” means the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty establishing the European Community, as amended.

“Exchange Date” has the meaning set out in Condition 6(b)(i);

“Exchange Expenses” has the meaning set out in Condition 6(b)(i);

“Exchange Notice” has the meaning set out in Condition 6(b)(i);

“Exchange Period” has the meaning set out in Condition 6(a)(iv);

“Exchange Property” has the meaning set out in Condition 7(a);

“Exchange Property Event” means, at any time, the Issuer ceasing to own or be entitled to, in each case, directly or indirectly, sufficient Exchange Property to satisfy the Exchange Rights in full;

“Exchange Right” has the meaning set out in Condition 6(a)(i);

“Fair Market Value” means on any date (i) in the case of a Dividend in cash paid or to be paid per Abengoa Yield Share or other Equity Share, the amount of such Dividend in cash per Abengoa Yield Share or other Equity Share (determined by the Calculation Agent on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit); (ii) in the case of any other cash amount, the amount of such cash; (iii) in the case of shares, options, warrants or other securities or rights or assets which are publicly traded on a market of adequate liquidity (as determined by the Calculation Agent) the arithmetic mean of the daily Volume Weighted Average Price of such shares, options, warrants or other securities or rights or assets during the period of five Trading Days on the market commencing on such date (or, if later, on the first such Trading Day such shares, options, warrants or other securities or rights or assets are publicly traded) or such shorter period as such shares, options, warrants or other securities or rights or assets are publicly traded, as determined by the Calculation Agent; (iv) in the case of shares, options, warrants or other securities or rights or assets which are not publicly traded on a stock exchange or securities market of adequate liquidity (as aforesaid) an amount determined by an Independent Financial Adviser on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including the market price per share, the dividend yield of a share, volatility, prevailing interest rates and the terms of such shares, options, warrants or other securities or rights or assets, in each case translated by the Calculation Agent into the currency in which the Abengoa Yield Shares (where such determination relates to the Abengoa Yield Shares) or such other Equity Shares (where such determination relates to such other Equity Shares) are traded on the Relevant Exchange (if expressed in a currency other than such currency) at the Screen Rate on such date (or, in the case of (ii), at the average of the Screen Rate for each Trading Day in the relevant period);

“Final Maturity Date” means 5 March 2017;

“Free Float” means all issued and outstanding Abengoa Yield Shares, less the aggregate number of Abengoa Yield Shares held or controlled by any person or persons associated with such person or acting in concert with such person and holding more than 5 per cent. of the issued and outstanding Abengoa Yield Shares and less the aggregate number of Abengoa Yield Shares held by or controlled by Abengoa Yield or any Subsidiary of Abengoa Yield, provided that all Abengoa Yield Shares held by any pension fund, social security fund, mutual fund, collective investment scheme or investment trust or similar entity shall be treated as part of the Free Float;

“Free Float Event” shall occur if for any period of at least 30 consecutive Trading Days the number of Abengoa Yield Shares comprising the Free Float is equal to or less than 30 per cent. of the total number of issued and outstanding Abengoa Yield Shares;

“IFRS-IASB” means the International Financial Reporting Standards (IFRS) issued by the International Accounting Standards Board (IASB);

“Independent Financial Adviser” means an independent financial institution of international repute or financial adviser with appropriate expertise, which may be the Calculation Agent, appointed as soon as practicable and, in any event, in time to enable the proper (without limitation) operation of the relevant provisions of these Conditions by and at the expense of the Issuer;

“Interest Payment Date” has the meaning set out in Condition 5(a);

“Interest Period” has the meaning set out in Condition 5(a);

“Make-whole Amount” means, with respect to any Note, on any date, an amount per Note calculated by the Calculation Agent and equal to the net present value of the aggregate of all future scheduled payments of interest on such Note from such date to the Final Maturity Date, computed using a discount rate equal to the Treasury Rate at such date plus a margin of 150 basis points;

“Material Subsidiary” means, at any relevant time, a Subsidiary of the Issuer (not being a Non-Recourse Subsidiary):

(a)                       whose total assets or EBITDA (or, where the Subsidiary in question prepares consolidated accounts, whose total consolidated assets or EBITDA) at any relevant time represent no less than 5 per cent. of the total consolidated assets or EBITDA, respectively, of the Issuer and its Subsidiaries, as calculated by reference to the then latest consolidated audited accounts or consolidated six-monthly reports of the Issuer and the latest accounts or six-monthly reports of each relevant Subsidiary (consolidated or, as the case may be, unconsolidated) prepared in accordance with IFRS-IASB, provided that (i) if the then latest consolidated audited accounts or consolidated six-monthly reports of the Issuer show EBITDA as a negative number for the relevant financial period then there shall be substituted for the words “EBITDA” the words “net turnover” or its equivalent for the purposes of this definition and (ii) in the case of a Subsidiary acquired after the end of the financial period to which the then latest consolidated audited accounts or consolidated six-monthly reports of the Issuer relate, then for the purpose of applying each of the foregoing tests, the reference to the Issuer’s latest consolidated audited accounts or consolidated six-monthly reports shall be deemed to be a reference to such accounts or reports as if such Subsidiary had been shown therein by reference to its then latest relevant financial statements, adjusted as deemed appropriate by the auditors of the Issuer for the time being after consultation with the Issuer; or

(b)                       to which is transferred all or substantially all of the assets and undertaking of a Subsidiary which, immediately prior to such transfer, is a Material Subsidiary;

“Non-Recourse Financing” means any indebtedness which is, or is expected to be, recorded as “non-recourse financing” in the Issuer’s annual consolidated financial statements prepared in accordance with IFRS- IASB;

“Non-Recourse Subsidiary” means any present or future Subsidiary of the Issuer, the principal business of which involves the ownership, acquisition, construction, creation, development, maintenance and/or operation of an asset (whether or not an asset of the Issuer or any of its Subsidiaries), or any associated rehabilitation works which have been or are intended to be primarily financed with Non-Recourse Financing;

“Noteholder” and “holder” mean the person in whose name a Note is registered in the Register (as defined in Condition 3(a));

“Noteholder Share Redemption Notice” has the meaning set out in Condition 10(g);

“Offer” has the meaning set out in Condition 8(g);

“Offer Consideration” has the meaning set out in Condition 8(b);

“Offer Consideration Date” has the meaning set out in Condition 8(g);

“Optional Redemption Date” has the meaning set out in Condition 10(b);

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organisation or government or any agency or political subdivision thereof;

“Predominant Exchange Security” means, if at any time there is more than one type or series of Relevant Securities in the Exchange Property, such type or series of Relevant Securities which in the determination of an Independent Financial Adviser represents the largest proportion or weighting by value in the Exchange Property at such time;

“pro rata share” means, for each Note at any time, a fraction of the Exchange Property the numerator of which shall be the principal amount of such Note and the denominator of which shall be the aggregate principal amount of all the Notes (including the Note to which the pro rata share relates) which are outstanding at such time (excluding for this purpose the principal amount of any Notes in respect of which Exchange Rights have been exercised by a Noteholder but the Exchange Property or the relevant Cash Alternative Amount, as the case may be, has not yet been delivered or paid and excluding from the Exchange Property the relevant fraction of the Exchange Property in relation to such Notes);

“Put Date” has the meaning set out in Condition 10(c);

“Put Event” means the occurrence of any of the following:

(a)                       a Change of Control occurs in respect of the Issuer;

(b)                       a Free Float Event;

(c)                        a Delisting Event; or

(d)                       an Exchange Property Event;

“Put Exercise Notice” has the meaning set out in Condition 10(c);

“Put Event Notice” has the meaning set out in Condition 10(c);

“Put Event Period” means, in respect of a Put Event, the period commencing on the occurrence of such Put Event and ending 60 days following the Put Event or, if later, 60 days following the date on which a Put Event Notice is given to Noteholders as required by Condition 10(c);

“QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act;

“Realisation Proceeds” means the proceeds of sale (after the deduction of costs and expenses of such sale) of the relevant Exchange Property (in the case of Condition 6(b)(ii)), the Relevant Exchange Property (in the case of Condition 10(g)) or the relevant dividends or other income or distributions or rights (in the case of Condition 6(b)(iii)(B)) carried out by an independent broker or investment bank selected by the Issuer, on an arm’s length basis (converted, if necessary by the Calculation Agent into U.S. dollars at the Screen Rate on the date of receipt of such proceeds);

“Record Date” has the meaning set out in Condition 11(c);

“Register” has the meaning set out in Condition 3(a);

“Registered Securities” has the meaning set out in Condition 6(b)(ii);

“Registration Date” means in respect of any Registered Securities comprised in the Exchange Property to be delivered to a Noteholder upon exercise of Exchange Rights or pursuant to the exercise of the Share Redemption Option, the date on which the relevant Noteholder is registered as the holder of such Registered Securities;

“Regulation S” means Regulation S under the Securities Act;

“Relevant Company” means Abengoa Yield, and any corporation or company derived from or resulting or surviving from the merger, consolidation, amalgamation, reconstruction or acquisition of

Abengoa Yield with, into or by such other corporation or company, and any other entity, all or part of the share capital of which is, or all or some of the securities of which are, at the relevant time included in the Exchange Property;

“Relevant Date” means, in respect of any Note, whichever is the later of:

(a)                       the date on which payment in respect of it first becomes due; and

(b)                       if any payment is improperly withheld or refused the date on which payment in full of the amount outstanding is made or (if earlier) the date on which notice is duly given by or on behalf of the Issuer to the Noteholders in accordance with Condition 16 that, upon further presentation of the relevant Note, where required pursuant to these Conditions, being made, such payment will be made, provided that such payment is in fact made as provided in these Conditions;

“Relevant Event” has the meaning set out in Condition 7(b)(iii);

“Relevant Exchange” means:

(i)                           in the case of the Abengoa Yield Shares, NASDAQ Global Select Market or, if the Abengoa Yield Shares are no longer admitted to trading on the NASDAQ Global Select Market, the principal stock exchange or securities market on which the Abengoa Yield Shares are then listed, admitted to trading or quoted or dealt in; or

(ii)                        in the case of any other Equity Shares or Relevant Securities, the principal stock exchange or securities market on which such Equity Shares or Relevant Securities are then listed, admitted to trading or quoted or dealt in;

“Relevant Exchange Property” has the meaning set out in Condition 10(g);

“Relevant Indebtedness” means any present or future indebtedness (whether being principal, interest or other amounts) in the form of or evidenced by notes, bonds, debentures or other similar debt instruments, whether issued for cash or in whole or in part for a consideration other than cash, and which are for the time being, or are capable of being, quoted, listed or ordinarily dealt in or traded on any recognised stock exchange, over-the-counter or other securities market, but shall not include any Non-Recourse Financing;

“Relevant Note” has the meaning set out in Condition 5(c);

“Relevant Percentage” has the meaning set out in Condition 10(g);

“Relevant Securities” means any securities which at the relevant time are included in the Exchange Property;

“Rights Issue” has the meaning set out in Condition 7(b)(ii);

“Screen Rate” means, on any day, and, in respect of the conversion of one currency into another currency, the rate of exchange between such currencies appearing on or derived from the relevant Bloomberg page as at 12 noon (Madrid time) on that day, or, if that page is not available or that rate of exchange does not appear on that page at that time on that day, the rate of exchange between such currencies appearing on or derived from the relevant Bloomberg page as at 12 noon (Madrid time) on the immediately preceding day on which such rate can be so determined, all as determined by the Calculation Agent, or, if such rate cannot be so determined by reference to the relevant page, the rate determined in such other manner an Independent Adviser shall reasonably determine;

“securities” means shares or other securities (including without limitation any options, warrants, convertible bonds, evidence of indebtedness or rights to subscribe or purchase shares or other securities);

“Securities Act” means the U.S. Securities Act of 1933, as amended;

“Settlement Date” means (i) in the case of the exercise of Exchange Rights (other than where Cash Alternative Settlement applies) the date falling seven Trading Days after the relevant Exchange Date and (ii) in the case of a delivery of Exchange Property upon redemption following exercise of the Share Redemption Option, the relevant due date for redemption of the relevant Notes;

“Share Redemption Option” has the meaning set out in Condition 10(g);

“Share Redemption Option Annulment” has the meaning set out in Condition 10(g);

“Share Redemption Option Notice” has the meaning set out in Condition 10(g);

“Sub-division, Consolidation or Redenomination” has the meaning set out in Condition 7(b)(i);

“Subsidiary” of any person means (i) a company more than 50 per cent. of the Voting Rights of which is owned or controlled, directly or indirectly, by such person or by one or more other Subsidiaries of such person or by such person and one or more Subsidiaries thereof or (ii) any other person in which such person, or one or more other Subsidiaries of such person or such person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof;

“Syndicate of Noteholders” has the meaning provided in Condition 15.

“Takeover Bid” means any offer by one or more persons to acquire all of the issued and outstanding Class A Shares and Class B Shares;

“Trading Day” means in respect of Abengoa Yield Shares or any Relevant Security or other shares or options, warrants or other rights, a day on which the Relevant Exchange is open for business, other than, in any such case, a day on which the Relevant Exchange is scheduled to or does close prior to its regular closing time, provided that for the purposes of determining the Cash Alternative Calculation Period or any date on which payment of any amount or delivery of any Exchange Property is to be made, “Trading Day” will be the Trading Day applicable to the Predominant Exchange Security;

“Treasury Rate” means the weekly average yield at the time of computation for United States Treasury securities at constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the relevant conversion date (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then-remaining term to the Final Maturity Date; provided, however, that if the then-remaining term to the Final Maturity Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate will be obtained by linear interpolation between the next longest and next shortest constant maturities.

“U.S.$” and “U.S. dollars” means the lawful currency for the time being of the United States;

the “Value” of any Exchange Property (or portion thereof, including but not limited to, a pro rata share thereof) on any day means the aggregate of:

(i)                          the value of publicly traded securities included in such Exchange Property (or portion thereof as aforesaid), which shall be deemed to be the Volume Weighted Average Price of such securities on such day, provided that if such day is not a day on which the Relevant Exchange is open for business or, if there is no such Volume Weighted Average Price, then the value of such publicly traded securities shall be the Volume Weighted Average Price on the immediately preceding such day, converted (if necessary) into U.S. dollars at the Screen Rate on such day, all as determined by the Calculation Agent;

(ii)                       the value of all other assets (other than cash) and of publicly traded securities for which a value cannot be determined pursuant to (i) above included in such Exchange Property (or portion thereof as aforesaid), which shall be deemed to be the value on such day (converted (if necessary) into U.S.

dollars as aforesaid) as certified by an Independent Financial Adviser and notified to the Calculation Agent; and

(iii)                   the value of cash included in such Exchange Property (or portion thereof as aforesaid) shall be deemed to be the amount thereof (converted (if necessary) by the Calculation Agent into U.S. dollars as aforesaid), provided that (A) if on any day any such publicly traded securities are quoted on the Relevant Exchange cum any dividend or other entitlement, or any assets or publicly traded securities the value of which is to be determined pursuant to (ii) above have the benefit of, or are entitled to, or carry the right to, any dividend or other entitlement, in any such case which a Noteholder would not be entitled to pursuant to these Conditions (including in respect thereof pursuant to Condition 6(b)(ii) or 6(b)(iii) in the absence of a Cash Alternative Settlement) on exercising Exchange Rights on the last day permitted pursuant to these Conditions, then the value of any such assets or publicly traded securities on such day shall be reduced by an amount equal to the gross amount of any such dividend or other cash entitlement, as determined by the Calculation Agent or, as the case may be, the value (as determined by an Independent Financial Adviser) of any entitlement or dividend where that is other than cash and (B) if on any day any such publicly traded securities are quoted or traded on the Relevant Exchange ex any dividend or other entitlement, or any assets or publicly traded securities the value of which is to be determined pursuant to (ii) above do not have the benefit of, or are not entitled to, or do not carry the right to, any dividend or other entitlement, in any such case which a Noteholder would be entitled to pursuant to these Conditions (or in respect of which the relevant Noteholder would have been entitled to receive any amount pursuant to Condition 6(b)(iii) or which would have been taken into account for the purposes of Condition 6(b)(ii) in the absence of a Cash Alternative Settlement) on exercising Exchange Rights on the last day permitted pursuant to these Conditions (disregarding for this purpose any Cash Alternative Settlement), then the value of any such assets or publicly traded securities on such day shall be increased by an amount equal to the gross amount of any such dividend or other cash entitlement, as determined by the Calculation Agent or, as the case may be, the value (as determined by an Independent Financial Adviser) of any entitlement or dividend where that is other than cash less the amount or, as the case may be, value (as determined by the Calculation Agent or, as the case may be, an Independent Adviser) (if any) in respect of any such dividend or entitlement to which the Noteholder is otherwise entitled pursuant to any other provision of these Conditions;

“Valuation Date” has the meaning set out in Condition 10(g);

“Volume Weighted Average Price” means, in respect of any Trading Day:

(i)                           in the case of Abengoa Yield Shares, the volume weighted average price of Abengoa Yield Shares as published by or derived from Bloomberg page ABY US Equity HP (or any successor page) (setting Weighted Average Line, or any other successor setting and using values not adjusted for any event occurring after such Trading Day and, for the avoidance of doubt, all values will be determined with all adjustment settings on the DPDF Page, or any successor or similar setting, switched off) in respect of such Trading Day; and

(ii)                        in the case of any other Relevant Security, shares, options, warrants or other rights, the order book volume weighted average price published by or derived from the relevant Bloomberg page (setting/adjustment as provided above) in respect of such Trading Day or, if not able to be so determined, the volume weighted average price as obtained or derived from the Relevant Exchange on that Trading Day, or, in any such case, such other source as shall be determined to be appropriate by an Independent Adviser on such Trading Day, provided that if on any such Trading Day such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of an Abengoa Yield Share or, as the case may be, any other Relevant Security, share, option, warrant or other right or assets in respect of such Trading Day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding Trading Day on which the same can be so determined, all as calculated by the Calculation Agent (or an Independent Adviser, as the case may be), or, if such price cannot be so calculated as aforesaid, calculated by an Independent Adviser in such manner as it might otherwise determine in good faith to be appropriate; and

“Voting Rights” means the right generally to vote at a general meeting of shareholders of the relevant entity (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency) or to elect the majority of the members of the board of directors or other governing body of the relevant entity.

References to any offer “by way of rights” shall be taken to be references to an offer or grant to all or substantially all holders of the Relevant Securities in question, other than holders to whom, by reason of the laws of any territory or requirements of any recognised regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such offer or grant.

References to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment.

5                     Interest

(a)                       Interest Rate

The Notes bear interest from (and including) the Closing Date at the rate of 5.125 per cent. per annum calculated by reference to the principal amount thereof and payable semi-annually in arrear on 5 March and 5 September in each year (each an “Interest Payment Date”) in equal instalments, commencing on 5 September 2015.

The period beginning on (and including) the Closing Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date is called an “Interest Period”.

(b)                       Accrual of Interest

The amount of interest payable in respect of any period which is shorter than an Interest Period shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

Each Note will cease to bear interest (i) where the Exchange Right shall have been exercised in respect thereof, from, and including, the Interest Payment Date immediately preceding the relevant Exchange Date or, if none, the Closing Date (subject in any such case as provided in Conditions 6(c)) or (ii) where such Note is redeemed or repaid pursuant to Condition 10 or Condition 13, from, and including, the due date for redemption or repayment unless:

(i)                           upon due presentation thereof, payment of the full amount due is improperly withheld or refused; or

(ii)                        the Issuer fails duly to perform its obligations to deliver the relevant Exchange Property; or

(iii)                     if Cash Alternative Settlement applies, the Issuer fails duly to perform its obligations to make payment of the Cash Alternative Amount; or

(iv)                    following any election by the Issuer to exercise the Share Redemption Option, the Issuer fails duly to perform its obligations to deliver the relevant Exchange Property and make payment of the Cash Settlement Amount (if any) and any other accrued interest due in accordance with Condition 10(g),

in which event such Note shall continue to bear interest at the rate specified in Condition 5(a) (both before and after judgment) until whichever is the earlier of (a) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant holder and (b) the day seven days after the Principal Paying, Transfer and Exchange Agent has notified Noteholders of receipt of all sums due in respect of all the Notes up to that seventh day except to the extent that there is any subsequent default in payment to the relevant Noteholder or, as the case may be, until such delivery of the relevant Exchange Property and/or payment of the Cash Alternative Amount (if any) or Cash Settlement Amount (if any) and any other accrued interest due shall have been made in accordance with Condition 10(g).

(c)                        Interest upon Exchange prior to Early Redemption

If:

(i)                          any notice requiring the redemption of any Notes is given pursuant to Condition 10(b) on or after (or within 15 days before) the record date or other due date for the establishment of entitlement in respect of any dividend, distribution or interest payable in respect of the Abengoa Yield Shares (or other Relevant Securities comprising on such date more than one-quarter by Value of the Exchange Property);

(ii)                       such notice specifies a date for redemption falling on or before (or within 14 days after) the Interest Payment Date next following such record date; and

(iii)                    the Exchange Date in respect of any Note which is the subject of any such notice (a “Relevant Note”) falls after such record date or other due date for the establishment of entitlement and on or before the Interest Payment Date next following such record date or other due date for the establishment of entitlement, then interest shall accrue on each Relevant Note from, and including, the preceding Interest Payment Date (or, if the relevant Exchange Date falls on or before the first Interest Payment Date, from, and including, the Closing Date) to, but excluding, the relevant Exchange Date.

Any such interest shall be paid by the Issuer not later than 14 days after the relevant Exchange Date by transfer to a U.S. dollar account with a bank in New York City in accordance with instructions given by the relevant Noteholder in the relevant Exchange Notice.

6                     Exchange Right

(a)                       Exchange Period, Exchange Rights and Cash Alternative Settlement

(i)                          Subject to any Cash Alternative Settlement, each Noteholder shall have the right to have all or any of its Notes redeemed at any time during the Exchange Period referred to below by exchange for a pro rata share of the Exchange Property as at the relevant Exchange Date. Such redemption of a Note in exchange for a pro rata share of the Exchange Property (and/or, as the case may be, for payment of the Cash Alternative Amount) is referred to herein as an “exchange” and the right of a Noteholder to require an exchange is herein referred to as the “Exchange Right”. Upon exercise of Exchange Rights, the Issuer (subject to any Cash Alternative Settlement) shall deliver or procure the delivery of the relevant pro rata share of the Exchange Property as provided in this Condition.

(ii)                       Subject to applicable law and as provided in Condition 6(a)(iii) and save as provided in these Conditions, the Exchange Right relating to any Note may be exercised by the holder thereof, at any time from 1 September 2015 up to (and including) the close of business (at the place where the Note is deposited for exchange) on the date which falls seven Madrid business days prior to the

Final Maturity Date or, if such Note is to be redeemed pursuant to Condition 10(b) prior to the Final Maturity Date, then up to (and including) the close of business (at the place aforesaid) on the date which falls seven Madrid business days prior to the date fixed for redemption thereof, unless there shall be default in making payment in respect of such Note on such date fixed for redemption, in which event the Exchange Right shall extend (the “Extension Period”) up to (and including) the close of business (at the place aforesaid) on the date on which the full amount of such payment has been received by the Principal Paying, Transfer and Exchange Agent and notice thereof has been duly given in accordance with Condition 16 or, if earlier, the Final Maturity Date, provided that, in each case, if such final date for the exercise of Exchange Rights is not a business day at the place aforesaid, then the period for exercise of Exchange Rights by Noteholders shall end on the immediately preceding business day at the place aforesaid.

Exchange Rights may not be exercised in respect of a Note where the holder shall have exercised its right to require redemption pursuant to Condition 10(c) unless there is default by the Issuer in redeeming the relevant Notes. In such circumstances Exchange Rights in respect of such Note shall extend for the Extension Period in the manner mutatis mutandis prescribed in this Condition 6(a)(ii).

(iii)                    In the event that all the Notes are declared to be immediately due and repayable by notice by the Commissioner acting upon a resolution of the Syndicate of Noteholders pursuant to Condition 15, the Issuer shall procure that the notice of such fact shall forthwith be given by or on behalf of the Issuer to the Noteholders in accordance with Condition 16 and each Noteholder shall (whether or not the Exchange Right attaching to its Note is then otherwise exercisable) be entitled, at any time during the period (the “Relevant Period”) commencing on the date on which the Notes become so due and repayable (the “Due Date”) until the date being the last day of the period of two weeks after the Due Date (but not thereafter), to elect (by delivering in accordance with the provisions of this Condition 6 a duly signed and completed Exchange Notice, together with the relevant Note, to the specified office of any Paying, Transfer and Exchange Agent) in lieu of having his Note repaid, to exercise the Exchange Right in respect of such Note as at the Due Date (and references to the Exchange Date shall be construed as being the Due Date), save that no such election may be made in respect of a Note which has been presented for payment on or after the Due Date (provided that payment in full of all amounts then due on the relevant Note is made upon such presentation). Save as provided in this Condition 6, Exchange Rights shall lapse in respect of Notes that have become immediately due and repayable pursuant to Condition 13. Save where a notice of redemption is given by the Issuer in circumstances provided in Condition 5(c) above, Exchange Rights may not be exercised by a Noteholder in circumstances where the relevant Exchange Date would fall during the period commencing on the Record Date in respect of any payment of interest on the Notes and ending on the relevant Interest Payment Date (both days inclusive).

(iv)                   The period during which Noteholders shall be entitled to exercise Exchange Rights pursuant to these Conditions is referred to as the “Exchange Period”.

(v)                      Other than where Cash Alternative Settlement applies, upon a due exercise of Exchange Rights the relevant Noteholder shall be entitled to receive a pro rata share of the Exchange Property calculated as at the relevant Exchange Date.

(vi)                    No fraction of a Relevant Security or any other property comprised in the Exchange Property which is not divisible shall be delivered on exercise of the Exchange Rights and the Issuer shall not be under any obligation to make any payment to Noteholders in respect of any such fraction and any such fraction will be rounded down to the nearest whole multiple of a Relevant Security or unit of any such other property.

(vii)                If more than one Note is to be exchanged by a Noteholder pursuant to any one Exchange Notice, the Exchange Property to be delivered and any sum payable to that Noteholder (including, where applicable, any Cash Alternative Amount) shall be calculated by the Calculation Agent on the basis of the aggregate principal amount of such Notes.

(b)                      Procedure for exercise of Exchange Rights

(i)                          Exchange Rights may be exercised by a Noteholder during the Exchange Period by delivering the relevant Note to the specified office of any Paying, Transfer and Exchange Agent, during its usual business hours, accompanied by a duly completed and signed notice of exchange (an “Exchange Notice”) in the form (for the time being current) obtainable from any Paying, Transfer and Exchange Agent.

Exchange Rights shall be exercised subject in each case to any applicable fiscal or other laws or regulations applicable in the jurisdiction in which the specified office of the Paying, Transfer and Exchange Agent to whom the relevant Exchange Notice is delivered is located.

If such delivery is made after the end of normal business hours or on a day which is not a business day in the place of the specified office of the relevant Paying, Transfer and Exchange Agent, such delivery shall be deemed for all purposes of these Conditions to have been made on the next following such business day.

An Exchange Notice, once delivered, shall be irrevocable.

Any determination as to whether any Exchange Notice has been duly completed and properly delivered shall be made by the relevant Paying, Transfer and Exchange Agent (following consultation with the Issuer) and shall, save in the case of manifest error, be conclusive and binding on the Issuer, the Paying, Transfer and Exchange Agents and the relevant Noteholder.

A Noteholder exercising Exchange Rights will be required to certify in the relevant Exchange Notice (a “U.S. Certification”) that at the time of signing and delivery of this Exchange Notice, it understands that the Relevant Securities and/or any other part of the Exchange Property to be transferred upon redemption of the Notes have not been registered under the Securities Act and that it is either (A) not in the United States and not a U.S. person (as defined in Regulation S) and acquired the Notes in an offshore transaction effected in accordance with Rule 903 or 904 of Regulation S; or (B) a QIB acting on its own behalf or on behalf of another QIB and, in each case, understands that the Relevant Securities may not be resold in the United States unless registered under the Securities Act or except pursuant to an exemption from the registration requirements of the Securities Act. If such U.S. Certification is not provided, the relevant Exchange Notice shall be void.

Exchange Rights may only be exercised in respect of an authorised denomination. Where Exchange Rights are exercised in respect of part only of a holding of Notes, the old certificate shall be cancelled and a new certificate for the balance thereof shall be issued in lieu thereof without charge but upon payment by the holder of any taxes, duties and other governmental charges payable in connection therewith and the Registrar will within seven business days, in the place of the specified office of the Registrar, following the relevant Exchange Date deliver such new certificate to the relevant Noteholder at the specified office of the Registrar or (at the risk and, if mailed at the request of the Noteholder otherwise than by ordinary mail, at the expense of the Noteholder) mail the new certificate by uninsured mail to such address as the Noteholder may request.

The exchange date in respect of a Note (the “Exchange Date”) in respect of which the Exchange Right shall have been exercised by a Noteholder will be the Madrid business day immediately following the date of the delivery of the Exchange Notice and the relevant Note as provided in this Condition 6(b).

The Issuer, will pay any stamp, stamp duty, stamp duty reserve tax, registration, documentary, transfer or other similar taxes or duties (including related interest and penalties) arising in connection with the transfer or delivery of any Exchange Property to or to the order of a Noteholder pursuant to the exercise of any Exchange Rights or, as the case may be, on exercise of a Share Redemption Option (including so far as applicable in connection with the delivery of the Exchange Property, the issue or transfer of Exchange Property to, or the appropriation, of Exchange Property by, a person within section 67 or section 93(2) to 93(3) of Finance Act 1986, the issue and cancellation of any depositary receipts corresponding to Exchange Property, and the transfer of Exchange Property to (or to a nominee of) DTC), which are payable or imposed in the Kingdom of Spain, the United Kingdom or the jurisdiction in which the relevant Exchange Property is situated (and for this purpose any securities in registered form comprising Exchange Property shall be deemed to be situated in the jurisdiction in which the register (or in the case of more than one register, the principal register) on which title to and transfers of such securities are recorded or maintained is located) or imposed or payable by virtue of the place of incorporation, domicile or tax residence of the Issuer of any Relevant Securities comprised in the relevant pro rata share of the Exchange Property, and all other costs, fees and expenses in connection with the transfer or delivery of Exchange Property on exercise of Exchange Rights, including the costs, fees and expenses of any custodian, depositary, agent or other entity facilitating the relevant transfer or delivery (together “Exchange Expenses”).

Subject to the above, a Noteholder exercising Exchange Rights must pay directly to the relevant authorities any other taxes and capital, stamp, issue, registration, documentary, transfer or other duties (including penalties) arising in any jurisdiction not mentioned above on exchange and/or on the transfer, delivery or other disposition of Exchange Property arising on exercise of Exchange Rights or, as the case may be, on exercise of a Share Redemption Option.

Neither the Principal Paying, Transfer and Exchange Agent nor the Calculation Agent shall be responsible for determining whether any Exchange Expenses are payable or the amount thereof and it shall not be responsible or liable for any failure by the Issuer to pay such Exchange Expenses.

If the Issuer shall fail to pay any Exchange Expenses for which it is responsible as provided above, the relevant holder shall be entitled to tender and pay the same and the Issuer as a separate and independent stipulation, covenants to reimburse each such Noteholder in respect of the payment of such Exchange Expenses and any penalties payable in respect thereof.

Without prejudice to the preceding paragraphs each Noteholder must pay all, if any, taxes imposed on it and arising by reference to any disposal or deemed disposal of a Note or interest therein in connection with the exercise of Exchange Rights by it.

(ii)                      Other than where Cash Alternative Settlement applies, the Issuer shall, as soon as practicable, and in any event not later than the Settlement Date:

(1)                       in respect of Abengoa Yield Shares comprising the relevant pro rata share of the Exchange Property, effect delivery of such Abengoa Yield Shares through DTC to the person designated for the purpose in the relevant Exchange Notice;

(2)                       in respect of any Relevant Securities (other than Abengoa Yield Shares) comprising the relevant pro rata share of the Exchange Property, effect delivery of such Relevant Securities through the principal clearing system (if any) in which transfers of such Relevant Securities are at the relevant time cleared and settled to the person designated for the purpose in the relevant Exchange Notice or otherwise procure that such Relevant Securities are transferred into such name as the Noteholder shall direct pursuant to the Exchange Notice and shall procure that forms of transfer and certificates (if certificates for the Relevant Securities are then generally being issued) together with all other documents of title and evidence of ownership and all other documents necessary to transfer or evidence the transfer of such Relevant Securities will be despatched by mail, and free of charge (but uninsured and at the risk of the person entitled thereto), to such address, subject to applicable securities laws, as the Noteholder may request (as specified in the relevant Exchange Notice); and

(3)                       procure that such documents of title and evidence of ownership of any other Exchange Property to be delivered on exercise of Exchange Rights shall be despatched and that payment of any part of the Exchange Property comprising cash to be delivered on exercise of Exchange Rights (converted, if necessary, into U.S. dollars at the Screen Rate on the relevant Exchange Date) shall be made, in each case in accordance with directions given by the relevant Noteholder in the Exchange Notice.

Notwithstanding the above, in the event that the Issuer delivers a certificate to the Commissioner signed by an Authorised Officer to the effect that DTC (or, where the Exchange Property is comprised of Relevant Securities other than Abengoa Yield Shares and certificates for such Relevant Securities are not then generally being issued, the clearing system through which the transfer of such Relevant Securities is required to be effected) has been closed for a continuous period of two or more days (excluding Saturdays and Sundays and save by reason of holidays, statutory or otherwise) in the period from (and including) the Exchange Date to (but excluding) the Settlement Date, then the Issuer shall notify the relevant Noteholder in accordance with Condition 16 or at the address of the Noteholder specified in the relevant Exchange Notice (as the Issuer may determine) and the date for such delivery shall be the later of the Settlement Date and the earliest practicable date on which the relevant Exchange Property may be delivered by or through DTC or, as the case may be, the relevant clearing system.

The Issuer shall not be responsible or liable to any person for any delay in the delivery of any property comprising Exchange Property following exercise of Exchange Rights arising as a result of a failure by the relevant Noteholder to supply all information and details as required by the relevant Exchange Notice.

Notwithstanding the above, if, after the relevant Exchange Date, the Exchange Property has changed in whole or in part as a result of an Offer or as a result of the compulsory acquisition of any Equity Share Capital, in each case as provided in Condition 8, then the Issuer shall notify the relevant Noteholder in accordance with Condition 16 or at the address of the Noteholder specified in the relevant Exchange Notice (as the Issuer may determine) and the time for such delivery shall be the longer of such period set out above and the day falling 10 Madrid business days after the Offer Consideration Date.

If, at any time when the transfer or delivery of any Exchange Property (other than cash) to a Noteholder is required, such transfer or delivery would, as certified to the Commissioner by an Authorised Officer of the Issuer be unlawful under the laws of any applicable jurisdiction or contrary to any official declaration, order, directive or regulation in any applicable jurisdiction, the Issuer shall notify the relevant Noteholder in accordance with Condition 16 or at the address of the Noteholder specified in the relevant Exchange Notice (as the Issuer may determine) and the Issuer will make a cash payment to the relevant Noteholder equal to the aggregate of the Realisation Proceeds in respect of the relevant Exchange Property in lieu of the delivery of such Exchange Property to such Noteholder. The Issuer will pay any such amount to the relevant Noteholder not later than 10 Business Days after the relevant Settlement Date.

Without prejudice to Condition 6(c), if:

(A)                     the Exchange Date in respect of any Note shall be on or after the date of any public announcement affecting the composition of any part of the Exchange Property (other than Abengoa Yield Shares or other securities in registered form (“Registered Securities”) in circumstances where the relevant entitlement is determined by reference to a record date in respect thereof), but before the date on which such change is effective; or

(B)                     the Exchange Date in respect of any Note shall be on or after the record date or other due date for the establishment of the relevant entitlement in respect of any Rights Issue or any Sub-division, Consolidation or Redenomination or Relevant Event in respect of any Registered Securities comprising Exchange Property but before the date on which any resulting adjustment of the Exchange Property becomes effective in accordance with Condition 7(b); or

(C)                     the Exchange Date in respect of any Note shall be on or before the record date or other due date for the establishment of the relevant entitlement in respect of any Rights Issue or any Sub-division, Consolidation or Redenomination or Relevant Event in respect of any Registered Securities comprising Exchange Property in circumstances where the Registration Date in respect of such Registered Securities is after such record date or other due date for the establishment of the relevant entitlement and the relevant Noteholder would not otherwise receive the relevant entitlement but the Issuer has received or is entitled to receive such entitlement, then the relevant Noteholder, (other than where Cash Alternative Settlement applies to the relevant exercise of Exchange Rights, in which case the provisions of Condition 6(c)(ii) shall apply) shall be entitled to receive, in respect of the exercise of the relevant Exchange Rights, such pro rata amount or, as the case may be, further pro rata amount of the Exchange Property (“Additional Exchange Property”) as would have been receivable had the relevant Exchange Date occurred immediately after the date on which such change in the composition of the Exchange Property became effective or, as the case may be, had the relevant Registration Date in respect of such Registered Securities been immediately before such record date, all as determined by the Calculation Agent, and such Additional Exchange Property shall be delivered to the relevant Noteholder in accordance with instructions contained in the relevant Exchange Notice as soon as practicable following the relevant adjustment to the Exchange Property or the receipt by the Issuer of the relevant Additional Exchange Property.

(iii)                     Unless Cash Alternative Settlement applies, the relevant Noteholder (or the person designated in the relevant Exchange Notice) will be the owner of the pro rata share of the Exchange Property to be delivered upon exchange with effect from (and including) the relevant Exchange Date and will be entitled to all rights, distributions or payments in respect of such Exchange Property from (and including) such Exchange Date and, in respect of any related Additional Exchange Property, will be entitled to all rights, distributions or payments in respect of such Additional Exchange Property from (and including) such Exchange Date.

Subject as provided herein, Exchange Property delivered on exercise of Exchange Rights shall not include any dividends, interest or other income payments and distributions and rights thereon or in respect thereof declared, paid, made or granted by reference to a record date or other due date for the establishment of the relevant entitlement falling prior to the relevant Exchange Date.

Exchange Property (and, where appropriate, any Additional Exchange Property) delivered or transferred or to be delivered or transferred upon exchange shall rank for and be entitled to all dividends, interest and other income, payments and distributions and rights thereon or in respect thereof declared, paid, made or granted by reference to a record date or other due date for the establishment of entitlement falling on or after the relevant Exchange Date.

If the record date or other due date for the establishment of the relevant entitlement for or in respect of any dividend, interest or other income, payment or distribution or rights on or in respect of such Exchange Property falls on or after the Exchange Date but before the relevant Settlement Date (or any other date from which the relevant Noteholder is treated as the owner of, or entitled to all rights and entitlement to, such Exchange Property) with the effect that the relevant Noteholder is not entitled to such dividend, interest or other income, payment or distribution of rights, the Issuer will (unless it is able to confer on or deliver to the relevant Noteholder an entitlement to receive such dividend, interest or other income, payment or distribution or rights or unless and to the extent that the same is taken into account for the purposes of Condition 6(b)(ii) relating to entitlement to Additional Exchange Property):

(A)                     (in the case of dividends, interest or other income, payment or distributions or rights to be paid or made in cash) pay, or procure the payment to, the exchanging Noteholder in lieu of such dividend, interest or other income or distribution or rights, an amount equal thereto, all as determined by the Calculation Agent, converted if necessary by the Calculation Agent into U.S. dollars at the Screen Rate on the date of receipt thereof by the Issuer (the “Equivalent Amount”). The Issuer will pay the Equivalent Amount, or procure that it is paid, to the relevant Noteholder by not later than 10 Business Days after the receipt by the Issuer of such dividend, interest or other income, payment or distribution or rights; and

(B)                     (in the case of dividends, or other income or distributions or rights to be satisfied or made otherwise than in cash) deliver, or procure the delivery of, the same to the relevant Noteholder not later than 10 Business Days after the receipt by the Issuer of such dividend or other income or distribution or rights. If, at any time when the delivery of any such dividend or other income or distribution or rights is required, delivery would be unlawful under the laws of any applicable jurisdiction or contrary to any official declaration, order, directive or regulation in any applicable jurisdiction, the Issuer will make a cash payment equal to the aggregate Realisation Proceeds of such dividend or other income or distribution or rights, converted, if necessary by the Calculation Agent into U.S. dollars at the Screen Rate on the date of receipt by the Issuer of the Realisation Proceeds. The Issuer will pay any such amount to the relevant Noteholders not later than 10 Business Days after the receipt by the Issuer of such dividend or other income or distribution or rights.

For the purposes of the above, if there is an option to receive the relevant entitlement in the form of a cash amount or otherwise than in cash, the entitlement shall be treated as being paid or made in cash, and accordingly the provision of (a) above shall apply.

(iv)                    Upon exercise of Exchange Rights, a Noteholder shall, in the relevant Exchange Notice, specify a U.S. dollar account with a bank in New York City to which any cash amount payable on or in respect of the exercise of Exchange Rights by that Noteholder shall be credited and the Issuer shall pay such sum to the relevant Noteholder in accordance with any such directions.

(c)                        Cash Alternative Settlement

(i)                           Upon the exercise of Exchange Rights by a Noteholder where the relevant Exchange Date falls prior to the Physical Settlement Commencement Date, the Issuer will satisfy the exercise of the Exchange Right in respect of the relevant Notes in whole by making payment, or procuring that payment is made, of the Cash Alternative Amount, together with any other amounts payable by the Issuer to such Noteholder pursuant to these Conditions in respect of, or relating to, the relevant exercise of Exchange Rights, including any interest payable pursuant to Condition 5(c). The Cash Alternative Amount and any other amount as aforesaid shall be paid by not later than the Cash Alternative Payment Date by transfer to a U.S. dollar account with a bank in New York City in accordance with instructions contained in the relevant Exchange Notice (“Cash Alternative Settlement”).

“Cash Alternative Amount” means a sum in U.S. dollars equal to the arithmetic average of the Value on each Trading Day in the Cash Alternative Calculation Period of the relevant pro rata share of the Exchange Property which, had Cash Alternative Settlement not been applicable, would otherwise fall to be delivered to such Noteholder upon exercise of Exchange Rights in respect of the relevant Notes, all as determined by the Calculation Agent.

“Cash Alternative Calculation Period” means the period of 30 consecutive Trading Days commencing on the first Trading Day after the Exchange Date.

“Cash Alternative Payment Date” means the date falling four Business Days after the last day of the Cash Alternative Calculation Period.

“Physical Settlement Commencement Date” means the date to be notified by the Issuer to the Principal Paying, Transfer and Exchange Agent and the Noteholders in accordance with Condition 16 which date shall be no later than five Madrid business days after the later of the date on which (i) Abengoa Yield has obtained all waivers necessary for the Issuer to effect physical settlement of the Exchange Rights without breaching or violating or giving rise to any right of acceleration or termination or other right under any agreement, indenture, contract, lease, mortgage or instrument on the Issuer, Abengoa Yield or any of the Issuer’s or Abengoa’s Yield’s Subsidiaries, and (ii) Abengoa Yield has an effective shelf registration statement with the U.S. Securities and Exchange Commission permitting resales by the exchanging Noteholders of the Abengoa Yield Shares.

(ii)                        If a Noteholder would otherwise have been entitled to receive, in respect of the exercise of Exchange Rights, any Additional Exchange Property pursuant to Condition 6(b)(ii) in circumstances where Cash Alternative Settlement applies in respect of the relevant exercise of Exchange Rights, the Issuer shall, in lieu of delivering such Additional Exchange Property, pay to the relevant Noteholder an amount (the “Further Amount”) equal to the Value of such Additional Exchange Property as at the date on which the relevant change in the composition of the Exchange Property is or would be effective (the “Change Date”), all as determined by the Calculation Agent or an Independent Adviser and such Further Amount shall be paid by transfer to a U.S. dollar account with a bank in New York City in accordance with the instructions given by the Noteholder in the relevant Exchange Notice by not later than the latest of (a) the date falling five Trading Days after the Change Date (or if that is not a Madrid business day, the next following Madrid business day) and (b) the relevant Cash Alternative Payment Date in accordance with the instructions given by the relevant Noteholder in the relevant Exchange Notice.

(d)                       Calculation Agent

At any time (i) any relevant pro rata share of the Exchange Property to be transferred or delivered to a Noteholder falls to be calculated in accordance with Condition 6(a), (ii) any Cash Alternative Amount falls to be calculated in accordance with Condition 6(c), (iii) a Premium Compensation Amount falls to be calculated in accordance with Condition 8(d), or (iv) any Relevant Exchange Property or Cash Settlement Amount falls to be calculated in accordance with Condition 10(g), each such calculation shall be made in good faith by the Calculation Agent on behalf of the Issuer.

7                     The Exchange Property

(a)                       Initial Exchange Property

The “Exchange Property” shall initially comprise 7,202,602.23 Abengoa Yield Shares and shall include such other Relevant Securities and other rights, income, assets and property (including, without limitation, any Offer Consideration), or cash deriving from such Relevant Securities as may be deemed or required to comprise all or part of the Exchange Property from time to time pursuant to these Conditions but excluding any such securities, rights, income, assets and property as may be deemed to have ceased to form part of the Exchange Property pursuant to these Conditions and excluding any other income and other benefits, rights and entitlements derived from the Exchange Property except to the extent forming or to form part of or giving rise to an adjustment to the Exchange Property pursuant to these Conditions.

On the exercise of Exchange Rights, Noteholders will initially be entitled to receive 5,163.16 Abengoa Yield Shares for each U.S.$200,000 principal amount of Notes (equivalent to an initial exchange price of U.S.$38.736 per Abengoa Yield Share) subject to Condition 6(a)(vi), and 6(a)(vii), and subject to adjustment pursuant to these Conditions.

All Exchange Property transferred or delivered upon exercise of Exchange Rights shall be transferred or delivered with full title guarantee and free from any and all security interests or other adverse interests.

(b)                       Adjustments to the Exchange Property

If at any time any event occurs which may result in any change in composition of the Exchange Property pursuant to paragraphs (i) to (iii) below the Issuer shall consult with the Calculation Agent, and (without prejudice to Condition 7(h)) the Calculation Agent shall in good faith determine, on behalf of and at the expense of the Issuer, the appropriate adjustment (if any) to be made to the Exchange Property in accordance with the following provisions.

(i)                           Sub-division, Consolidation or Redenomination

If any Relevant Securities comprising the Exchange Property shall be sub-divided or consolidated, re-classified or re-denominated or in any other manner have their par value changed (“Sub-division, Consolidation or Redenomination”) then the securities resulting from such Consolidation, Sub-division or Redenomination so far as attributable to the Exchange Property, shall be included in the Exchange Property upon receipt by or on behalf of the Issuer of such securities.

(ii)                        Rights Issues

If further Relevant Securities or other securities, or options, warrants or rights to subscribe or purchase further Relevant Securities (or any of them) or other securities, shall be offered by way of rights to holders of Relevant Securities (or any of them) (a “Rights Issue”), then there shall be added to the Exchange Property such number of Abengoa Yield Shares or other securities or options, warrants or rights as is determined by the Calculation Agent dividing the Fair Market Value of such rights as at the Determination Date by the exercise, subscription or purchase price (or the like) payable upon exercise of the relevant rights (rounded down, if necessary, to the nearest whole number).

Such addition to the Exchange Property shall be effective on the Trading Day following the determination of the Fair Market Value of such rights.

“Determination Date” means:

(A)                     where the relevant rights are capable of being publicly traded under applicable law and/or the terms of the Rights Issue, the first Trading Day on which such rights may be publicly traded;

(B)                     in any other case, the Trading Day immediately following the date of the first public announcement of the Rights Issue (or, if that is not a Trading Day, the next following Trading Day).

(iii)                     Bonus Issues, Dividends, Reorganisations and Payments

If any of the following events occurs (each a “Relevant Event”):

(A)                     Relevant Securities or other securities are issued credited as fully paid to holders of Relevant Securities comprised in the Exchange Property by way of capitalisation of profits or reserves or otherwise by virtue of being holders of Relevant Securities; or

(B)                     any Dividend is paid or made in respect of any Abengoa Yield Shares or Equity Share Capital of a class comprised in the Exchange Property; or

(C)                     subject to Condition 7(g)(B), a Relevant Company purchases or redeems any Relevant Securities of a class comprised in the Exchange Property; or

(D)                     pursuant to any scheme of arrangement, reorganisation, amalgamation, reconstruction, merger, demerger or any like or similar event of any company or companies (whether or not involving liquidation or dissolution), any further Relevant Securities or other securities, property or assets (including cash) are issued, distributed or otherwise made available to holders of Relevant Securities or other securities of a class comprised in the Exchange Property, or

(E)                      any cash amount is paid or distributed in whatever manner (including by way of payment of interest, distribution, Dividend, repayment of principal or capital or redemption monies) or any securities or other property is distributed, issued, transferred or delivered in whatever manner, in each case in respect of any Relevant Securities or other property or assets of a class (other than Abengoa Yield Shares or Equity Share Capital) comprised in the Exchange Property, then the further Relevant Securities, securities or other property or assets (including cash amounts) received in relation to the Relevant Event, so far as attributable to the Exchange Property or, as the case may be, the relevant Dividend in respect of the Shares or Equity Share Capital comprised in the Exchange Property, shall upon receipt by or on behalf of the Issuer be included as part of the Exchange Property (and, if applicable, applied in accordance with Condition 7(e)).

(c)                        Notice of Change in Exchange Property

The Issuer shall give notice to the Noteholders in accordance with Condition 16 and to the Principal Paying, Transfer and Exchange Agent of any change in composition of the Exchange Property attributable to each U.S.$200,000 principal amount of the Notes as soon as reasonably practicable following such change, and such notice shall include details of the Exchange Property to which the holder of U.S.$200,000 principal amount of Notes would be entitled upon exercise of the Exchange Right in respect of such Note following such change.

(d)                       Release from the Exchange Property

Upon delivery of Exchange Property to the relevant Noteholder and/or payment of the Cash Alternative Amount or upon redemption of the Notes or upon any purchase and cancellation of the

Notes, the pro rata share of the Exchange Property or the relevant part thereof attributable to each relevant Note, all as determined by the Calculation Agent, shall cease to be part of the Exchange Property and the Exchange Property shall be reduced accordingly.

(e)                        Equity Share Capital

If at any time Equity Share Capital is comprised in the Exchange Property and any cash amount or securities or other property (other than any Equity Share Capital) is otherwise to be added to and form part of the Exchange Property pursuant to these Conditions (other than as included in the Offer Consideration under Condition 8) before the Exchange Rights lapse, then such cash amount or securities or other property shall not be added to or form part of the Exchange Property and instead there shall be added to the Exchange Property such additional Equity Share Capital of the class then comprised in the Exchange Property (or where at the relevant time the Exchange Property comprises more than one class of Equity Share Capital, further Equity Share Capital of each such class on a pro rata basis) as is determined by the Calculation Agent by dividing the Fair Market Value of such cash amount or securities or other property as at the Trading Day immediately following the date on which the relevant cash amount or securities or other property would otherwise be added to the Exchange Property pursuant to these Conditions by the Fair Market Value of the relevant Equity Share Capital as at the first Trading Day immediately following the first day on which the Fair Market Value of such cash amount or securities or other property as aforesaid can be determined.

If any cash amount is to be added to and form part of the Exchange Property in circumstances where the Exchange Property comprises solely cash, such cash amount (converted, if necessary, into U.S. dollars at the Screen Rate prevailing on the date of receipt of such cash amount) shall be, or shall be added to, the Exchange Property and thereafter the Exchange Property shall comprise and remain solely cash. No interest shall accrue on or in respect of any such cash amount.

(f)                         Voting Rights etc.

Noteholders shall have no voting rights in respect of the Abengoa Yield Shares or any other part of the Exchange Property prior to their delivery or transfer to the relevant Noteholder (or as it may direct) on the relevant Settlement Date following exercise of Exchange Rights or pursuant to the exercise of the Share Redemption Option.

In exercising any voting rights attaching to the Abengoa Yield Shares and other Relevant Securities that it may have or making any such election to which it may be entitled, the Issuer is not obliged to take account of the interests of the Noteholders and it is therefore possible that the Issuer may act in a manner which is contrary to the interests of the Noteholders.

(g)                        Maintenance of Exchange Property

Exchange Rights are not exercisable in respect of any specific Abengoa Yield Shares or other property comprising Exchange Property from time to time and no Abengoa Yield Shares or other Exchange Property has been or will be charged or otherwise placed in custody or set aside to secure or satisfy the Issuer’s obligations in respect of the Exchange Rights. At any time the Issuer may or may not be the owner of the whole or any part of Abengoa Yield Shares or other property comprising Exchange Property from time to time and the Issuer is under no obligation to hold any Abengoa Yield Shares and/or other Exchange Property and may sell or otherwise dispose of the same or take any action or exercise any rights or options in respect of the same at any time. The composition of the Exchange Property may change as a result of the operation of the Conditions.

The arrangements described herein in relation to the Exchange Property do not amount to any security interest in favour of Noteholders to secure the debt obligations of the Notes or to secure performance of the Exchange Rights thereunder.

Accordingly, if the Issuer at any time holds any Abengoa Yield Shares or other property comprising Exchange Property from time to time and the Issuer is or becomes insolvent, bankrupt or in liquidation, such Abengoa Yield Shares and/or other Exchange Property will form part of the assets of the Issuer available on a pari passu basis to all its unsecured creditors.

(A)                     Ownership of Exchange Property: At any particular time, the Issuer may or may not hold or be the beneficial owner of sufficient Exchange Property required to be delivered on exercise of Exchange Rights or otherwise pursuant to these Conditions in respect of all outstanding Notes. However, these Conditions shall be read and construed as though at all times the Issuer were the holder and beneficial owner of sufficient Exchange Property required to be delivered on exercise of Exchange Rights or otherwise pursuant to these Conditions in respect of all outstanding Notes. Accordingly (whether or not the Issuer shall hold or be the beneficial owner of any Abengoa Yield Shares or other Exchange Property), subject as provided in (B), for the purposes of determining whether and to what extent any adjustment should be made to the Exchange Property at any time, for the purposes of these Conditions, the Issuer shall be deemed to be entitled to receive such further or other Abengoa Yield Shares, Relevant Securities, securities, property or assets including cash and/or consideration on the date the Issuer would have been entitled to receive the same, and to make any relevant elections in respect thereof or relating thereto, as it would have been entitled to receive and or make had it at all relevant times been the holder and beneficial owner of sufficient Exchange Property to satisfy exercise of Exchange Rights or otherwise required to be delivered pursuant to these Conditions in respect of all outstanding Notes, and references in these Conditions to the Exchange Property being adjusted shall be construed accordingly. In particular (and without limitation):

(i)                           Dividends: for the purposes of proviso (a) to the definition of “Dividend” the Issuer shall be entitled to make such election as it shall specify in such notice (regardless of whether it makes the same or a different or no election or takes any other action in respect of all or any Abengoa Yield Shares or Relevant Securities that it may hold at the relevant time), failing which the Dividend or capitalisation shall be treated as a Dividend in cash of any amount equal to (i) the Fair Market Value of such cash amount or (ii) the Fair Market Value of such Relevant Securities or other property or assets, in any such case as at the Effective Date in respect of the relevant Dividend or capitalisation (or, if later, the date on which the number of Relevant Securities (or amount of other property or assets, as the case may be) is determined);

(ii)                        Realisation Proceeds: If at any time when the Realisation Proceeds of any property are to be determined, such determination shall be made as if (whether or not such is the case) the Issuer had at the relevant time been the holder and beneficial owner of sufficient Exchange Property and in any such case had sold the relevant property as provided in these Conditions;

(iii)                     Time or date of receipt: any reference in the Agency Agreement or these Conditions to the time or date of receipt by the Issuer of any property or assets shall be construed as a reference to the time at, or date on, which the Issuer receives or, if it does not hold the relevant Exchange Property at the relevant time, would otherwise have received or would have first been entitled to receive the same had it been the holder of the relevant Exchange Property;

(iv)                    Offers and Schemes: for the purposes of Condition 9, the Issuer shall be entitled to elect to be treated as accepting (including as to any alternative consideration) or (unless the Relevant Securities are subject to compulsory acquisition) rejecting such Offer in respect of the Relevant Securities the subject of such Offer and subject to the provisions of

Condition 9 (whether or not it accepts or rejects such Offer or accepts the same alternative consideration in respect of any Relevant Securities held by it).

(B)                     Purchase or Redemption of Relevant Securities: Condition 7(b)(iii)(C) shall be disregarded unless after the occurrence of the Relevant Event the total outstanding Relevant Securities are less than the number required to be comprised in the Exchange Property, in which case to the extent of such shortfall, the Issuer shall be treated as if it were the holder and beneficial owner of such Relevant Securities and the provisions of Condition 7(b)(iii)(C) shall apply accordingly in respect of the number of Relevant Securities representing such shortfall.

(h)                       Other Adjustments to the Exchange Property and Contemporaneous Events

If the Issuer determines that:

(i)                           having first consulted with the Calculation Agent as to whether or not an adjustment might be appropriate, an adjustment should be made to the Exchange Property as a result of one or more events or circumstances not referred to in Conditions 7(b)(i), 7(b)(ii) or 7(b)(iii), even if the relevant event is or circumstances are specifically excluded from the operation of Conditions 7(b)(i), 7(b)(ii) or 7(b)(iii); or

(ii)                        having first consulted with the Calculation Agent, more than one event which gives rise or may give rise to an adjustment to the Exchange Property has occurred or will occur within such a short period of time that a modification to the operation of the adjustment provisions is required in order to give the intended result; or

(iii)                     having first consulted with the Calculation Agent, one event which gives rise or may give rise to more than one adjustment to the Exchange Property has occurred or will occur such that a modification to the operation of the adjustment provisions is required in order to give the intended result, the Issuer shall, at the expense of the Issuer, request an Independent Financial Adviser to determine as soon as practicable what adjustment (if any) to the Exchange Property is fair and reasonable to take account thereof and the date on which such adjustment should take effect and upon such determination the Issuer shall procure that such adjustment (if any) shall be made and shall take effect in accordance with such determination provided that such adjustment cannot result in a decrease to the Exchange Property.

(i)                           Decision of an Independent Financial Adviser; Calculation by the Calculation Agent

Any calculation or determination performed by the Calculation Agent or an Independent Adviser, as the case may be, for the purposes of these Conditions shall be made in good faith and shall be final and binding (in the absence of manifest error) on the Issuer, the Noteholders and the Paying, Transfer and Exchange Agents and (in the case of a calculation or determination by an Independent Adviser) the Calculation Agent. The Calculation Agent may consult, at the expense of the Issuer, on any matter, obtain the advice or engage the services of any lawyers, accountants, investment banks or other experts whose advice or services the Calculation Agent may deem necessary, and the Calculation Agent shall be able to rely upon, and shall not be liable and shall incur no liability as against the Issuer or the Noteholders in respect of anything done, or omitted to be done, relating to that matter in good faith in accordance with, any written opinion so obtained. The Calculation Agent is acting exclusively as an agent for, and upon request from, the Issuer and will not thereby assume any relationship of agency or trust with, and shall not incur any liability as against, the Noteholders.

If, having first consulted with the Calculation Agent, any doubt shall arise as to whether an adjustment falls to be made to the Exchange Property, or as to the appropriate adjustment to the Exchange Property, or as to when such adjustment shall take effect or be deemed to have taken effect, and following consultation between the Issuer and an Independent Financial Adviser, a written opinion of such Independent Financial Adviser in respect thereof shall be conclusive and binding on the Issuer, the Calculation Agent and the Noteholders, save in the case of manifest error.

8                     General Offers

(a)                       Acceptance of Offers

In the event of an Offer for any Equity Shares of a class comprised in the Exchange Property, the Issuer shall have absolute discretion to accept such Offer (and as to any alternative consideration) or reject such Offer, provided that the Issuer will not accept such Offer (a) prior to the Specified Date (as defined below) and (b) unless the value of the consideration offered for such Equity Shares pursuant to the Offer or, where there is any alternative consideration, unless the value of the consideration accepted by the Issuer, is equal to or greater than the value of such Equity Shares.

For the avoidance of doubt, (i) the Issuer may announce its intention to accept any Offer prior to the Specified Date and (ii) if there are two simultaneous Offers, the Issuer may accept either Offer (including the Offer which includes the lower consideration) or neither Offer.

The value of such Equity Shares and the value of any consideration will be determined by an Independent Financial Adviser by reference to market values, where applicable, and such other considerations as the Independent Financial Adviser shall consider appropriate.

The Issuer will not accept any Offer in respect of such part of the Exchange Property which would (disregarding for this purpose, any Cash Alternative Settlement) be deliverable to those Noteholders who have exercised Exchange Rights in respect of Notes where the relevant Exchange Date falls prior to the commencement of any Suspension Period.

The Issuer shall at all times be entitled at its discretion, in relation to any shares or other securities owned or controlled by it or in respect of which it is entitled to exercise voting rights (whether or not such shares or securities comprise Exchange Property), to vote on, exercise its rights in respect of, or otherwise participate in (or in any such case refrain from doing so), any scheme of arrangement, reorganisation, amalgamation, merger, demerger or reconstruction of any company or companies or other entity or entities (whether or not involving liquidation or dissolution) as it thinks fit.

The Issuer shall give notice to the Noteholders in accordance with Condition 16 as soon as practicable upon becoming aware of the existence of any Offer.

In accepting or rejecting any Offer or electing for any alternative consideration or in voting on, exercising its rights in respect of, or otherwise participating in, any scheme of arrangement, compromise, reorganisation, amalgamation, merger, demerger or reconstruction, the Issuer is not obliged to take account of the interests of the Noteholders and it is therefore possible that the Issuer may act in a manner which is contrary to the best interests of the Noteholders.

(b)                       Adjustment to Exchange Property

If the Issuer accepts such Offer and the Offer becomes unconditional in all respects (or if all the Relevant Securities not tendered in relation to the relevant Offer are subject to compulsory acquisition) then, and in relation to each Note for which the Exchange Date has not occurred prior to the Final Acceptance Date, with effect from the Offer Consideration Date, the Relevant Securities the subject of such Offer or compulsory acquisition shall be deemed no longer to form part of the Exchange Property and shall be deemed to be replaced by the consideration in respect of the Relevant Securities under the Offer or pursuant to such compulsory acquisition or, if there is alternative consideration, such consideration as the Issuer may elect for the purposes of these Conditions, and if the Issuer shall fail to make such election by not later than the Madrid business day following the Specified Date, that consideration as shall be determined by an Independent Financial Adviser to have the greatest value (the “Offer Consideration”).

(c)                        Suspension of Exchange Rights

The Exchange Rights shall be suspended during the period from and including (i) the Specified Date until the relevant Offer is withdrawn or the relevant Offer lapses or the Final Acceptance Date and (ii) the date any vote is cast in relation to any applicable scheme referred to in this Condition, which is approved by the required majority, until the same is approved or rejected by any relevant judicial or other authority or otherwise is or becomes or is declared to be effective or the like.

If the Issuer accepts the relevant Offer and the Offer is or becomes unconditional in all respects, Exchange Rights will also be suspended during the period from the Final Acceptance Date until the Offer Consideration Date.

The period during which Exchange Rights are suspended pursuant to this Condition 8(c) is referred to as the “Suspension Period”.

The Issuer will give notice of any such Suspension Period (including the commencement and termination thereof) to the Principal Paying, Transfer and Exchange Agent and to the Noteholders in accordance with Condition 16.

If Exchange Rights are exercised such that the relevant Exchange Date would otherwise fall in the Suspension Period, such exercise shall be null and void.

(d)                       Premium Compensation Amount

If the Offer Consideration consists wholly or partly of cash or other property (other than Eligible Equity Shares), such cash or such other property shall be added to and form part of the Exchange Property and if the Exchange Date in respect of any Note falls after the Offer Consideration Date, then the relevant Noteholder shall be entitled to receive, in addition to the relevant pro rata share of the Exchange Property pursuant to Condition 6 (or, as appropriate, any Cash Alternative Amount), an amount (the “Premium Compensation Amount”) in respect of each U.S.$200,000 principal amount of Notes surrendered for exchange calculated by the Calculation Agent in accordance with the following formula:

PC = K2 * (Principal–IP) * (T/C) * (CB/(CB+CS))

Where:

PC	=	Premium Compensation Amount per Note
K	=	the lesser of (a) IP/MP and (b) MP/IP
Principal	=	U.S.$200,000
IP	=	U.S.$166,666.67
CB	=	the Offered Cash Amount
CS	=	the Offered Property Value
MP	=	the Value of the pro rata share of the Exchange Property in respect of a Note in the principal amount of U.S.$200,000 on the Final Acceptance Date
C	=	731, being the number of days from (but excluding) the Closing Date to (and including) the Final Maturity Date
T	=	the number of days from (but excluding) the Final Acceptance Date to (and including) the Final Maturity Date (which shall be zero if the Final Acceptance Date occurs after such date)

(e)                        Subsequent Offers

The provisions of this Condition 8 shall apply mutatis mutandis to any subsequent Offer, with the result that such Noteholder may become entitled to receive more than one Premium Compensation Amount.

(f)                         Self tenders

If a tender or other offer is made by or on behalf of the issuer of any Relevant Securities comprised in the Exchange Property (or any person associated with such issuer) to purchase or otherwise acquire, redeem or exchange such Relevant Securities, the Issuer shall not tender or be entitled to be treated as having tendered any such Relevant Securities which are comprised in the Exchange Property or be treated as having accepted any such offer in respect thereof or vote in respect of any such Relevant Securities in relation to any such tender or other offer, nor shall the Issuer exercise or be treated as having exercised any option which it may have in connection therewith or otherwise to require the redemption or repayment of such Relevant Securities.

(g)                        Further definitions

As used in these Conditions:

“Eligible Equity Shares” means Equity Share Capital of the offeror provided that (i) the offeror is a limited liability company (or equivalent) incorporated in or established under the laws of a European Union member state, a state within the European Economic Area or an OECD member state; and (ii) such Equity Share Capital is listed and admitted to trading on an EEA Regulated Market;

“Final Acceptance Date” means, in respect of any Offer, the final date for acceptance of such Offer which, if such Offer is extended prior to becoming unconditional, shall be the final date for acceptance of the extended Offer;

“Offer” means an offer to the holders of any Equity Shares comprising the Exchange Property, whether expressed as a legal offer, an invitation to treat or in any other way, in circumstances where such offer is available to all holders of the applicable Equity Shares (or all or substantially all such holders other than any holder to whom such offer may not be extended pursuant to applicable securities or other laws or who is, or is connected with, or is deemed to be acting in concert with, the person making such offer or to whom, by reason of the laws of any territory or requirements of any recognised regulatory body or any stock exchange in any territory, it is determined not to make such an offer);

“Offer Consideration Date” means, in relation to any Offer (or compulsory acquisition), the date upon which the Offer Consideration is made available to the holders of the Relevant Securities;

“Offered Cash Amount” means the cash amount in U.S. dollars (or, where applicable, translated into U.S. dollars at the applicable Screen Rate on the Final Acceptance Date) comprising the whole or part of the Offer Consideration for one Relevant Security in the Offer (other than cash paid in respect of fractional entitlements to the Offered Property) provided that if the Offered Property comprises securities or property other than Eligible Equity Shares, such securities or property will be deemed, for the purpose of this definition, to form part of the Offered Cash Amount in an amount equal to their Fair Market Value at the close of business on the Final Acceptance Date;

“Offered Property” means the Offer Consideration for one Relevant Security in the Offer excluding the Offered Cash Amount;

“Offered Property Value” means the Fair Market Value of the Offered Property at the close of business on the Final Acceptance Date. In the case of an Offer the Offer Consideration in respect of which is entirely in cash or securities or property other than Eligible Equity Shares, the Offered Property Value shall be zero; and

“Specified Date” means, in relation to any Offer, five Trading Days prior to the Final Acceptance Date.

9                     Undertakings

(a)                       The Issuer undertakes to use all reasonable endeavours to maintain the eligibility for trading of the Notes on the Third Market (MTF) of the Vienna Stock Exchange.

(b)                       The Issuer undertakes to obtain and/or maintain all applicable consents and approvals which are required for the performance of its obligations under the Notes.

(c)                        The Issuer undertakes to notify the Noteholders of the occurrence of an Exchange Property Event promptly in accordance with Condition16.

(d)                       The Issuer undertakes for so long as any of the Notes or the Abengoa Yield Shares deliverable upon exchange thereof are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities, upon the request of such holder, any information required to be provided by Rule 144A(d)(4) under the Securities Act.

10              Redemption and Purchase

(a)                       Final Redemption

Unless previously exchanged, redeemed, or purchased and cancelled, the Notes will be redeemed at their principal amount on the Final Maturity Date.

The Notes may only be redeemed at the option of the Issuer prior to the Final Maturity Date in accordance with Condition 10(b).

(b)                       Redemption at the Option of the Issuer

The Notes may be redeemed at the option of the Issuer in whole, but not in part, at their principal amount together with accrued interest to the relevant date fixed for redemption at any time if, prior to the date on which the relevant notice of redemption is given, Exchange Rights shall have been exercised and/or purchases (and corresponding cancellations) and/or redemptions effected in respect of 85 per cent. or more in principal amount of the Notes originally issued.

In order to exercise such option the Issuer shall give not less than 30 nor more than 60 days’ notice (an “Optional Redemption Notice”) to the Noteholders in accordance with Condition 16 specifying the date for redemption (the “Optional Redemption Date”)).

Any Optional Redemption Notice shall be irrevocable.

On the Optional Redemption Date, the Issuer shall redeem the Notes at their principal amount, together with accrued interest to the relevant Optional Redemption Date.

Any Optional Redemption Notice shall specify (i) the Optional Redemption Date, (ii) the last day on which Exchange Rights may be exercised by a Noteholder and (iii) the Value of the pro rata share of the Exchange Property attributable to each U.S.$200,000 principal amount of the Notes as at the most recent practicable date prior to the giving of the relevant Optional Redemption Notice.

(c)                        Redemption at the Option of the Noteholders

Within 14 days following the occurrence of a Put Event, the Issuer shall give notice thereof to the Commissioner and the Noteholders in accordance with Condition 16 (a “Put Event Notice”). Such notice shall contain a statement informing Noteholders of their entitlement to exercise their rights to require redemption of their Notes pursuant to this Condition 10(c).

The Put Event Notice shall also specify:

(A)                     the Value of the pro rata share of the Exchange Property attributable to each U.S.$200,000 principal amount of the Notes as at the last practicable date prior to the publication of the Put Event Notice;

(B)                     the last day of the Put Event Period;

(C)                     the Put Date;

(D)                     the Make-whole Amount (if any):

(E)                      in the case of a Put Event which is a Change of Control and where the Issuer determines to exercise the Share Redemption Option, that the Share Redemption Option is being exercised in respect of any Notes to be redeemed at the election of holders pursuant to Condition 10(b) (and in the event that the Issuer does so specify, the Put Event Notice shall for the purposes of Condition 10(g) be deemed to constitute a Share Redemption Option Notice); and

(F)                       such other information relating to the Put Event as the Issuer determines.

Following the occurrence of a Put Event, the holder of each Note will have the right to require the Issuer to redeem that Note on the Put Date at its principal amount, together with accrued and unpaid interest up to (but excluding) such date, provided that in the case of a Put Event which is an Exchange Property Event, the Issuer shall redeem the relevant Note at the greater of:

(x)                       its principal amount, together with accrued and unpaid interest up to (but excluding) such date; and

(y)                       the Value of the pro rata share of the Exchange Property (as at the Madrid business day following the last day of the Put Event Period) plus the Make-whole Amount.

To exercise such right, the holder of the relevant Note must deliver such Note to the specified office of any Paying, Transfer and Exchange Agent, together with a duly completed and signed notice of exercise in the form for the time being current obtainable from the specified office of any Paying, Transfer and Exchange Agent (a “Put Exercise Notice”), at any time during the Put Event Period. The “Put Date” shall be the day falling 14 days after the expiry of the Put Event Period (or if that is not a Business Day, the next following Business Day).

Payment in respect of any such Note shall be made by transfer to a U.S. dollar account with a bank in New York City as specified by the relevant Noteholder in the relevant Put Exercise Notice.

A Put Exercise Notice, once delivered, shall be irrevocable and the Issuer shall redeem all Notes the subject of Put Exercise Notices delivered as aforesaid on the Put Date.

(d)                       Multiple Notices

If more than one notice of redemption is given pursuant to this Condition 10, the first of such notices to be given shall prevail.

(e)                        Purchase

The Issuer or any Subsidiary of the Issuer may at any time purchase Notes in the open market or otherwise at any price.

(f)                         Cancellation

Notes purchased by the Issuer or any Subsidiary of the Issuer may be held, re-issued or sold or cancelled. All Notes redeemed or exchanged will be cancelled and may not be re-issued or resold.

(g)                        Share Redemption Option

Notwithstanding any provisions of this Condition 10, the Issuer may elect to satisfy its obligation to redeem Notes pursuant to Condition 10(a) or, where the relevant Put Event is a Change of Control, Condition 10(c) (but not otherwise) by exercising its option (the “Share Redemption Option”) with respect to all, but not some only, of the Notes to be redeemed on the relevant due date for redemption, provided that:

(i)                           the Relevant Securities comprised in the Exchange Property are listed or traded on an EEA Regulated Market or any other recognised national or international stock exchange of adequate liquidity as at the date the Share Redemption Option Notice (as defined below) is given;

(ii)                        the Free Float in respect of each class of Equity Share Capital comprised in the Exchange Property is not less than 30 per cent. on each of the 30 consecutive Trading Days ending not earlier than five Trading Days prior to the date the Share Redemption Option Notice is given; and

(iii)                   an Offer Period shall not be continuing as at the date the Share Redemption Option Notice is given; and

(iv)                    the Issuer has an effective shelf registration statement with the U.S. Securities Exchange Commission permitting resales by Noteholders of the Abengoa Yield Shares to be delivered to Noteholders pursuant to the Share Redemption Option.

“Offer Period” means the period commencing on the date of first public announcement of an Offer or (if earlier) an intention of any person to make an Offer and ending on the Final Date in respect of such Offer (or if earlier the date such Offer lapses, terminates or is withdrawn).

The Issuer may not exercise the Share Redemption Option in respect of a redemption of Notes if any of the conditions set out in (i) to (iii) above (each such event or circumstance being referred to herein as a “Knock Out Event”) is not met on the date the relevant Share Redemption Option Notice is given (and, if given, any such exercise of the Share Redemption Option shall be null and void).

To exercise its Share Redemption Option, the Issuer shall give a notice to such effect (the “Share Redemption Option Notice”) to the Principal Paying, Transfer and Exchange Agent and to the Noteholders in accordance with Condition 16. The Share Redemption Option Notice shall be given (i) not more than 60 nor less than 45 Trading Days prior to the Final Maturity Date in the case of a redemption of Notes pursuant to Condition 10(a) or (ii) in the Put Event Notice in connection with the relevant Change of Control pursuant to Condition 10(c).

Where a Change of Control shall have occurred, the Issuer shall specify in the relevant Put Notice if it is exercising the Share Redemption Option in respect of Notes required to be redeemed pursuant to Condition 10(c) (and in such case, the relevant Put Notice shall for the purposes of this Condition 10(g) be deemed to constitute a Share Redemption Option Notice).

A Share Redemption Option Notice shall specify the Relevant Percentage (as defined below), which shall apply in respect of each Note.

Where the Issuer shall have exercised the Share Redemption Option in respect of the redemption of the Notes pursuant to Condition 10(a) or 10(c) the Issuer shall, in lieu of redeeming the relevant Notes fully in cash, effect redemption in respect of each relevant Note by:

(i)                         delivering to the relevant Noteholders on or prior to the Settlement Date the Relevant Percentage of the relevant pro rata share of the Exchange Property in respect of the Notes as at the Valuation Date (the “Relevant Exchange Property”);

(ii)                      making payment in cash to the relevant Noteholder on the relevant due date for redemption of the relevant Notes of the Cash Settlement Amount (as defined below); and

(iii)                   making or procuring payment in cash to the relevant Noteholder on the relevant due date for redemption of the relevant Notes of any accrued and unpaid interest in respect of such Notes up to (but excluding) the relevant due date for redemption of the Notes.

“Cash Settlement Amount” means, in respect of a Note, an amount equal to the amount (if any) by which the principal amount of such Note exceeds 99 per cent. of the arithmetic average of the Value of the Relevant Exchange Property on each of the 30 consecutive Trading Days ending on and including the Valuation Date, as determined by the Calculation Agent.

“Relevant Percentage” means, in respect of any Note, a percentage between 0 per cent. (exclusive) and 100 per cent. (inclusive) of the pro rata share of the Exchange Property in respect of such Note which is to be delivered pursuant to the Share Redemption Option (as specified in the Share Redemption Option Notice).

“Valuation Date” means the date falling three Trading Days prior to the relevant due date for redemption of the Notes.

If either (a) the Issuer does not deliver a relevant Share Redemption Option Notice in the manner and by the time set out in this Condition 10(g) or (b) the Issuer does so deliver a Share Redemption Option Notice but an event or circumstance constituting a Knock-out Event occurs thereafter but on or prior to the delivery of the Relevant Exchange Property (such circumstances being referred to as a “Share Redemption Option Annulment”) the relevant Notes shall be redeemed for cash on the relevant due date for redemption in accordance with the provisions of Condition 10(a) or (c) and payment in respect thereof shall be made in accordance with Condition 11.

If the Issuer elects to exercise the Share Redemption Option, the following provisions shall apply:

(i)                           In order to obtain delivery of the Relevant Exchange Property upon redemption, the relevant Noteholder must deliver a duly completed notice, containing a U.S. Certification, substantially in form set out in the Agency Agreement (the “Noteholder Share Redemption Notice”) a copy of which may be obtained from the specified office of any Paying, Transfer and Exchange Agent, together with the relevant Notes to the specified office of any Paying, Transfer and Exchange Agent at least 10 business days in the relevant place of delivery of such notice prior to the due date for redemption (the “Notice Cut-off Date”). If such delivery is made after the end of normal business hours at the specified office of the relevant Paying, Transfer and Exchange Agent, such delivery shall be deemed for all purposes of these Conditions to have been made on the next following business day in such place.

(ii)                      Subject as provided herein, the Relevant Exchange Property will be delivered on or prior to the Settlement Date in accordance with the instructions given in the Noteholder Share Redemption Notice and the Cash Settlement Amount (if any), any remaining principal amount of each Note not subject to the Share Redemption Option (if any) and any accrued and unpaid interest will be paid in accordance with Condition 11, in each case on the due date for redemption of such Notes, provided that the Noteholder Share Redemption Notice and the relevant Notes are delivered not later than the Notice Cut-off Date.

(iii)                   If the Noteholder Share Redemption Notice and relevant Notes are not delivered to a Paying, Transfer and Exchange Agent on or before the Notice Cut-off Date or the Noteholder Share Redemption Notice does not contain a U.S. Certification, then (1) any accrued and unpaid interest will be paid in accordance with Condition 11 on the due date for redemption of such Notes, (2) on such due date for redemption the Relevant Exchange Property will be delivered to an independent financial institution (the “Relevant Person”) selected and appointed by the Issuer and (3) on such due date for redemption the Cash Settlement Amount (if any) will be paid in accordance with Condition 11. The Issuer shall procure that all of such Relevant Exchange Property shall be sold by or on behalf of the Relevant Person as soon as practicable based on advice from a reputable independent financial institution, investment or commercial bank or broker selected and appointed by the Issuer and (subject to any necessary consents being obtained and to the deduction by or on behalf of the Relevant Person of any amount payable in respect of its liability to taxation and the payment of any capital, stamp, issue or registration and transfer taxes and duties (if any) and any fees or costs reasonably incurred by or on behalf of the Relevant Person in connection with the allotment and sale thereof) the net proceeds of such sale shall be converted if necessary into U.S. dollars at such rate as the Relevant Person shall determine to be appropriate on the basis of the middle spot rate for the relevant currency against the U.S. dollars as quoted by any leading bank on the day which the relevant conversion is effected together with all Cash Settlement Amounts (if any) and any interest in respect of the Notes, shall be distributed rateably to the holders of the relevant Notes in accordance with Condition 11. The amount of such net proceeds of sale and all Cash Settlement Amounts (if any) and any interest paid as aforesaid in respect of the Notes payable to a holder pursuant to this sub-paragraph (iii) shall be treated for all purposes as the full amount due from the Issuer in respect of the relevant Notes.

(iv)                  Without prejudice to any Share Redemption Option Annulment, a Noteholder Share Redemption Notice delivered by or on behalf of a Noteholder shall be irrevocable. Failure properly to complete and deliver a Noteholder Share Redemption Notice and deliver the relevant Notes may result in such notice being treated as null and void and the Issuer shall be entitled to effect settlement in accordance with sub-paragraph (iii) above. Any determination as to whether such notice has been properly completed and delivered as provided in these Conditions shall be made by the Issuer in its sole and absolute discretion and shall be conclusive and binding on the relevant Noteholders.

(v)                     No fraction of a Relevant Security or any other property comprised in the Relevant Exchange Property which is not divisible shall be delivered upon redemption of the Notes in accordance with this Condition 10(g) and the Issuer will not make any payment to Noteholders in respect of any such fractions and any such fraction will be rounded down to the nearest whole multiple of a Relevant Security or unit of any such other property.

If more than one Note is held by the same Noteholder and is the subject of any one Noteholder Share Redemption Notice, the Relevant Exchange Property to be delivered and any sum payable to that Noteholder shall be calculated on the basis of the aggregate principal amount of such Notes.

(vi)                    As soon as practicable, and in any event not later than the Settlement Date, the Issuer shall:

(1)                       in respect of Abengoa Yield Shares comprising the Relevant Exchange Property, effect delivery of such Abengoa Yield Shares through DTC to the person designated for the purpose in the relevant Noteholder Share Redemption Notice;

(2)                       procure that Relevant Securities (other than Abengoa Yield Shares) comprising the Relevant Exchange Property to be delivered on exercise of the Share Redemption Option are transferred into such name as the Noteholder shall direct pursuant to the Noteholder

Share Redemption Notice and shall procure that forms of transfer and certificates (if certificates for the Relevant Securities are then generally being issued) together with all other documents of title and evidence of ownership and all other documents necessary to transfer or evidence the transfer of such Relevant Securities will be despatched by mail, and free of charge (but uninsured and at the risk of the person entitled thereto) to such address, subject to applicable securities laws, as the Noteholder may request (as specified in the relevant Noteholder Share Redemption Notice); and

(3)                       procure that such documents of title and evidence of ownership of any other Relevant Exchange Property to be delivered on exercise of the Share Redemption Option shall be despatched and the payment of any part of the Relevant Exchange Property comprising cash to be delivered on exercise of the Share Redemption Option (converted if necessary into U.S. dollars at the Screen Rate on the relevant Valuation Date) in accordance with directions given by the relevant Noteholder in the Noteholder Share Redemption Notice.

Notwithstanding the above, in the event that the Issuer delivers a certificate to the Commissioner signed by an Authorised Officer of the Issuer to the effect that DTC (or, where the Relevant Exchange Property comprises Relevant Securities other than Abengoa Yield Shares and certificates for such Relevant Securities are not then generally being issued, the clearing system through which the transfer of such Relevant Securities is required to be effected) has been closed for a continuous period of two or more days (excluding Saturdays and Sundays and save by reason of holidays, statutory or otherwise) in the period from (and including) the Valuation Date to (but excluding) the Settlement Date, then the date for such delivery shall be the later of the period above and the earliest practicable date on which the Relevant Exchange Property may be delivered by or through DTC or, as the case may be, the relevant clearing system.

The Issuer shall not be responsible or liable to any person for any delay in the delivery of any property comprising Relevant Exchange Property arising as a result of a failure by the relevant Noteholder to supply all information and details as required by the relevant Noteholder Share Redemption Notice.

Notwithstanding the above, if, after the relevant Valuation Date, all or any part of the Relevant Exchange Property has changed in whole or in part as a result of an Offer or as a result of the compulsory acquisition of any Equity Share Capital comprised in or relating to the Relevant Exchange Property, in each case as provided in Condition 8, then the time for such delivery shall be the longer of such period set out above and the day falling 10 Madrid business days after the date on which the consideration is received by the Issuer under the terms of the Offer or, as the case may be, the day falling 10 Madrid business days following the date on which the consideration pursuant to such compulsory acquisition is received by the Issuer.

If, at any time when the transfer or delivery of any Relevant Exchange Property (other than cash) to a Noteholder is required, such transfer or delivery would be unlawful under the laws of any applicable jurisdiction or contrary to any official declaration, order, directive or regulation in any applicable jurisdiction, the Issuer will make a cash payment to the relevant Noteholder equal to the aggregate of the Realisation Proceeds of the Relevant Exchange Property. The Issuer will pay any such amount to the relevant Noteholders not later than 10 Business Days after the relevant Settlement Date.

If:

(A)                    the Valuation Date in respect of any Note shall be on or after the date of any public announcement affecting the composition of any part of the Relevant Exchange Property (other than Shares or other Registered Securities) in circumstances where the relevant entitlement is determined by reference to a record date in respect thereof, but before the date on which such change is effective; or

(B)                     the Valuation Date in respect of any Note shall be on or after the record date or other due date for the establishment of the relevant entitlement in respect of any Rights Issue or any Sub-division, Consolidation or Redenomination or Relevant Event in respect of any Registered Securities comprising Relevant Exchange Property but before the date on which adjustment of the Exchange Property becomes effective in accordance with Condition 7(b); or

(C)                     the Valuation Date in respect of any Note shall be on or before the record date or other due date for the establishment of the relevant entitlement in respect of any Rights Issue or any Sub-division, Consolidation or Redenomination or Relevant Event in respect of any Registered Securities comprising Relevant Exchange Property in circumstances where the Registration Date in respect of such Registered Securities is after such record date or other due date for the establishment of the relevant entitlement, in circumstances where the relevant Noteholder would not otherwise receive the relevant entitlement and the Issuer has received or is entitled to receive such entitlement, then the relevant Noteholder shall be entitled to receive, in respect of the exercise of the Share Redemption Option, such Additional Exchange Property as would have been receivable by it pursuant to this Condition 10(g) had the relevant Valuation Date occurred immediately after the date on which such change in the composition of the Exchange Property became effective or, as the case may be, had the relevant Registration Date in respect of such Registered Securities been immediately before such record date, and such Additional Exchange Property shall be delivered to the relevant Noteholder in accordance with instructions contained in the relevant Noteholder Share Redemption Notice as soon as practicable following the relevant adjustment to the Exchange Property or the receipt by the Issuer of the relevant Additional Exchange Property or, if a Noteholder Share Redemption Notice and relevant Notes shall not have been delivered to a Paying, Transfer and Exchange Agent on or before the Notice Cut-off Date, such Additional Exchange Property shall be dealt with as provided in Condition 10(g)(iii).

(vii)                The provisions of Condition 6(b)(iii) shall apply mutatis mutandis to this Condition 10(g) (but disregarding references in Condition 6(b)(iii) to “Cash Alternative Settlement”), provided that references in Condition 6(b)(iii) to the “Exchange Date” will be deemed to be references to the Valuation Date and references to the delivery of Exchange Property upon exercise of Exchange Rights shall be deemed to be to the delivery of the Relevant Exchange Property upon redemption.

11              Payments

(a)                       Principal and Interest

Payment of principal in respect of the Notes (other than pursuant to Condition 10(c)), payment of accrued interest payable on a redemption of the Notes (other than pursuant to Condition 10(c)) and payment of any interest due on an Interest Payment Date in respect of the Notes will be made to the persons shown in the Register at the close of business on the Record Date, and, other than in the case of a payment of any interest due on an Interest Payment Date, subject to surrender (or in the case of partial payment only, endorsement) of the relevant Note, at the specified office of any Paying, Transfer and Exchange Agent.

Payment of all other amounts will be made as provided in these Conditions.

(b)                       Method of Payment

Each payment referred to in Condition 11(a) will be made in U.S. dollars by transfer to a U.S. dollar account with a bank in New York City specified by the relevant Noteholder.

(c)                        Record Date

“Record Date” means the seventh business day, in the place of the specified office of the Registrar, before the due date for the relevant payment.

(d)                       Agents

The names of the initial Paying, Transfer and Exchange Agents and their initial specified offices are set out below. The Issuer reserves the right under the Agency Agreement and the Calculation Agency Agreement at any time to remove any Paying, Transfer and Exchange Agent, the Registrar or the Calculation Agent, and to appoint other or further Paying, Transfer and Exchange Agents or another Registrar, provided that it will at all times maintain (a) Paying, Transfer and Exchange Agents having specified offices in (i) London, (ii) any place required by the rules of any relevant stock exchange if and for so long as the Notes are listed or admitted to trading on any stock exchange or admitted to listing by any other relevant authority for which the rules require the appointment of a Paying, Transfer and Exchange Agent in any particular place and (iii) in a European Union member state (if any) that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive and (b) a Calculation Agent, which shall be a financial institution of international repute or a financial adviser with appropriate expertise. Notice of any such removal or appointment and of any change in the specified office of any Paying, Transfer and Exchange Agent will be given as soon as practicable to Noteholders in accordance with Condition 16.

(e)                        No commissions or expenses

No commissions or expenses shall be charged to the Noteholders in respect of any payments on the Notes.

(f)                         Fractions

When making payments to Noteholders, if the relevant payment is not of an amount which is a whole multiple of the smallest unit of the relevant currency in which such payment is to be made, such payment will be rounded down to the nearest such unit.

(g)                        Delay in payment

Noteholders will not be entitled to any further interest or other payment for any delay after the due date in receiving any amount due:

(i)                           as a result of the due date not being a business day; or

(ii)                      if the relevant Noteholder is late in surrendering the relevant Note (where such surrender is required pursuant to these Conditions as a precondition to payment).

In this Condition 11(g) “business day” means a day (other than a Saturday or Sunday) which is a Business Day and (where surrender of the relevant Note is required pursuant to these Conditions as a precondition to payment) and which is a business day in the place of the specified office of the Paying, Transfer and Exchange Agent to whom the relevant Note is surrendered.

12              No additional amounts

All payments in respect of the Notes are subject in all cases to any applicable fiscal or other laws and regulations. If any deduction or withholding for or on account of any present or future taxes, duties, levies, assessments or governmental charges imposed or levied by any governmental authority having the power to tax is required to be made by law from any payment on a Note, the relevant payment shall be made subject to such deduction or withholding and no additional amounts shall be payable by the Issuer in respect of any such deduction or withholding.

13              Events of Default

If any of the following events (each an “Event of Default”) shall have occurred and is continuing:

(a)                       default is made in the payment on the due date of principal, premium or interest or any other amount in respect of any of the Notes and such failure continues for a period of 5 (five) days in the case of principal or premium and 7 (seven) days in the case of interest; or

(b)                       the Issuer does not perform or comply with any one or more of its other obligations in respect of the Notes, which default is incapable of remedy or, is not remedied within 30 (thirty) days after written notice of such default shall have been given to the Principal Paying Agent at its specified office by any Noteholder; or

(i)                          any other present or future indebtedness for or in respect of moneys borrowed or raised of the Issuer or any Material Subsidiary becomes, or is declared, due and payable prior to its stated maturity otherwise than at the option of the Issuer or the relevant Material Subsidiary; or

(ii)                       any such indebtedness for or in respect of moneys borrowed or raised is not paid when due or, as the case may be, within any applicable grace period; or

(iii)                   the Issuer or any Material Subsidiary fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity in respect of, any indebtedness for or in respect of moneys borrowed or raised, provided that the aggregate amount of the indebtedness, guarantees or indemnities in respect of which one or more of the events mentioned above in this paragraph (c) has occurred equals or exceeds €30,000,000 or its equivalent; or

(c)                        a distress, attachment, execution or other legal process is levied, enforced or sued out on or against any part of the property, assets or revenues of the Issuer or any Material Subsidiary and is not discharged or stayed within 30 (thirty) days provided that the aggregate amount of property, assets and/or revenues involved in any such distress, attachment, execution or legal process equals or exceeds €30,000,000 or its equivalent; or

(d)                       any mortgage, charge, pledge, lien or other encumbrance, present or future, created or assumed by the Issuer or any Material Subsidiary in respect of an obligation, the principal amount of which equals or exceeds €30,000,000 or its equivalent, is enforced (including by the taking of possession or the appointment of a receiver, administrative receiver, administrator manager or other similar person); or

(e)                        the Issuer or any Material Subsidiary is insolvent or bankrupt (concurso) or unable to pay its debts, or is declared insolvent or bankrupt, or a voluntary request has been submitted to a relevant court for the declaration of insolvency or bankruptcy, or stops, suspends or threatens to stop or suspend payment of all or a material part of its debts, or proposes to make or makes any agreement for the deferral, rescheduling or other readjustment of all of its debts, or proposes to make or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts, or a moratorium is agreed or declared or comes into effect in respect of or affecting all or any part of the debts of the Issuer or any Material Subsidiary; or

(f)                         an order is made or an effective resolution passed for the winding-up (liquidación) or dissolution (disolución) of any Material Subsidiary, or the Issuer or any Material Subsidiary ceases or threatens to cease to carry on all or substantially all of its business or operations, except for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation (i) on terms approved by a resolution of the Syndicate of Noteholders; or (ii) in the case of a Material Subsidiary, whereby the undertaking and assets of the Material Subsidiary are transferred to or otherwise vested in the Issuer or another Material Subsidiary; or

(g)                       any action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorisation, exemption, filing, license, order, recording or registration) at any time required to be taken, fulfilled or done in order (i) to enable the Issuer lawfully to enter into, exercise its rights and perform and comply with its obligations under the Notes; (ii) to ensure that those obligations are legally binding and enforceable; and (iii) to make the Notes admissible in evidence is not taken, fulfilled or done; or

(h)                       any event occurs which under the laws of any relevant jurisdiction has a similar effect to any of the events referred to in any of the foregoing paragraphs of this Condition 13; or

(i)                          it is or will become unlawful for the Issuer to perform or comply with any of its obligations under or in respect of the Notes,

then, any Note may, by notice in writing given to the Principal Paying Agent at its specified office by (i) the Commissioner acting upon a resolution of the Syndicate of Noteholders, in respect of all Notes, or (ii) unless there has been a resolution to the contrary by the Syndicate of Noteholders, any Noteholder in respect of such Note, be declared immediately due and payable whereupon it shall become immediately due and payable at the Relevant Amount, together with accrued interest, without further formality.

For the purposes of these Conditions, “Relevant Amount” means, in respect of each U.S.$200,000 principal amount of Notes, an amount equal to such principal amount, together with accrued interest thereon, save that if the relevant Event of Default occurs as a result of or in connection with a failure by the Issuer to comply with any of its obligations in relation to the exercise of Exchange Rights, it means an amount equal to the higher of:

(i)                          the Value of the pro rata share of the Exchange Property and any other amounts which would have been payable and/or deliverable on exchange in respect of such principal amount of Notes had the date of such declaration been the Exchange Date; and

(ii)                       such principal amount, together with accrued but unpaid interest.

References in these Conditions to the principal amount of the Notes shall, other than in Condition 5 and unless the context otherwise requires, include the Relevant Amount.

14              Prescription

Claims in respect of the principal amount or interest on Notes will become void unless made within 10 years (in the case of the principal amount) and five years (in the case of interest) from the appropriate Relevant Date in respect thereof.

Claims in respect of any other amounts payable in respect of the Notes will become void unless made within 10 years following the due date for payment thereof.

15              Syndicate of Noteholders, Modification and Waiver

(a)                       Syndicate of Noteholders

Noteholders shall meet in accordance with certain regulations governing the Syndicate of Noteholders (the “Regulations”). The Regulations contain the rules governing the Syndicate of Noteholders and the rules governing its relationship with the Issuer and are attached to the Public Deed (as defined in the introduction to these Conditions) and are included in the Agency Agreement.

Bondholders, S.L. will be appointed as a temporary Commissioner for the Noteholders. Noteholders shall, by virtue of purchasing and/or holding Notes, be deemed to have agreed to: (i) the appointment of the temporary Commissioner; and (ii) become a member of the Syndicate of Noteholders. Upon the subscription of the Notes, the temporary Commissioner will call a general meeting of the Syndicate of Noteholders to ratify or reject the acts of the temporary Commissioner, confirm its appointment or appoint a substitute Commissioner for it and to ratify the Regulations. Noteholders shall, by virtue of purchasing and/or holding Notes, be deemed to have granted to the Principal Paying Agent full power and authority to take any action and/or to execute and deliver any document or notices for the purposes of attending the first meeting of the Syndicate of Noteholders called to confirm the appointment of the temporary Commissioner, approve its actions and ratify the Regulations contained in the Agency Agreement, and vote in favour of each of those resolutions and/or approve the same by way of written resolution.

Provisions for meetings of the Syndicate of Noteholders are contained in the Regulations and in the Agency Agreement. Such provisions shall have effect as if incorporated herein.

The Issuer may, with the consent of the Principal Paying Agent and the Commissioner, but without the consent of the holders of the Notes, amend these Conditions insofar as they may apply to the Notes to correct a manifest error or which amendments are of a formal, minor or technical nature or to comply with mandatory provisions of law.

In addition to the above, the Issuer and the Noteholders, the latter with the sanction of a resolution of the Syndicate of Noteholders, may agree any modification, whether material or not, to these Conditions and any waiver of any breach or proposed breach of these Conditions.

For the purposes of these Conditions,

(i)                           “Commissioner” means the comisario as this term is defined under the Spanish Companies Act (Ley de Sociedades de Capital) of the Syndicate of Noteholders; and

(ii)                        “Syndicate of Noteholders” means the sindicato as this term is described under the Spanish Companies Act (Ley de Sociedades de Capital).

In accordance with Spanish law, a general meeting of the Syndicate of Noteholders shall be validly constituted upon first being convened provided that Noteholders holding or representing two-thirds of the Notes outstanding attend. If the necessary quorum is not achieved at the first meeting, a second general meeting may be convened to meet one month after the first general meeting and shall be validly constituted regardless of the number of Noteholders who attend. A resolution shall be passed by holders holding an absolute majority in nominal amount of Notes present or duly represented at any properly constituted meeting.

(b)                       Modification of Agency Agreement

The Issuer shall only permit any modification, waiver or authorisation of any breach or proposed breach of, or any failure to comply with, the Agency Agreement if to do so could not reasonably be expected to be prejudicial to the interests of the Noteholders.

(c)                        Notification to the Noteholders

Any modification, waiver or authorisation in accordance with this Condition 15 shall be binding on the Noteholders and shall be notified by the Issuer to the Noteholders as soon as practicable thereafter in accordance with Condition 16.

16              Notices

All notices regarding the Notes will be valid published through the electronic communication system of Bloomberg. The Issuer shall also ensure that all notices are duly published in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Notes are for the time being listed and/or admitted to trading. Any such notice shall be deemed to have been given on the date of such notice’s publication, or, if such notice is published more than once, on the first date on which publication is made. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Principal Paying, Transfer and Exchange Agent may approve.

So long as the Notes are represented by Global Notes and such Global Notes are held on behalf of a clearing system, notices to Noteholders shall (subject to compliance with the rules of any stock exchange or trading facility on which the Notes are for the time being listed or admitted to trading) instead be given by delivery of the relevant notice to the relevant clearing system for communication by it to entitled accountholders in substitution for notification as required by this Condition 16 and such notices shall be deemed to have been given to Noteholders on the day following the day of delivery to such clearing system.

17              Replacement of Notes

If any Note is mutilated, defaced, destroyed, stolen or lost, it may be replaced at the specified office of the Principal Paying, Transfer and Exchange Agent, subject to all applicable laws and stock exchange or other relevant authority requirements, upon payment by the claimant of such costs as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Notes must be surrendered before replacements will be issued.

18              Further Issues

The Issuer may from time to time without the consent of the Noteholders create and issue further notes, bonds or debentures either having the same terms and conditions in all respects as the outstanding notes, bonds or debentures of any series (including the Notes) or in all respects except for the first payment of interest on them and the first date on which exchange rights may be exercised and so that such further issue shall be consolidated and form a single series with the outstanding notes, bonds or debentures of any series (including the Notes) or upon such terms as to interest, exchange, premium, redemption and otherwise as the Issuer may determine at the time of their issue.

19              Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of the Notes under the Contracts (Rights of Third Parties) Act 1999.

20              Governing Law and Jurisdiction

(a)                       Governing law

The Agency Agreement, the Calculation Agency Agreement and the Notes and any non-contractual obligations arising out of or in connection with them are governed by, and shall be construed in accordance with, English law. The provisions of Condition 15 relating to the appointment of the Commissioner and the Syndicate of Noteholders and of Condition 1(b) relating to the Status of the Notes are governed by, and shall be construed in accordance with, Spanish law.

(b)                       Jurisdiction

The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with the Notes and accordingly any legal action or proceedings arising out of or in connection with the Notes (“Proceedings”) may be brought in such courts. The Issuer has irrevocably submitted to the jurisdiction of such courts and has waived any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is made for the benefit of the Noteholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

(c)                        Agent for Service of Process

The Issuer has irrevocably appointed Inabensa Limited of Avanta Hammersmith, 1 Lyric Square, London W6 0NB, United Kingdom as its agent in England to receive service of process in any Proceedings in England. Nothing herein shall affect the right to serve process in any other manner permitted by law.

Schedule 2
A. Form of Rule 144A Note Certificate

THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933,  AS AMENDED (THE ‘‘SECURITIES ACT’’) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR FOR WHICH IT HAS PURCHASED SECURITIES (I) TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A PERSON IT REASONABLY BELIEVES IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (‘‘RULE 144A’’) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES TO NON-U.S. PERSONS IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND FURTHER SUBJECT TO THE ISSUER’S AND THE REGISTRAR’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE REGISTRAR AND (II) THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

ISIN: US00289RAD44	Certificate Number: [•]
Common Code: 119641098
CUSIP: 00289RAD4

Abengoa, S.A.

(incorporated with limited liability in The Kingdom of Spain)

U.S.$279,000,000 5.125 per cent. Exchangeable Notes due 2017

Exchangeable for existing ordinary shares of

Abengoa Yield plc

(incorporated with limited liability in England and Wales)

This Note is a Rule 144A Note Certificate and forms part of a series designated as specified in the title (the “Notes”) of Abengoa, S.A. (the “Issuer”) and constituted by the fiscal agency agreement dated 5 March, 2015 (the “Fiscal Agency Agreement”) referred to on the reverse hereof. The Notes are subject to, and have the benefit of, that Fiscal Agency Agreement and the terms and conditions (the “Conditions”) set out on the reverse hereof. In addition, the Issuer has executed a public deed (escritura pública) relating to the Notes dated 27 February, 2015, granted before the Notary of Seville, Mr José Ruiz Granados, with number 752 of his protocol.

The Issuer hereby certifies that [•] is/are, at the date hereof, entered in the Register as the holder(s) of Notes in the principal amount of U.S.$[•].

The Notes represented by this certificate are exchangeable into a pro rata share of the Exchange Property (which, as at the issue date of the Notes, comprises existing ordinary shares in Abengoa Yield plc) subject to and in accordance with the Conditions and the Fiscal Agency Agreement.

This Rule 144A Note Certificate is evidence of entitlement only. Title to the Notes passes only on due registration on the Register and only the duly registered holder is entitled to payments in respect of this Note.

This Rule 144A Note Certificate shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Registrar.

This Rule 144A Note Certificate, and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with, English law.

In Witness whereof the Issuer has caused this Note to be signed in facsimile on its behalf.

Dated [•]

Director

For and on behalf of

ABENGOA, S.A.

Certificate of Authentication

This Note is authenticated in England by
or on behalf of the Registrar

Citigroup Global Markets Deutschland AG

as Registrar

By:	By:

Authorised Signatory

For the purposes of authentication only.

On the back:

Terms and Conditions of the Notes

[The Terms and Conditions that are set out in Schedule 1 to the Fiscal Agency Agreement will be set out here.]

Fiscal Agent

CITIBANK, N.A., London Branch
 Citigroup Centre
Canada Square
London E14 5LB

United Kingdom

Registrar

CITIGROUP GLOBAL MARKETS DEUTSCHLAND AG

Reuterweg 16
60323 Frankfurt am Main
Germany

Commissioner

BONDHOLDERS. S.L.
Avenida Francia 17, A,1,
46023 Valencia

Spain

Form of Transfer

FOR VALUE RECEIVED the undersigned hereby transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE

(not more than four names may appear as joint holders)

U.S.$[•] in principal amount of this Note, and all rights under it, and irrevocably requests the Registrar to transfer this Note on the books kept for registration thereof.

In connection with the transfer of this Note, the transferor confirms that such transfer has been made in accordance with the legend that appears on the face of the Note.

Dated

Signed

Notes:

(i)            The signature to this transfer must correspond with the name as it appears on the face of this Note.

(ii)           A representative of the Noteholder should state the capacity in which he signs e.g. executor.

(iii)          The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(iv)          Any transfer of Notes shall be in the minimum amount of U.S.$200,000 and higher integral multiples thereof

B. Form of Regulation S Note Certificate

THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933,  AS AMENDED (THE ‘‘SECURITIES ACT’’) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR FOR WHICH IT HAS PURCHASED SECURITIES (I) TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A PERSON IT REASONABLY BELIEVES IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (‘‘RULE 144A’’) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES TO NON-U.S. PERSONS IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND FURTHER SUBJECT TO THE ISSUER’S AND THE REGISTRAR’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE REGISTRAR AND (II) THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

ISIN: XS1196424698	Certificate Number: [•]
Common Code: 119642469

Abengoa, S.A.

(incorporated with limited liability in The Kingdom of Spain)

U.S.$279,000,000 5.125 per cent. Exchangeable Notes due 2017

Exchangeable for existing ordinary shares of

Abengoa Yield plc

(incorporated with limited liability in England and Wales)

This Note is a Regulation S Note Certificate and forms part of a series designated as specified in the title (the “Notes”) of Abengoa, S.A. (the “Issuer”) and constituted by the fiscal agency agreement dated 5 March, 2015 (the “Fiscal Agency Agreement”) referred to on the reverse hereof. The Notes are subject to, and have the benefit of, that Fiscal Agency Agreement and the terms and conditions (the “Conditions”) set out on the reverse hereof. In addition, the Issuer has executed a public deed (escritura pública) relating to the Notes dated 27 February, 2015, granted before the Notary of Seville, Mr José Ruiz Granados, with number 752 of his protocol.

The Issuer hereby certifies that [•] is/are, at the date hereof, entered in the Register as the holder(s) of Notes in the principal amount of U.S.$[•].

The Notes represented by this certificate are exchangeable into a pro rata share of the Exchange Property (which, as at the issue date of the Notes, comprises existing ordinary shares in Abengoa Yield plc) subject to and in accordance with the Conditions and the Fiscal Agency Agreement.

This Regulation S Note Certificate is evidence of entitlement only. Title to the Notes passes only on due registration on the Register and only the duly registered holder is entitled to payments in respect of this Note.

This Regulation S Note Certificate shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Registrar.

This Regulation S Note Certificate, and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with, English law.

In Witness whereof the Issuer has caused this Note to be signed in facsimile on its behalf.

Dated [•]

Director

For and on behalf of

ABENGOA, S.A.

Certificate of Authentication

This Note is authenticated in England by
or on behalf of the Registrar

Citigroup Global Markets Deutschland AG

as Registrar

By:	By:

Authorised Signatory

For the purposes of authentication only.

On the back:

Terms and Conditions of the Notes

[The Terms and Conditions that are set out in Schedule 1 to the Fiscal Agency Agreement will be set out here.]

Fiscal Agent

CITIBANK, N.A., London Branch
 Citigroup Centre
Canada Square
London E14 5LB

United Kingdom

Registrar

CITIGROUP GLOBAL MARKETS DEUTSCHLAND AG

Reuterweg 16
60323 Frankfurt am Main
Germany

Commissioner

BONDHOLDERS. S.L.
Avenida Francia 17, A,1,
46023 Valencia

Spain

Form of Transfer

FOR VALUE RECEIVED the undersigned hereby transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE

(not more than four names may appear as joint holders)

U.S.$[•] in principal amount of this Note, and all rights under it, and irrevocably requests the Registrar to transfer this Note on the books kept for registration thereof.

In connection with the transfer of this Note, the transferor confirms that such transfer has been made in accordance with the legend that appears on the face of the Note.

Dated

Signed

Notes:

(i)           The signature to this transfer must correspond with the name as it appears on the face of this Note.

(ii)          A representative of the Noteholder should state the capacity in which he signs e.g. executor.

(iii)         The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(iv)        Any transfer of Notes shall be in the minimum amount of U.S.$200,000 and higher integral multiples thereof.

Schedule 3

A. Form of Rule 144A Global Note

THIS GLOBAL NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR FOR WHICH IT HAS PURCHASED SECURITIES (I) TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A PERSON IT REASONABLY BELIEVES IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (‘‘RULE 144A’’) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES TO NON-U.S. PERSONS IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND FURTHER SUBJECT TO THE ISSUER’S AND THE REGISTRAR’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE REGISTRAR AND (II) THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEFINITIVE CERTIFICATE ISSUED IN EXCHANGE FOR THIS GLOBAL NOTE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO, ACTING AS NOMINEE FOR DTC OR IN SUCH OTHER NAME AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO, HAS AN INTEREST HEREIN.

ISIN: US00289RAD44	Certificate Number: 1
Common Code: 119641098

CUSIP: 00289RAD4

Abengoa, S.A.

(incorporated with limited liability in The Kingdom of Spain)

U.S.$279,000,000 5.125 per cent. Exchangeable Notes due 2017

Exchangeable for existing ordinary shares of

Abengoa Yield plc

(incorporated with limited liability in England and Wales)

Global Note

The Notes in respect of which this Rule 144A Global Note is issued form part of the series designated as specified in the title (the “Notes”) of Abengoa, S.A. (the “Issuer”).

The Issuer hereby certifies that CEDE & CO. is, at the date hereof, entered in the register of Noteholders as the holder of Notes in the principal amount of

U.S.$182,000,000

(ONE HUNDRED AND EIGHTY TWO MILLION UNITED STATES DOLLARS)

or such other amount as is shown on the register of Noteholders as being represented by this Rule 144A Global Note and is duly endorsed (for information purposes only) in the third column of Exhibit 2 to this Rule 144A Global Note. For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Noteholders as holder of the Notes in respect of which this Global Note is issued, such amount or amounts as shall become due and payable from time to time in respect of such Notes and otherwise to comply with the Conditions referred to below. Each payment will be made to, or to the order of, the person whose name is entered on the Register at the close of business on the record date which should be on the Clearing System Business Day immediately prior to the date for payment, where “Clearing System Business Day” means Monday to Friday inclusive except 25 December and 1 January.

The Notes are subject to the fiscal, transfer and exchange agency agreement dated 5 March, 2015 (the “Fiscal Agency Agreement”) between, among others, the Issuer and Citibank N.A., London Branch as Fiscal Agent (the “Fiscal Agent”) and to the terms and conditions (the “Conditions”) set out in Schedule 1 to the Fiscal Agency Agreement, as modified by the provisions of this Rule 144A Global Note. Terms defined in the Fiscal Agency Agreement have the same meaning when used herein. In addition, the Issuer has executed a public deed (escritura pública) relating to the Notes dated 27 February, 2015, granted before the Notary of Seville, Mr José Ruiz Granados, with number 752 of his protocol.

This Rule 144A Global Note is evidence of entitlement only.

Title to the Notes passes only on due registration on the register of Noteholders and only the duly registered holder is entitled to payments on Notes in respect of which this Rule 144A Global Note is issued.

Exchange for Registered Rule 144A Note Certificates This Rule 144A Global Note is exchangeable in whole but not in part (free of charge to the holder) for Rule 144A Note Certificates if this Rule 144A Global Note is held on behalf of The Depositary Trust Company (“DTC”) or the Alternative Clearing System (as defined under “Notices” below) and (i) any such clearing system is unwilling or unable to continue to act as depositary and a successor depositary is not appointed by us within 120 days or (ii) if the owner of a book-entry interest requests such an exchange in writing delivered through such clearing system following an Event of Default. On or after the Exchange Date the holder of this Rule 144A Global Note may surrender this Rule 144A Global Note to or to the order of the Registrar. In exchange for this Rule 144A Global Note, the Issuer shall deliver, or procure the delivery of, an equal aggregate principal amount of duly executed and authenticated Rule 144A Note Certificates.

“Exchange Date” means, in the case of paragraph (i) above, a day falling not less than 60 days following the 120 day period and, in the case of paragraph (ii) above, a day falling not less than 60 days after that on which the request requiring exchange is given and, in each case, on which banks are open for business in the city in which the specified office of the Registrar is located and New York or, if relevant, the Alternative Clearing System (as defined under “Notices” below) are located.

Except as otherwise described herein, this Rule 144A Global Note is subject to the Conditions and the Fiscal Agency Agreement and, until it is exchanged for Rule 144A Note Certificates, its holder shall in all respects be entitled to the same benefits as if it were the holder of the Rule 144A Note Certificates for which it may be exchanged and as if such Rule 144A Note Certificates had been issued on the date of this Rule 144A Global Note.

The Conditions shall be modified with respect to Notes represented by this Rule 144A Global Note by the following provisions:

Notices

So long as this Rule 144A Global Note is held on behalf of DTC or any other clearing system (the “Alternative Clearing System”), notices required to be given to Noteholders may (subject to compliance with the rules of any stock exchange or trading facility on which the Notes are for the time being listed or admitted to trading) be given by their being delivered to DTC or, as the case may be, the Alternative Clearing System, rather than by publication as required by the Conditions in which case such notices shall be deemed to have been given to Noteholders on the day following the day of delivery to DTC or, as the case may be, the Alternative Clearing System.

Prescription

Claims in respect of principal, interest and other amounts payable in respect of this Global Note will become void unless it is presented for payment within a period of 10 years (in the case of principal) and five years (in the case of interest or any other amounts) from the appropriate Relevant Date (as defined in Condition 4).

Meetings

The holder hereof shall (unless this Rule 144A Global Note represents only one Note) be treated as one person for the purposes of any quorum requirements of a meeting of Noteholders and, at any such meeting, as having one vote in respect of each U.S.$200,000 principal amount of Notes for which this Rule 144A Global Note may be exchanged. Any accountholder (or the representative of any such person) of a clearing system with an interest in the Notes (“accountholders”) represented by this Rule 144A Global Note, on confirmation of entitlement and proof of identity, may attend and speak (but not vote) at any meeting of Noteholders.

Purchase and Cancellation

Cancellation of any Note represented by this Rule 144A Global Note which is required by the Conditions to be cancelled will be effected by reduction in the principal amount of this Rule 144A Global Note on its presentation to or to the order of the Fiscal Agent for notation in Exhibit 2 hereto.

Exchange

For so long as this Rule 144A Global Note is held on behalf of any one or more of DTC or the Alternative Clearing System, Exchange Rights (as defined in the Conditions) may be exercised as against the Issuer at any time during the Exchange Period by the presentation to or to the order of the Fiscal Agent of this Rule 144A Global Note for appropriate notation, together with one or more Exchange Notices duly completed by or on behalf of a holder of a book-entry interest, in accordance with the standard procedures for DTC and/or any Alternative Clearing System (which may include notice being given on such accountholder’s instructions by DTC and/or any Alternative Clearing System or any common depositary for them to the Fiscal Agent by electronic means) and in a form acceptable to DTC and/or any Alternative Clearing System.

Events of Default

From time to time the Notes represented by this Rule 144A Global Note may be declared due and payable following an Event of Default in accordance with the Conditions by stating in a notice from the Commissioner (acting on a resolution of the Syndicate of Noteholder) or relevant Noteholder given to the Fiscal Agent the principal amount of Notes (which may be less than the outstanding principal amount hereof) to which any such notice relates.

If principal in respect of any Notes is not paid when due and payable and as a result thereof an Event of Default occurs, as defined in Condition 13 (but subject as provided below), the holder of this Rule 144A Global Note may from time to time elect that Direct Rights under the provisions of Exhibit 1 hereto shall come into effect. Such election shall be made by notice from the Commissioner (acting on a resolution of the Syndicate of Noteholder) or relevant Noteholder to the Fiscal Agent and presentation of this Rule 144A Global Note to or to the order of the Fiscal Agent for reduction of the principal amount of Notes represented by this Rule 144A Global Note by such amount as may be stated in such notice by endorsement in Exhibit 2 hereto and a corresponding endorsement in Exhibit 1 hereto of such principal amount of Notes formerly represented hereby as the principal amount of Notes in respect of which Direct Rights have arisen under Exhibit 1 hereto. Upon each such notice being given and upon entry in the register maintained by the Registrar of the name of the relevant holder and the principal amount in respect of which such direct enforcement rights have arisen, the appropriate Direct Rights shall take effect.

Redemption at the Option of the Issuer

Any option of the Issuer provided for in the Conditions shall be exercised by the Issuer giving notice to the Noteholders within the time limits set out in and containing the information required by the Conditions.

Redemption at the Option of Noteholders

The option of the Noteholders provided for in Condition 10(c) may be exercised by the holder of this Rule 144A Global Note giving notice to the Fiscal Agent within the time limits set out in Condition 10(c), in accordance with the standard procedures for DTC and/or any Alternative Clearing System (which may include notice being given on such accountholder’s instructions by DTC and/or any Alternative Clearing System or any common depositary for them to the Fiscal Agent by electronic means) and in a form acceptable to DTC and/or any Alternative Clearing System, stating the principal amount of the Notes in respect of which the option is exercised and at the same time presenting this Rule 144A Global Note to the Fiscal Agent for notation accordingly in Exhibit 2 hereto.

The Statements set forth in the legends above are an integral part of the Notes in respect of which this Rule 144A Global Note is issued and by acceptance hereof each holder of such Notes agrees to be subject to and bound by the terms and provisions set forth in such legends.

This Rule 144A Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Registrar.

This Rule 144A Global Note, and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with English law.

In witness whereof this Global Note is executed as a deed on 5 March, 2015.

ABENGOA, S.A.

By:

Certificate of Authentication

This Rule 144A Global Note is authenticated in England by or on behalf of the Registrar.

CITIGROUP GLOBAL MARKETS DEUTSCHLAND AG

as Registrar

By:	By:

Authorised Signatory

For the purposes of authentication only.

Schedule

[The Terms and Conditions that are set out in Schedule 1 to the Fiscal Agency Agreement will be set out here.]

Exhibit 1
Direct Enforcement Rights

This Global Note has effect as a deed poll conferring on Relevant Account Holders the Direct Rights referred to in this Exhibit in respect of the principal amount of Notes stated in paragraph 7 of this Exhibit.

1.                                      Interpretation

In this Exhibit, terms are used with the same meanings as in the Global Note and in addition:

“Clearing System Operator” means the Depository Trust Company;

“Direct Rights” means the rights referred to in paragraph 2 of this Exhibit;

“Entry” means any entry relating to this Global Note (or to the relevant part of it) or the Notes represented by it which is or has been made in the securities account of any account holder with a Clearing System Operator and “Entries” shall have a corresponding meaning;

“Principal Amount” means, in respect of any Entry, the amount which would be due to the holder of the account in which such Entry is credited were the principal amount of this Global Note or the Notes represented by it in respect of which such Entry was made to be paid in full at its maturity;

“Relevant Account Holder” means the holder of any account with a Clearing System Operator which at the Relevant Time has credited to its securities account with such Clearing System Operator an Entry or Entries in respect of this Global Note (or the relevant part of it) or the Notes represented by it except for a Clearing System Operator in its capacity as an account holder of another Clearing System Operator; and

“Relevant Time” means the time when Direct Rights take effect as contemplated by this Global Note.

2.                                      Direct Rights

If principal in respect of any Note is not paid when due and payable and as a result thereof an Event of Default, as defined in Condition 13 occurs, each Relevant Account Holder shall at the Relevant Time acquire against the Issuer, upon reduction of the Notes represented by the Global Note by endorsement in Exhibit 2 of an amount represented by such Relevant Account Holder’s interest in the Global Note and entry in the register maintained by the Registrar of the Relevant Account Holder’s name and the principal amount represented by such Relevant Account Holder’s interest in this Global Note (as notified by the Clearing System Operator pursuant to section 3) all rights which the Relevant Account Holder in question would have had if, immediately before the Relevant Time, it had been the holder of Note Certificates in registered form issued on the issue date of this Global Note in an aggregate principal amount equal to the Principal Amount of the relevant Entry including, without limitation, the right to receive all payments due at any time in respect of such Note Certificates, other than payments corresponding to any already made under this Global Note. No further action shall be required on the part of any person in order for such Direct Rights to be acquired and for each Relevant Account Holder to have the benefit of, and to enforce, rights corresponding to all the provisions of relevant Note Certificates as if they had been issued and as if such provisions had been specifically incorporated in this Exhibit, other than the right to receive payments corresponding to any already made under this Global Note.

3.                                      Evidence

The records of each Clearing System Operator shall, in the absence of manifest error, be conclusive evidence of the identity of the Relevant Account Holders, the number of Entries credited to the securities account of each Relevant Account Holder with such Clearing System Operator at the Relevant Time and the Principal Amount of an Entry. For the purposes of this clause a statement issued by a Clearing System Operator stating:

3.1                               the name of the Relevant Account Holder to or in respect of which it is issued;

3.2                               the number of Entries credited to the securities account of such Relevant Account Holder with such Clearing System Operator as at the opening of business on the first day on which the Clearing System Operator is open for business following the Relevant Time; and

3.3                               the Principal Amount of any Entry in the accounts of such Clearing System Operator, shall be conclusive evidence of the records of such Clearing System Operator at the Relevant Time (but without prejudice to any other means of producing such records in evidence). In the event of a dispute, in the absence of manifest error, the determination of the Relevant Time by a Clearing System Operator shall be final and conclusive for all purposes in connection with the Relevant Account Holders with securities accounts with such Clearing System Operator.

Any Relevant Account Holder may, in any proceedings relating to this Global Note, protect and enforce its rights arising out of this Exhibit in respect of any Entry to which it is entitled upon the basis of a statement by a Clearing System Operator as provided in this clause and a copy of this Global Note certified as being a true copy by a duly authorised officer of any Clearing System Operator or the Registrar without the need for production in such proceedings or in any court of the actual records or this Global Note. Any such certification shall be binding, except in the case of manifest error or as may be ordered by any court of competent jurisdiction, upon the Issuer and all Relevant Account Holders. This clause shall not limit any right of any Relevant Account Holder to the production of the originals of such records or documents in evidence.

4.                                      Title to Entries

Any Relevant Account Holder may protect and enforce its Direct Rights arising out of this Global Note in respect of any Entry to which it is entitled in its own name. Any Relevant Account Holder is entitled to receive payment of the Principal Amount of its Entry and of all other sums referable to its Direct Rights to the exclusion of any other person and payment in full by the Issuer to such Relevant Account Holder shall discharge the Issuer from all obligations in respect of such Entry and such Direct Rights.

5.                                      Not transferable

For the avoidance of doubt, Direct Rights are not transferable.

6.                                      Governing Law

This Exhibit, and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with English law.

7.                                      Principal Amount

The principal amount of Notes in respect of which Direct Rights have arisen under this Global Note is shown by the latest entry in the third column below:

Date	Amount of increase in principal amount of Notes in respect of which Direct Rights have arisen	Running total of principal amount	Notation made by or on behalf of the Fiscal Agent (other than in respect of initial principal amount)

Exhibit 2
Principal Amount of this Rule 144A Global Note

The aggregate principal amount of this Rule 144A Global Note is as shown by the latest entry made by or on behalf of the Fiscal Agent in the fourth column below. Reductions in the principal amount of this Rule 144A Global Note following redemption or the purchase and cancellation of, or exercise of Exchange Rights in respect of, Notes or the taking effect of Direct Rights are entered in the second and third columns below.

Date	Reason for change in the principal amount of this Rule 144A Global Note	Amount of such change	Initial principal amount and principal amount of this Rule 144A Global Note following such change	Notation made by or on behalf of the Fiscal Agent (other than in respect of the initial principal amount)
5 March 2015	Not applicable	Not applicable	U.S.$182,000,000	Not applicable

Exhibit 3
Interest Payments in respect of this Rule 144A Global Note

The following payments of interest in respect of this Rule 144A Global Note and the Notes represented by this Rule 144A Global Note have been made:

Date made	Amount of interest due and payable	Amount of interest paid	Notation made by or on behalf of the Fiscal Agent

B. Form of Regulation S Global Note

THIS GLOBAL NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR FOR WHICH IT HAS PURCHASED SECURITIES (I) TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A PERSON IT REASONABLY BELIEVES IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (‘‘RULE 144A’’) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES TO NON-U.S. PERSONS IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND FURTHER SUBJECT TO THE ISSUER’S AND THE REGISTRAR’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE REGISTRAR AND (II) THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, S.A./N.V. (“EUROCLEAR”) AND CLEARSTREAM BANKING, SOCIETE ANONYME (“CLEARSTREAM, LUXEMBOURG”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEFINITIVE CERTIFICATE ISSUED IN EXCHANGE FOR THIS GLOBAL NOTE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CITIVIC NOMINEES LIMITED, ACTING AS NOMINEE FOR THE COMMON DEPOSITORY ON BEHALF OF EUROCLEAR AND CLEARSTREAM, LUXEMBOURG OR IN SUCH OTHER NAME AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR AND CLEARSTREAM BANKING, LUXEMBOURG (AND ANY PAYMENT IS MADE TO CITIVIC NOMINEES LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM BANKING, LUXEMBOURG), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN EUROCLEAR OR CLEARSTREAM BANKING, LUXEMBOURG OR A NOMINEE THEREOF IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CITIVIC NOMINEES LIMITED, HAS AN INTEREST HEREIN.

ISIN: XS1196424698	Certificate Number: 1
Common Code: 119642469

Abengoa, S.A.

(incorporated with limited liability in The Kingdom of Spain)

U.S.$279,000,000 5.125 per cent. Exchangeable Notes due 2017

Exchangeable for existing ordinary shares of

Abengoa Yield plc

(incorporated with limited liability in England and Wales)

Global Note

The Notes in respect of which this Regulation S Global Note is issued form part of the series designated as specified in the title (the “Notes”) of Abengoa, S.A. (the “Issuer”).

The Issuer hereby certifies that CITIVIC NOMINEES LIMITED is, at the date hereof, entered in the register of Noteholders as the holder of Notes in the principal amount of

U.S.$97,000,000

(NINETY SEVEN MILLION UNITED STATES DOLLARS)

or such other amount as is shown on the register of Noteholders as being represented by this Regulation S Global Note and is duly endorsed (for information purposes only) in the third column of Exhibit 2 to this Regulation S Global Note. For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Noteholders as holder of the Notes in respect of which this Global Note is issued, such amount or amounts as shall become due and payable from time to time in respect of such Notes and otherwise to comply with the Conditions referred to below. Each payment will be made to, or to the order of, the person whose name is entered on the Register at the close of business on the record date which should be on the Clearing System Business Day immediately prior to the date for payment, where “Clearing System Business Day” means Monday to Friday inclusive except 25 December and 1 January.

The Notes are subject to the fiscal, transfer and exchange agency agreement dated 5 March, 2015 (the “Fiscal Agency Agreement”) between, among others, the Issuer and Citibank N.A., London Branch as Fiscal Agent (the “Fiscal Agent”) and to the terms and conditions (the “Conditions”) set out in Schedule 1 to the Fiscal Agency Agreement, as modified by the provisions of this Regulation S Global Note. Terms defined in the Fiscal Agency Agreement have the same meaning when used herein. In addition, the Issuer has executed a public deed (escritura pública) relating to the Notes dated 27 February, 2015, granted before the Notary of Seville, Mr José Ruiz Granados, with number 752 of his protocol.

This Regulation S Global Note is evidence of entitlement only.

Title to the Notes passes only on due registration on the register of Noteholders and only the duly registered holder is entitled to payments on Notes in respect of which this Regulation S Global Note is issued.

Exchange for Registered Regulation S Note Certificates This Regulation S Global Note is exchangeable in whole but not in part (free of charge to the holder) for Regulation S Note Certificates if this Regulation S Global Note is held on behalf of Euroclear or Clearstream,

Luxembourg or the Alternative Clearing System (each as defined under “Notices” below) and (i) any such clearing system is unwilling or unable to continue to act as depositary and a successor depositary is not appointed by us within 120 days or (ii) if the owner of a book-entry interest requests such an exchange in writing delivered through such clearing system following an Event of Default. On or after the Exchange Date the holder of this Regulation S Global Note may surrender this Regulation S Global Note to or to the order of the Registrar. In exchange for this Regulation S Global Note, the Issuer shall deliver, or procure the delivery of, an equal aggregate principal amount of duly executed and authenticated Regulation S Note Certificates.

“Exchange Date” means, in the case of paragraph (i) above, a day falling not less than 60 days following the 120 day period and, in the case of paragraph (ii) above, a day falling not less than 60 days after that on which the request requiring exchange is given and, in each case, on which banks are open for business in the city in which the specified office of the Registrar is located and in the cities in which Euroclear and Clearstream, Luxembourg or, if relevant, the Alternative Clearing System (each as defined under “Notices” below) are located.

Except as otherwise described herein, this Regulation S Global Note is subject to the Conditions and the Fiscal Agency Agreement and, until it is exchanged for Regulation S Note Certificates, its holder shall in all respects be entitled to the same benefits as if it were the holder of the Regulation S Note Certificates for which it may be exchanged and as if such Regulation S Note Certificates had been issued on the date of this Regulation S Global Note.

The Conditions shall be modified with respect to Notes represented by this Regulation S Global Note by the following provisions:

Notices

So long as this Regulation S Global Note is held on behalf of Euroclear Bank S.A./N.V., (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or any other clearing system (the “Alternative Clearing System”), notices required to be given to Noteholders may (subject to compliance with the rules of any stock exchange or trading facility on which the Notes are for the time being listed or admitted to trading) be given by their being delivered to Euroclear, Clearstream, Luxembourg or, as the case may be, the Alternative Clearing System, rather than by publication as required by the Conditions in which case such notices shall be deemed to have been given to Noteholders on the day following the day of delivery to Euroclear and Clearstream, Luxembourg or, as the case may be, the Alternative Clearing System.

Prescription

Claims in respect of principal, interest and other amounts payable in respect of this Global Note will become void unless it is presented for payment within a period of 10 years (in the case of principal) and five years (in the case of interest or any other amounts) from the appropriate Relevant Date (as defined in Condition 4).

Meetings

The holder hereof shall (unless this Regulation S Global Note represents only one Note) be treated as one person for the purposes of any quorum requirements of a meeting of Noteholders and, at any such meeting, as having one vote in respect of each U.S.$200,000 principal amount of Notes for which this Regulation S Global Note may be exchanged. Any accountholder (or the representative of any such person) of a clearing system with an interest in the Notes (“accountholders”)

represented by this Regulation S Global Note, on confirmation of entitlement and proof of identity, may attend and speak (but not vote) at any meeting of Noteholders.

Purchase and Cancellation

Cancellation of any Note represented by this Regulation S Global Note which is required by the Conditions to be cancelled will be effected by reduction in the principal amount of this Regulation S Global Note on its presentation to or to the order of the Fiscal Agent for notation in Exhibit 2 hereto.

Exchange

For so long as this Regulation S Global Note is held on behalf of any one or more of Euroclear, Clearstream, Luxembourg or the Alternative Clearing System, Exchange Rights (as defined in the Conditions) may be exercised as against the Issuer at any time during the Exchange Period by the presentation to or to the order of the Fiscal Agent of this Regulation S Global Note for appropriate notation, together with one or more Exchange Notices duly completed by or on behalf of a holder of a book-entry interest, in accordance with the standard procedures for Euroclear and/or Clearstream, Luxembourg and/or any Alternative Clearing System (which may include notice being given on such accountholder’s instructions by Euroclear and/or Clearstream, Luxembourg and/or any Alternative Clearing System or any common depositary for them to the Fiscal Agent by electronic means) and in a form acceptable to Euroclear and/or Clearstream, Luxembourg and/or any Alternative Clearing System.

Events of Default

From time to time the Notes represented by this Regulation S Global Note may be declared due and payable following an Event of Default in accordance with the Conditions by stating in a notice from the Commissioner (acting on a resolution of the Syndicate of Noteholder) or relevant Noteholder given to the Fiscal Agent the principal amount of Notes (which may be less than the outstanding principal amount hereof) to which any such notice relates.

If principal in respect of any Notes is not paid when due and payable and as a result thereof an Event of Default occurs, as defined in Condition 13 (but subject as provided below), the holder of this Regulation S Global Note may from time to time elect that Direct Rights under the provisions of Exhibit 1 hereto shall come into effect. Such election shall be made by notice from the Commissioner (acting on a resolution of the Syndicate of Noteholder) or relevant Noteholder to the Fiscal Agent and presentation of this Regulation S Global Note to or to the order of the Fiscal Agent for reduction of the principal amount of Notes represented by this Regulation S Global Note by such amount as may be stated in such notice by endorsement in Exhibit 2 hereto and a corresponding endorsement in Exhibit 1 hereto of such principal amount of Notes formerly represented hereby as the principal amount of Notes in respect of which Direct Rights have arisen under Exhibit 1 hereto. Upon each such notice being given and upon entry in the register maintained by the Registrar of the name of the relevant holder and the principal amount in respect of which such direct enforcement rights have arisen, the appropriate Direct Rights shall take effect.

Redemption at the Option of the Issuer

Any option of the Issuer provided for in the Conditions shall be exercised by the Issuer giving notice to the Noteholders within the time limits set out in and containing the information required by the Conditions.

Redemption at the Option of Noteholders

The option of the Noteholders provided for in Condition 10(c) may be exercised by the holder of this Regulation S Global Note giving notice to the Fiscal Agent within the time limits set out in Condition 10(c), in accordance with the standard procedures for Euroclear and/or Clearstream, Luxembourg and/or any Alternative Clearing System (which may include notice being given on such accountholder’s instructions by Euroclear and/or Clearstream, Luxembourg and/or any Alternative Clearing System or any common depositary for them to the Fiscal Agent by electronic means) and in a form acceptable to Euroclear and/or Clearstream, Luxembourg and/or any Alternative Clearing System, stating the principal amount of the Notes in respect of which the option is exercised and at the same time presenting this Regulation S Global Note to the Fiscal Agent for notation accordingly in Exhibit 2 hereto.

The Statements set forth in the legends above are an integral part of the Notes in respect of which this Regulation S Global Note is issued and by acceptance hereof each holder of such Notes agrees to be subject to and bound by the terms and provisions set forth in such legends.

This Regulation S Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Registrar.

This Regulation S Global Note, and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with English law.

In witness whereof this Global Note is executed as a deed on 5 March 2015.

ABENGOA, S.A.

By:

Certificate of Authentication

This Regulation S Global Note is authenticated in England by or on behalf of the Registrar.

CITIGROUP GLOBAL MARKETS DEUTSCHLAND AG

as Registrar

By:	By:

Authorised Signatory

For the purposes of authentication only.

Schedule

[The Terms and Conditions that are set out in Schedule 1 to the Fiscal Agency Agreement will be set out here.]

Exhibit 1
Direct Enforcement Rights

This Global Note has effect as a deed poll conferring on Relevant Account Holders the Direct Rights referred to in this Exhibit in respect of the principal amount of Notes stated in paragraph 7 of this Exhibit.

1.                                      Interpretation

In this Exhibit, terms are used with the same meanings as in the Global Note and in addition:

“Clearing System Operator” means the operator of each of Euroclear and Clearstream, Luxembourg and, if relevant, the Alternative Clearing System;

“Direct Rights” means the rights referred to in paragraph 2 of this Exhibit;

“Entry” means any entry relating to this Global Note (or to the relevant part of it) or the Notes represented by it which is or has been made in the securities account of any account holder with a Clearing System Operator and “Entries” shall have a corresponding meaning;

“Principal Amount” means, in respect of any Entry, the amount which would be due to the holder of the account in which such Entry is credited were the principal amount of this Global Note or the Notes represented by it in respect of which such Entry was made to be paid in full at its maturity;

“Relevant Account Holder” means the holder of any account with a Clearing System Operator which at the Relevant Time has credited to its securities account with such Clearing System Operator an Entry or Entries in respect of this Global Note (or the relevant part of it) or the Notes represented by it except for a Clearing System Operator in its capacity as an account holder of another Clearing System Operator; and

“Relevant Time” means the time when Direct Rights take effect as contemplated by this Global Note.

2.                                      Direct Rights

If principal in respect of any Note is not paid when due and payable and as a result thereof an Event of Default, as defined in Condition 13 occurs, each Relevant Account Holder shall at the Relevant Time acquire against the Issuer, upon reduction of the Notes represented by the Global Note by endorsement in Exhibit 2 of an amount represented by such Relevant Account Holder’s interest in the Global Note and entry in the register maintained by the Registrar of the Relevant Account Holder’s name and the principal amount represented by such Relevant Account Holder’s interest in this Global Note (as notified by the Clearing System Operator pursuant to section 3) all rights which the Relevant Account Holder in question would have had if, immediately before the Relevant Time, it had been the holder of Note Certificates in registered form issued on the issue date of this Global Note in an aggregate principal amount equal to the Principal Amount of the relevant Entry including, without limitation, the right to receive all payments due at any time in respect of such Note Certificates, other than payments corresponding to any already made under this Global Note. No further action shall be required on the part of any person in order for such Direct

Rights to be acquired and for each Relevant Account Holder to have the benefit of, and to enforce, rights corresponding to all the provisions of relevant Note Certificates as if they had been issued and as if such provisions had been specifically incorporated in this Exhibit, other than the right to receive payments corresponding to any already made under this Global Note.

3.                                      Evidence

The records of each Clearing System Operator shall, in the absence of manifest error, be conclusive evidence of the identity of the Relevant Account Holders, the number of Entries credited to the securities account of each Relevant Account Holder with such Clearing System Operator at the Relevant Time and the Principal Amount of an Entry. For the purposes of this clause a statement issued by a Clearing System Operator stating:

3.1                               the name of the Relevant Account Holder to or in respect of which it is issued;

3.2                               the number of Entries credited to the securities account of such Relevant Account Holder with such Clearing System Operator as at the opening of business on the first day on which the Clearing System Operator is open for business following the Relevant Time; and

3.3                               the Principal Amount of any Entry in the accounts of such Clearing System Operator, shall be conclusive evidence of the records of such Clearing System Operator at the Relevant Time (but without prejudice to any other means of producing such records in evidence). In the event of a dispute, in the absence of manifest error, the determination of the Relevant Time by a Clearing System Operator shall be final and conclusive for all purposes in connection with the Relevant Account Holders with securities accounts with such Clearing System Operator.

Any Relevant Account Holder may, in any proceedings relating to this Global Note, protect and enforce its rights arising out of this Exhibit in respect of any Entry to which it is entitled upon the basis of a statement by a Clearing System Operator as provided in this clause and a copy of this Global Note certified as being a true copy by a duly authorised officer of any Clearing System Operator or the Registrar without the need for production in such proceedings or in any court of the actual records or this Global Note. Any such certification shall be binding, except in the case of manifest error or as may be ordered by any court of competent jurisdiction, upon the Issuer and all Relevant Account Holders. This clause shall not limit any right of any Relevant Account Holder to the production of the originals of such records or documents in evidence.

4.                                      Title to Entries

Any Relevant Account Holder may protect and enforce its Direct Rights arising out of this Global Note in respect of any Entry to which it is entitled in its own name. Any Relevant Account Holder is entitled to receive payment of the Principal Amount of its Entry and of all other sums referable to its Direct Rights to the exclusion of any other person and payment in full by the Issuer to such Relevant Account Holder shall discharge the Issuer from all obligations in respect of such Entry and such Direct Rights.

5.                                      Not transferable

For the avoidance of doubt, Direct Rights are not transferable.

6.                                      Governing Law

This Exhibit, and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with English law.

7.                                      Principal Amount

The principal amount of Notes in respect of which Direct Rights have arisen under this Global Note is shown by the latest entry in the third column below:

Date	Amount of increase in principal amount of Notes in respect of which Direct Rights have arisen	Running total of principal amount	Notation made by or on behalf of the Fiscal Agent (other than in respect of initial principal amount)

Exhibit 2
Principal Amount of this Regulation S Global Note

The aggregate principal amount of this Regulation S Global Note is as shown by the latest entry made by or on behalf of the Fiscal Agent in the fourth column below. Reductions in the principal amount of this Regulation S Global Note following redemption or the purchase and cancellation of, or exercise of Exchange Rights in respect of, Notes or the taking effect of Direct Rights are entered in the second and third columns below.

Date	Reason for change in the principal amount of this Regulation S Global Note	Amount of such change	Initial principal amount and principal amount of this Regulation S Global Note following such change	Notation made by or on behalf of the Fiscal Agent (other than in respect of the initial principal amount)
5 March 2015	Not applicable	Not applicable	U.S.$97,000,000	Not applicable

Exhibit 3
Interest Payments in respect of this Regulation S Global Note

The following payments of interest in respect of this Regulation S Global Note and the Notes represented by this Regulation S Global Note have been made:

Date made	Amount of interest due and payable	Amount of interest paid	Notation made by or on behalf of the Fiscal Agent

Schedule 4
Regulations of the Syndicate of Noteholders of Abengoa, S.A.

REGLAMENTO

A continuación se recoge el reglamento del sindicato de Bonistas de la emisión de bonos de ABENGOA, S.A., denominada “EMISIÓN DE BONOS CANJEABLES DE ABENGOA, S. A., FEBRERO 2015”.

En caso de discrepancia la versión española prevalecerá.

REGULATIONS

The regulations that follow correspond to the Syndicate of Noteholders of the Notes which compose the “ISSUE OF EXCHANGEABLE NOTES OF ABENGOA, S. A., FEBRUARY 2015”.

In case of discrepancy, the Spanish version shall prevail.

TÍTULO I CONSTITUCIÓN, DENOMINACIÓN, OBJETO, DOMICILIO Y DURACIÓN DEL SINDICATO DE BONISTAS.	TITLE I INCORPORATION, NAME, PURPOSE, ADDRESS AND DURATION FOR THE SYNDICATE OF NOTEHOLDERS.

ARTÍCULO 1º.— CONSTITUCIÓN	ARTICLE 1º.- INCORPORATION

Con sujeción a lo dispuesto en el Capítulo IV, Título XI del Real Decreto Legislativo 1/2010, de 2 de julio, que aprueba el Texto Refundido de la Ley de Sociedades de Capital (la “Ley de Sociedades de Capital”), quedará constituido, una vez inscrita en el Registro Mercantil la escritura pública relativa a la emisión, un sindicato de los titulares de los Bonos (los “Bonistas”) que integran la “EMISIÓN DE BONOS CANJEABLES DE ABENGOA, S. A., FEBRERO 2015”.

Este Sindicato se regirá por el presente reglamento, por la Ley de Sociedades de Capital así como por las demás disposiciones de los estatutos sociales de Abengoa S.A. (la “Sociedad Emisora”) y demás disposiciones legales vigentes.

In accordance with the provisions of Chapter IV, Title XI of the Royal Legislative Decree on Capital Companies (“Real Decreto Legislativo 1/2010, de 2 de julio, que aprueba el texto refundido de la Ley de Sociedades de Capital”) (the “Spanish Companies Act”), there shall be incorporated, once the Public Deed of the Issue has been filed with the Commercial Registry, a Syndicate of the owners of the Notes (hereinafter, the “Noteholders”) which compose the “ISSUE OF EXCHANGEABLE NOTES OF ABENGOA, S. A., FEBRUARY 2015”.

This Syndicate shall be governed by these Regulations, by the Spanish Companies Act, by the applicable provisions of the articles of association of Abengoa S.A. (the “Issuer”) and by any other applicable legislation.

ARTÍCULO 2º.- DENOMINACIÓN	ARTICLE 2°.- NAME

El Sindicato se denominará “SINDICATO DE BONISTAS DE LA EMISIÓN DE BONOS CANEJABLES DE ABENGOA, S.A., FEBRERO 2015”.	The Syndicate shall be named “SYNDICATE OF NOTEHOLDERS OF THE ISSUE OF EXCHANGEABLE NOTES OF ABENGOA, S.A., FEBRUARY 2015”.

ARTÍCULO 3º.- OBJETO	ARTICLE 3°.- PURPOSE

El Sindicato tendrá por objeto la representación y defensa de los legítimos intereses de los Bonistas frente a la Sociedad Emisora, mediante el ejercicio de los derechos que le reconocen las Leyes por las que se rigen y el presente

This Syndicate is formed for the purpose of representing and protecting the lawful interest of the Noteholders before the Issuer, by means of the exercise of the rights granted by the applicable laws and the present Regulations, to exercise and

reglamento, para ejercerlos y conservarlos de forma colectiva, y bajo la representación que se determina en las presentes normas.	preserve them in a collective way and under the representation determined by these regulations.

ARTÍCULO 4º.- DOMICILIO	ARTICLE 4°.- ADDRESS

El domicilio del Sindicato se fija en Paseo de la Castellana, 43, 6ª planta, Madrid.

La Asamblea General de Bonistas podrá, sin embargo, reunirse, cuando se considere oportuno, en otro lugar de la ciudad de Madrid, expresándose así en la convocatoria.

The address of the Syndicate shall be located at Paseo de la Castellana, 43, 6th floor, Madrid.

However, the Noteholders General Meeting is also authorised to hold a meeting, when considered convenient, in any other place in Madrid that is specified in the notice convening the meeting.

ARTÍCULO 5º.- DURACIÓN	ARTICLE 5°.- DURATION

El Sindicato estará en vigor hasta que los Bonistas se hayan reintegrado de cuantos derechos por principal, intereses o cualquier otro concepto les corresponda, o se hubiese procedido a la amortización o canje de la totalidad de los Bonos de acuerdo con los términos y condiciones de emisión de los Bonos.

This Syndicate shall be in force until the Noteholders have been reimbursed for any rights they may hold for the principal, interest or any other concept, or until all of the Notes have been redeemed or exchanged as set forth in the terms and conditions of issue of the Notes.

TÍTULO II RÉGIMEN DEL SINDICATO	TITLE II SYNDICATE’S REGIME

ARTÍCULO 6º.- ÓRGANOS DEL SINDICATO	ARTICLE 6°.- SYNDICATE MANAGEMENT BODIES

El gobierno del Sindicato corresponderá: a) A la Asamblea General de Bonistas (la “Asamblea General”). b) Al Comisario de la Asamblea General de Bonistas (el “Comisario”).	The Management bodies of the Syndicate are: a) The General Meeting of Noteholders (the “General Meeting”). b) The Commissioner of the General Meeting of Noteholders (the “Commissioner”).

ARTÍCULO 7º.- NATURALEZA JURÍDICA	ARTICLE 7°.- LEGAL NATURE

La Asamblea General, debidamente convocada y constituida, es el órgano de expresión de la voluntad de los Bonistas, con sujeción al presente reglamento, y sus acuerdos vinculan a todos los Bonistas en la forma establecida por las Leyes.

The General Meeting, duly called and constituted, is the body of expression of the Noteholders’ will, subject to the provisions of these Regulations, and its resolutions are binding for all the Noteholders in the way established by law.

ARTÍCULO 8º.- LEGITIMACIÓN PARA CONVOCATORIA	ARTICLE 8°. - CONVENING MEETINGS

La Asamblea General será convocada por el Consejo de Administración de la Sociedad Emisora o por el Comisario, siempre que cualquiera de ellos lo estime conveniente.	The General Meeting shall be convened by the Board of Directors of the Issuer or by the Commissioner, whenever they may deem it convenient. However, the Commissioner shall

No obstante, el Comisario deberá convocarla cuando lo soliciten por escrito, y expresando el objeto de la convocatoria, los Bonistas que representen, por lo menos, la vigésima parte del importe total de la Emisión que no esté amortizado. En este caso, la Asamblea General deberá convocarse para ser celebrada dentro de los cuarenta y cinco días siguientes a aquél en que el Comisario hubiere recibido la solicitud por escrito.

convene a General Meeting when Noteholders holding at least the twentieth of the non-amortised entire amount of the Issue, request it by writing. In such case, the General Meeting shall be held in forty five days following of receipt of the written notice by the Commissioner.

ARTÍCULO 9º.- FORMA DE CONVOCATORIA	ARTICLE 9°.- PROCEDURE FOR CONVENING MEETINGS

La convocatoria de la Asamblea General se hará, por lo menos quince días antes de la fecha fijada para su celebración, mediante (i) anuncio que se publicará en el “Boletín Oficial del Registro Mercantil” y, si se estima conveniente, en uno o más periódicos de difusión significativa a nivel nacional o internacional y (ii) notificación a los Bonistas de conformidad con los términos y condiciones de los Bonos.

Cuando la Asamblea General sea convocada para tratar o resolver asuntos relativos a la modificación de los términos y condiciones de emisión de los Bonos y otros de trascendencia análoga, a juicio del Comisario, deberá ser convocada en la forma establecida en la Ley de Sociedades de Capital para la junta general de accionistas. Además, los Bonistas podrían ser notificados de conformidad con los términos y condiciones de los Bonos. En todo caso, se expresará en el anuncio el lugar y la fecha de reunión, los asuntos que hayan de tratarse y la forma de acreditar la titularidad de los Bonos para tener derecho de asistencia a la Asamblea General.

The General Meeting shall be convened at least fifteen days before the date set for the meeting, by (i) notice published in the Official Gazette of the Commercial Registry and, if considered convenient, in one or more newspapers of significant national or international circulation and (ii) notice to the Noteholders in accordance with the terms and conditions of the Notes.

When the General Meeting is convened to consider or resolve matters relating to the amendment of the Terms and Conditions of issue of the Notes or any other matters considered to be of similar relevance by the Commissioner, it should be convened in the manner set out in the Spanish Companies Act for the general meeting of shareholders. In addition, Noteholders may also be notified in accordance with the terms and conditions of the Notes. In any case, the notice shall state the place and the date for the meeting, the agenda for the meeting and the way in which ownership of the Notes shall be proved in order to have the right to attend the General Meeting.

ARTÍCULO 10º.- DERECHO DE ASISTENCIA	ARTICLE 10°.- RIGHT TO ATTEND MEETINGS

Tendrán derecho de asistencia a la Asamblea General los Bonistas que lo sean, con cinco días de antelación, por lo menos, a aquél en que haya de celebrarse la Asamblea General.

Los Consejeros de la Sociedad Emisora y el Agente Fiscal (Fiscal Agent) de la Emisión tendrán derecho de asistencia a la Asamblea General aunque no hubieren

Noteholders who have been so at least five days prior to the date on which the General Meeting is scheduled, shall have the right to attend the General Meeting.

The members of the Board of Directors of the Issuer and the Fiscal Agent under the Issue shall have the right to attend the meeting even if they have not been requested to attend.

sido convocados.

ARTÍCULO 11º.- DERECHO DE REPRESENTACIÓN	ARTICLE 11°.- RIGHT TO BE REPRESENTED

Todo Bonista que tenga derecho de asistencia a la Asamblea General podrá hacerse representar por medio de otra persona. La representación deberá conferirse por escrito y con carácter especial para cada Asamblea General.

All Noteholders having the right to attend the General Meeting also have the right to be represented by another person. Appointment of a proxy must be in writing and only for each particular General Meeting.

ARTÍCULO 12º.- QUÓRUM DE ASISTENCIA Y ADOPCIÓN DE ACUERDOS	ARTICLE 12°.- QUORUM FOR MEETINGS AND TO PASS RESOLUTIONS

La Asamblea General podrá adoptar acuerdos siempre que el saldo vivo de los Bonos asistentes a la misma o debidamente representados en la misma representen al menos las dos terceras partes del saldo vivo de los Bonos en circulación de la Emisión, debiendo adoptarse estos acuerdos por mayoría absoluta del saldo vivo de los Bonos asistentes o debidamente representados.

En el caso de que no se lograre la concurrencia de las dos terceras partes del saldo vivo de los Bonos en circulación, podrá ser nuevamente convocada la Asamblea General para su celebración un mes después de la nueva convocatoria, quedando en este caso válidamente constituida con independencia del saldo vivo de los Bonos que asistan o estén debidamente representados en la misma y pudiendo entonces tomarse los acuerdos por mayoría absoluta del saldo vivo de los Bonos asistentes o debidamente representados. No obstante, la Asamblea General se entenderá convocada y quedará válidamente constituida para tratar de cualquier asunto de la competencia del Sindicato, siempre que estén presentes o debidamente representados todos los Bonos en circulación y los asistentes acepten por unanimidad la celebración de la Asamblea General.

The General Meeting shall be entitled to pass resolutions if the outstanding amount of the Notes representing at least two thirds of the outstanding amount of the Notes are present or duly represented at the meeting, and these resolutions shall be approved by an absolute majority of outstanding Notes present or duly represented at the meeting.

If Noteholders of at least two thirds of the outstanding Notes are not present or duly represented at the meeting, the General Meeting may be reconvened for a date one month later, and will be validly constituted regardless of the number of outstanding Notes presented or duly represented and the resolutions may be passed by an absolute majority of the outstanding Notes present or duly represented. However, the General Meeting shall be deemed validly constituted to transact any business within the remit of the Syndicate if Noteholders representing all outstanding Notes are present and provided that the Noteholders present unanimously approve the holding of such General Meeting.

ARTÍCULO 13º.- DERECHO DE VOTO	ARTICLE 13°.- VOTING RIGHTS

En las reuniones de la Asamblea General se conferirá derecho a un voto por cada importe nominal unitario de cada Bono, presente o representado.	In the meetings of the General Meeting, the right to one vote shall be granted for each individual nominal amount of each Note, present or represented.

ARTÍCULO 14º.- PRESIDENCIA DE LA ASAMBLEA	ARTICLE 14º.- PRESIDENT OF THE GENERAL MEETING

La Asamblea General estará presidida por el Comisario, quien dirigirá los debates, dará por terminadas las discusiones cuando lo estime conveniente y dispondrá que los asuntos sean sometidos a votación.

The Commissioner shall be the president of the General Meeting, shall chair the discussions, shall have the right to bring the discussions to an end when he considers it convenient and shall arrange for matters to be put to the vote.

ARTÍCULO 15º.- LISTA DE ASISTENCIA	ARTICLE 15°.- ATTENDANCE LIST

El Comisario formará, antes de entrar a discutir el orden del día, la lista de los asistentes, expresando el carácter y representación de cada uno y el saldo vivo de Bonos propios o ajenos con que concurren.

Before discussing the agenda for the meeting, the Commissioner shall complete the attendance list, stating the nature and representation of each of the Noteholders present and the outstanding amount of Notes at the meeting, both directly owned and/or represented.

ARTÍCULO 16º.- FACULTADES DE LA ASAMBLEA	ARTICLE 16°.- POWER OF THE GENERAL MEETING

La Asamblea General podrá acordar lo necesario para la mejor defensa de los legítimos intereses de los mismos frente a la Sociedad Emisora; modificar, de acuerdo con la misma, los términos y condiciones de los Bonos, ya sean esenciales o no; destituir o nombrar Comisario; ejercer, cuando proceda, las acciones judiciales correspondientes y aprobar los gastos ocasionados por la defensa de los intereses de los Bonistas.

The General Meeting may pass resolutions necessary for the best protection of Noteholders’ lawful interests before the Issuer; to modify, in accordance with it, the terms and conditions of the Notes whether materials or non-materials; dismiss or appoint the Commissioner; to exercise, when appropriate, the corresponding legal claims and to approve the expenses caused by the defence of the Noteholder’s interest.

ARTÍCULO 17º.- IMPUGNACIÓN DE LOS ACUERDOS	ARTICLE 17°.- CHALLENGE OF RESOLUTIONS

Los acuerdos de la Asamblea General podrán ser impugnados por los Bonistas conforme a lo dispuesto en el Capítulo IX del Título V de la Ley de Sociedades de Capital.	The resolutions of the General Meeting may be challenged by the Noteholders in accordance with Chapter IX of Section V of the Spanish Companies Act.

ARTÍCULO 18º.- ACTAS	ARTICLE 18°.- MINUTES

El acta de la sesión podrá ser aprobada por la propia Asamblea General, acto seguido de haberse celebrado ésta, o, en su defecto, y dentro del plazo de quince días, por el Comisario y al menos un Bonista designado al efecto por la Asamblea General.

The minutes of the meeting may be approved by the General Meeting, after the meeting has been held or, if not, within a term of fifteen days by the Commissioner and at least one Noteholder appointed for such purpose by the General Meeting.

ARTÍCULO 19º.- CERTIFICACIONES	ARTICLE 19°.- CERTIFICATES

Las certificaciones de las actas serán expedidas por el Comisario.	The certificates shall be issued by the Commissioner.

ARTÍCULO 20º.- EJERCICIO INDIVIDUAL DE ACCIONES	ARTICLE 20°.- INDIVIDUAL EXERCISE OF ACTIONS

Los Bonistas sólo podrán ejercitar individualmente las acciones judiciales o extrajudiciales que corresponda cuando	The Noteholders will only be entitled to individually exercise judicial or extra judicial claims if such claims do not

no contradigan los acuerdos adoptados previamente por el Sindicato, dentro de su competencia, y sean compatibles con las facultades que al mismo se hubiesen conferido.	contradict the resolutions previously adopted by the Syndicate, within its powers, and are compatible with the faculties conferred upon the Syndicate.

TITULO III DEL COMISARIO	TITLE III THE COMMISSIONER

ARTÍCULO 21º.- NATURALEZA JURÍDICA DEL COMISARIO	ARTICLE 21°.- NATURE OF THE COMMISSIONER

Incumbe al Comisario ostentar la representación legal del Sindicato y actuar de órgano de relación entre éste y la Sociedad Emisora.	The Commissioner shall bear the legal representation of the Syndicate and shall be the body for liaison between the Syndicate and the Issuer.

ARTÍCULO 22º.- NOMBRAMIENTO Y DURACIÓN DEL CARGO	ARTICLE 22°.- APPOINTMENT AND DURATION OF THE OFFICE

Sin perjuicio del nombramiento inicial del Comisario provisional, que deberá ser ratificado por la Asamblea General, esta última tendrá facultad para nombrarlo y ejercerá su cargo en tanto no sea destituido por la Asamblea General.

Notwithstanding the initial appointment of the provisional Commissioner, which will require the ratification of the General Meeting, this latter shall have the power to appoint him and he shall exercise his office as long as he is not dismissed by the General Meeting.

ARTÍCULO 23º.- FACULTADES	ARTICLE 23°.- FACULTIES

Serán facultades del Comisario:

1º Tutelar los intereses comunes de los Bonistas.

2º Convocar y presidir las Asambleas Generales.

3º Informar a la Sociedad Emisora de los acuerdos del Sindicato.

4º Vigilar el pago de los intereses y del principal.

5º Llevar a cabo todas las actuaciones que estén previstas realice o pueda llevar a cabo el Comisario de acuerdo con los términos y condiciones de los Bonos.

6º Ejecutar los acuerdos de la Asamblea General.

7º Ejercitar las acciones que correspondan al Sindicato.

8º En general, las que le confiere la Ley y el presente reglamento.

The Commissioner shall have the following responsibilities:

1º To protect the common interests of the Noteholders.

2º To call and act as president of the General Meeting.

3º To inform the Issuer of the resolutions passed by the Syndicate.

4º To control the payment of the principal and the interest.

5º To carry out all those actions provided for in the terms and conditions of the Notes to be carried out or that may be carried out by the Commissioner.

6º To execute the resolutions of the General Meeting.

7º To exercise the actions corresponding to the Syndicate.

8º In general, the ones granted to him by Law and the present Regulations.

TITULO IV DISPOSICIONES ESPECIALES	TITLE IV SPECIAL DISPOSITIONS

ARTÍCULO 24º.- SUMISIÓN A FUERO	ARTICLE 24°.- JURISDICTION

Para cuantas cuestiones se deriven de este reglamento, que se regirá por la ley española, los Bonistas, por el solo hecho de serlo, se someten de forma exclusiva, con renuncia expresa a cualquier otro fuero que pudiera corresponderles, a la jurisdicción de los Juzgados y Tribunales de la ciudad de Madrid.

For any dispute arising from these Regulations, which shall be governed by Spanish law, the Noteholders, by the own fact of being so, shall submit to the exclusive jurisdiction of the courts and tribunals of the city of Madrid and expressly waiving the jurisdiction of other court or tribunal.

Provisions for Meetings of the Syndicate of Noteholders

1.

(i)            A holder of a Note (whether such Note is represented by a Global Note or a Note Certificate) may by an instrument in writing in the English language (a “form of proxy”) in the form available from the specified office of the Fiscal Agent and any Paying, Transfer and Exchange Agent signed by the Noteholder or, in the case of a corporation, executed under its common seal or signed on its behalf by one or more attorneys or duly authorised officers of the corporation and delivered to the specified office of the Fiscal Agent not later than 5 days before the time fixed for any meeting of the Syndicate of Noteholders, appoint any person (a “proxy”) to act on his or its behalf in connection with any meeting or proposed meeting of the Syndicate of Noteholders of these Notes.

(ii)           Any Noteholder which is a corporation may, by delivering to the Fiscal Agent not later than 5 days before the time fixed for any meeting of a syndicate of Noteholders a resolution of its directors or other governing body in the English language (or a certified English translation thereof) authorise any person to act as its representative (a “representative”) in connection with any meeting or proposed meeting of the Syndicate of Noteholders.

(iii)          Any proxy appointed pursuant to sub-paragraph (i) above or representative appointed pursuant to sub-paragraph (ii) above shall so long as such appointment remains in force be deemed, for all purposes in connection with any meeting or proposed meeting of the Syndicate of Noteholders specified in such appointment, to be the holder of the Notes to which such appointment relates and the holder of the Notes shall be deemed for such purposes not to be the Noteholder.

2.             Whenever the Issuer or the Commissioner is about to convene any such meeting of the Syndicate of Noteholders, the Issuer or, as the case may be, the Commissioner shall forthwith give notice in writing to the Fiscal Agent of the day, time and place thereof and of the nature of the business to be transacted thereat. Every such meeting shall be held in Madrid.

3.             The Issuer shall ensure notice of any meeting of the Syndicate of Noteholders shall be given to Noteholders in the manner provided in the Syndicate Regulations specifying the terms of the resolutions to be proposed and including statements to the effect that the holders of Notes (whether such Note is represented by a Global Note or a Note Certificate) may appoint proxies by executing and delivering a form of proxy in the English language to the specified office of the Fiscal Agent until 5 days before the time fixed for the meeting of the syndicate of Noteholders or, in the case of corporations, may appoint representatives by resolution of their directors or other governing body and by delivering an executed or certified copy of such resolution (or, if not in English, a certified English translation thereof) to the Fiscal Agent not later than 5 days before the time fixed for the meeting of the Syndicate of Noteholders.

4.             Subject to Articles 10 and 11 of the Syndicate Regulations, the Issuer, the Commissioner and the Fiscal Agent (through their respective representatives) and their respective financial and legal advisers shall be entitled to attend and speak at any meeting of the Syndicate of Noteholders. Save as aforesaid, no person shall be entitled to attend or vote at any meeting of the Syndicate of Noteholders or to join with others in requesting the convening of such a meeting unless such person is a Noteholder or is a proxy or representative.

5.             Each form of proxy shall be deposited at the specified office of the Fiscal Agent or such other place as the Issuer shall designate or approve not later than 5 days before the time fixed for any meeting of the Syndicate or adjourned meeting of the Syndicate of Noteholders at which the proxy named in the form of proxy intends to vote, failing which, the form of proxy shall not be treated as valid unless the Commissioner decides otherwise before such meeting or adjourned meeting of the Syndicate of Noteholders. A notarially certified copy of each such form of proxy shall if required by the Issuer be produced by the proxy at the meeting or adjourned meeting of the Syndicate of Noteholders but the Issuer shall not be obliged to investigate or be concerned with the validity of the proxy’s appointment.

6.             Any vote given in accordance with the terms of the form of proxy shall be valid notwithstanding the previous revocation or amendment of the form of proxy or of any of the instructions of Noteholders pursuant to which it was executed, provided that no notification in writing of such revocation or amendment shall have been received by the Fiscal Agent or by the Commissioner, in each case not less than 3 days before the commencement of the meeting or adjourned meeting of the Syndicate of Noteholders at which the form of proxy is intended to be used.

7.             Minutes of all resolutions and proceedings at every such meeting of the Syndicate of Noteholders as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Issuer.

8.             As an exception to the above, and as regards the initial meeting to be convened upon subscription of the Notes, Noteholders have, pursuant to the Terms and Conditions of the Notes, granted a power of attorney to the Fiscal Agent to take any action and/or to execute and deliver any document or notices for the purposes of attending the first meeting of the Syndicate of Noteholders called to (i) confirm the appointment of the initial Commissioner, (ii) approve its actions and (iii) ratify the Regulations contained in the Fiscal Agency Agreement, and vote in favour of each of those resolutions.

Schedule 5
Regulations Concerning the Transfer and Registration of Notes

1.             In these Regulations, any reference to “Notes” shall be construed so as to mean, unless the context otherwise requires, any Global Note and/or Note Certificate. For the avoidance of doubt, unless otherwise defined herein, terms used in these Regulations shall have the meanings assigned to such terms in this Agreement. Pursuant to the terms of this Agreement, the Notes will be issued in registered form in minimum denominations of U.S.$200,000.

2.             The Issuer shall at all times ensure that the Registrar maintains at its specified office a register showing the amount of the Notes from time to time outstanding and the dates of issue and all subsequent transfers and changes of ownership thereof and the names and addresses of the registered holders of the Notes. The registered holders of the Notes or any of them and any person authorised by it or any of them may at all reasonable times during office hours inspect the register and take copies of or extracts from it. The register may be closed by the Issuer for such periods at such times (not exceeding in total 30 days in any one year) as it may see fit.

3.             Each Note Certificate shall have an identifying serial number which shall be entered on the register.

4.             Subject to paragraph 5 below, a Note may be transferred in whole or in part by execution of the relevant form of transfer under the hand of the transferor or, where the transferor is a corporation, under its common seal or under the hand of two of its officers duly authorised in writing, subject to such certifications to U.S. securities law matters as may be required pursuant to paragraph 11. In these Regulations, “transferor” shall where the context permits or requires include joint transferors and be construed accordingly.

5.             The Note to be transferred must be delivered for registration to the specified office of the Registrar accompanied by such other evidence as the Registrar may reasonably require to prove the title of the transferor or his right to transfer the Note and his identity and, if the form of transfer is executed by some other person on his behalf or in the case of the execution of a form of transfer on behalf of a corporation by its officers, the authority of that person or those persons to do so. The Registrar may seek similar evidence as to title and authority (where necessary) in respect of an Exchange Notice. The signature of the person effecting a transfer of a Note shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar or the relevant Paying, Transfer and Exchange Agent may require.

6.             The executors or administrators of a deceased holder of Notes (not being one of several joint holders) and in the case of the death of one or more of joint holders the survivor or survivors of such joint holders shall be the only persons recognised by the Issuer as having any title to such Notes.

7.             Any person becoming entitled to Notes in consequence of the death or bankruptcy of the holder of such Notes may, upon producing such evidence that he holds the position in respect of which he proposes to act under this paragraph or of his title as the Issuer and the Registrar shall require (including legal opinions), be registered himself as the holder of such Notes or, subject to the preceding paragraphs as to transfer, may transfer such Notes. The

Issuer and the Registrar may retain any amount payable upon the Notes to which any person is so entitled until such person shall be so registered or shall duly transfer the Notes.

8.             Unless otherwise requested by him and agreed by the Issuer, the holder of Notes shall be entitled to receive only one Note in respect of his holding.

9.             The joint holders of a Note shall be entitled to one Note only in respect of their joint holding which shall, except where they otherwise direct, be delivered to the joint holder whose name appears first in the register of the holders of Notes in respect of the joint holding.

10.          Neither the Issuer nor the Registrar shall, save in the case of the issue of replacement Notes, make any charge to the holders for the registration of any holding of Notes or any transfer of Notes or for the issue of any Notes or for the delivery of Notes at the specified office of the Registrar or by uninsured post to the address specified by the holder. If any holder entitled to receive a Note wishes to have it delivered to him otherwise than at the specified office of the Registrar, such delivery shall be made in accordance with the Conditions.

11.          Interests in a Rule 144A Global Note may be transferred or exchanged for interests in a Regulation S Global Note or a Regulation S Note Certificate, only if the transferor first delivers to the Registrar a written certificate substantially in the form of Exhibit 1 hereto to the effect that such transfer is being made to a non-US person in accordance with Rule 903 or Rule 904 of Regulation S.

Interests in a Regulation S Global Note may be transferred or exchanged for interests in a Rule 144A Global Note or a Rule 144A Note Certificate, provided that any such transfer must be made in accordance with Rule 144A and in connection with any such transfer the transferor must first deliver to the Registrar a written certificate substantially in the form of Exhibit 2 hereto to the effect that the Notes are being transferred to a person who the transferor reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act), purchasing the Notes for its own account or the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A and in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

The Fiscal Agent shall retain copies of all letters, notices and other written communications received pursuant to this paragraph 11. The Issuer has the right to inspect all such letters, notices or other written communications at any reasonable time.

12.          In the case of any Note Certificate issued upon transfer or exchange of an interest in a Global Note, the Registrar shall not register the transfer or exchange of such Note unless such Note is being transferred:

(i)            to a non-US person in an offshore transaction that meets the requirements of Rule 903 or 904 or Regulations S under the Securities Act and an appropriate notation is made on the form of transfer which is delivered to the Registrar; or

(ii)           to a person whom the transferor and any person acting on its behalf reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) purchasing for its own account of for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A; or

(iii)          to the Issuer or its affiliate.

13.          Notwithstanding Clause 14 below, no transfer of a Note may be effected unless:

(i)            such Note is transferred in a transaction that does not require registration under the Securities Act;

(ii)           such transfer is effected in accordance with the provisions of any restrictions on transfer specified in any legends set forth on the face of such Note;

(iii)          the transferee delivers to the Registrar or the relevant Paying, Transfer and Exchange Agent a form of transfer (including any certification as to compliance with restrictions on transfer included in such form of transfer) endorsed on such Note; and

(iv)          if the Issuer so requests or if the form of transfer so requires, the relevant Paying, Transfer and Exchange Agent and the Registrar receive an opinion of counsel satisfactory to all of them.

14.          If Note Certificates are issued upon the transfer, exchange or replacement of Regulation S Notes, the Note Certificates so issued shall bear the Regulation S Legend. If Note Certificates are issued upon the transfer, exchange or replacement of Rule 144A Notes, the Note Certificates so issued shall bear the Rule 144A Legend.

15.          Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of Euroclear and Clearstream, Luxembourg, or DTC, transfers, exchanges or replacements of that Global Note, in whole or in part, shall only be made in accordance with the Securities Act legend set forth thereon.

16.          Persons taking delivery of a beneficial interest in a Regulation S Global Note may not elect to take delivery thereof by way of a beneficial interest in the Rule 144A Global Note, and vice versa.

Exhibit 1
Form of certificate for transfers of interest in a Rule 144A Global Note to an interest in a Regulation S Global Note or Regulation S Note Certificate

Abengoa, S.A.

(incorporated with limited liability in The Kingdom of Spain)

U.S.$279,000,000 5.125 per cent. Exchangeable Notes due 2017

Exchangeable for existing ordinary shares of

Abengoa Yield plc

(incorporated with limited liability in England and Wales)

(the “Notes”)

In connection with our transfer of [•] nominal amount of the Notes, we confirm that such transfer has been effected to a non-US person pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933 (“Regulation S”), and accordingly we represent that:

1.             the offer of the Notes was made in an offshore transaction within the meaning of Rule 902 of Regulation S;

2.             no “directed selling efforts” have been made in the United States within the meaning of Rule 902 and Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable; and

3.             the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, (a) we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b)(2) or Rule 904(b)(1) of Regulation S, as the case may be, and (b) if the undersigned is an officer or director of the Issuer or a distributor or any affiliate of the Issuer solely by virtue of holding such position, such transfer is made in accordance with the applicable provisions of Rule 904(b)(2) of Regulation S.

Accordingly, we request that you transfer our interest in the Notes evidenced by the Rule 144A Global Note (ISIN No. US00289RAD44) held in the name of CEDE & Co. as nominee of The Depository Trust Company for an interest evidenced by the Regulation S Global Note (ISIN No. XS1196424698) to be held with Euroclear and/or Clearstream, Luxembourg in the name of [insert name of transferee]. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer. Terms used in this certificate have the meanings set forth in Regulation S and the Fiscal Agency Agreement dated 5 March, 2015 (and as amended or restated from time to time) constituting the Notes.

[Details of the relevant accounts at The Depository Trust Company, Euroclear or Clearstream, Luxembourg, as the case may be, to be credited and debited, respectively, are as follows: [insert details].]

Yours faithfully

Date:

[Name of Transferor]

By:

Authorised Signature

Exhibit 2
Form of certificate to be delivered in connection with transfers of interest in a Regulation S Global Note to an interest in a Rule 144A Global Note or a Rule 144A Note Certificate or for the addition of the Rule 144A legend to a Regulation S Note Certificate

Abengoa, S.A.

(incorporated with limited liability in The Kingdom of Spain)

U.S.$279,000,000 5.125 per cent. Exchangeable Notes due 2017

Exchangeable for existing ordinary shares of

Abengoa Yield plc

(incorporated with limited liability in England and Wales)

(the “Notes”)

In connection with our transfer of [•] nominal amount of the Notes, we confirm that such transfer has been effected pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933 (“Rule 144A”), and accordingly we represent that such Notes are being transferred to a transferee that we reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A (a “QIB”), acting for its own account, or for the account of one or more QIBs, not formed for the purpose of investing in the Notes and aware that the transfer to it is being made in reliance on Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any State of the United States or any other jurisdiction.

Accordingly, we request that you [transfer or exchange our interests in the Notes evidenced by the Regulation S Global Note (ISIN No. XS1196424698) held in the name of Citivic Nominees Limited as nominee of a common depositary on behalf of Euroclear Bank S.A./N.V. (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) for an interest evidenced by the Rule 144A Global Note (ISIN No. US00289RAD44) to be held with The Depository Trust Company in the name of [insert name of transferee].] This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer. Terms used herein have the same meaning as in the Fiscal Agency Agreement dated 5 March 2015 (and as amended or restated from time to time) constituting the Notes.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorise you to produce this certificate to any interested party in such proceedings.

Yours faithfully

Date:

Date1:

By:

[Name of person giving certificate]
As, or as agent for, the beneficial owner(s) of
the above Notes to which this certificate relates.

1  Not earlier than the certification event to which the certificate relates.

Schedule 6

Part A
Form of Exchange Notice

Abengoa, S.A.

(incorporated with limited liability in The Kingdom of Spain)

U.S.$279,000,000 5.125 per cent. Exchangeable Notes due 2017

Exchangeable for existing ordinary shares of

Abengoa Yield plc

(incorporated with limited liability in England and Wales)

(Please read the Notes overleaf before completing this Notice)

Name:	Date:

Address:

[Euroclear Bank, S.A./N.V. (“Euroclear”)/Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), Luxembourg] [The Depository Trust Company] (“DTC”) Account No:

Telephone No.:

Fax No.:

Signature*:

*Where the Notes in respect of which this Exchange Notice is given are evidenced by a Global Note, this Exchange Notice need not be signed. In such a case, delivery of the Exchange Notice will constitute confirmation by the beneficial owner of interests in the Notes to be exchanged that the information and the representations in the Exchange Notice are true and accurate on the date of delivery.

To:          CITIBANK, N.A., LONDON BRANCH (the “Fiscal Agent”)

I/We, being the holder(s) of the Note(s)/interest in the Global Note [please delete as applicable] specified below, hereby irrevocably:

elect to exchange the principal amount of such Notes as specified below of which I/we am/are the holders(s) or in which I/we have an interest (as specified below) in accordance with the Conditions of the Notes (the “Conditions”) into a pro rata share of the Exchange Property;

1.             Total principal amount and, where applicable, the certificate numbers of Note Certificates to which this notice applies:

Notes:

Global Note:

Total principal amount (must be a multiple of U.S.$200,000):

Certificate numbers of Note Certificates (if relevant)**:

N.B. If necessary, the certificate numbers of Note Certificates can be attached separately.

Details of Clearing System where Notes are held: [Euroclear]/[Clearstream, Luxembourg]/[DTC]

Participant ID:

**Not required for Notes evidenced by the Global Note

2.             I/We hereby request that:

2.1          The Relevant Securities (including any Abengoa Yield Shares) to be delivered in pursuance of this Exchange Notice be credited to the account of a direct participant of DTC details of which are set out below:

Participant ID:

Account ID:

Name:

Reference:

2.2.         Any cash payment payable on the exercise of the Exchange Rights (including any Cash Alternative Amount) shall be paid to the account, details of which are set out below:

Account no.

Account name:

Bank:

Branch:

Sort Code:

2.3          Name(s) and address(es) of person(s) in whose name(s) any other Relevant Securities to be delivered on exchange are to be registered (if relevant) and/or any documents of title and evidence of ownership of any other pro rata share of the Exchange Property are to be delivered:

Name:

Address:

3.             I/We hereby represent that, pursuant to Condition 6(b) of the Terms and Conditions of the Notes, I/we:

3.1          am/are not a U.S. person(s) and am/are not located in the United States (within the meaning of Regulation S under the Securities Act) and I/we purchased such Notes, or the beneficial interest therein, in a transaction made in accordance with Rule 903 or Rule 904 of Regulation S or

3.2

(i)            am/are a Qualified Institutional Buyer (“QIB”) within the meaning of Rule 144A under the Securities Act,

(ii)           acquired such Notes for [my/our] own account or for the account of a QIB,

(iii)          understand that the Relevant Securities (including any Abengoa Yield Shares) deliverable upon exchange of the Notes have not been registered under the Securities Act, are restricted securities for the purposes of the Securities Act and are not immediately fungible with Abengoa Yield Shares currently traded on the NASDAQ Global Select Market and cannot be offered, sold or pledged or otherwise transferred except as provided below and

(iv)          agree that:

(1)           if [I/we] should offer, sell, pledge or otherwise transfer such Relevant Securities (including any Abengoa Yield Shares), [I/we] will do so only in compliance with the Securities Act and other applicable laws and only (a) to the Issuer; (b) pursuant to a registration statement that has been declared effective under the Securities Act; (c) to a person that we reasonably believe is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A under the Securities Act; (d) pursuant to offers and sales that occur outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act; or (e) pursuant to any other available exemption from the registration requirements of the Securities Act;

(2)           [I/we] acknowledge that any Abengoa Yield Shares delivered upon exchange of the Notes may contain a legend to the foregoing effect; and

(3)           [I/we] will not deposit or cause to be deposited any of such Relevant Securities (including any Abengoa Yield Shares) in any unrestricted depositary receipt facility for shares which may be created in the United States.

4.             I/We hereby further represent and agree that I/we or the person(s) who has/have a beneficial interest in such Note(s) am/is/are in compliance with all applicable fiscal or other laws and regulations as provided in the Conditions and have/has paid or will pay, to the extent required by the Conditions, all taxes and capital, stamp, issue, registration, documentary, transfer or other duties (including penalties) arising on exchange and/or on the transfer, delivery or other disposition of Exchange Property arising on exercise of Exchange Rights.

5.             The relevant definitive registered certificate in respect of Note Certificates converted hereby accompanies this Exchange Notice**

Dated:	Signature:

PRINT NAME(S)

Notes

(i)           This Exchange Notice will be void unless the introductory details and all Sections are duly completed and complied with.

(ii)          Your attention is drawn to Condition 6 of the Notes with respect to the conditions relating to exchange.

(iii)         This Exchange Notice may be completed by or on behalf of an accountholder of The Depository Trust Company, Euroclear or Clearstream, Luxembourg or any clearing system in which the relevant Note is held at such time which has an interest in such Note.

(iv)         The holding of an interest in a Note by an accountholder of DTC, Euroclear or Clearstream, Luxembourg or any clearing system in which the relevant Note is held in respect of which Exchange Rights are being exercised will be confirmed by the Fiscal Agent with the relevant clearing system.

(v)          The relevant Noteholder must indicate an account with a direct participant in DTC and must instruct the relevant participant to accept the Relevant Securities (including any Abengoa Yield Shares) for the account of the relevant Noteholder.

(vi)         Terms used in this Exchange Notice and not otherwise defined have the meanings set forth in the Fiscal Agency Agreement, dated 5 March, 2015, between, among others, the Issuer and Citibank N.A., London Branch as Fiscal Agent.

Part B
Form of Put Exercise Notice

Abengoa, S.A.

(incorporated with limited liability in The Kingdom of Spain)

U.S.$279,000,000 5.125 per cent. Exchangeable Notes due 2017

Exchangeable for existing ordinary shares of

Abengoa Yield plc

(incorporated with limited liability in England and Wales)

This Put Exercise Notice relates to [a]/[an] [Change of Control occurs in respect of the Issuer]/[Free Float Event]/[Delisting Event]/[Exchange Property Event]

By depositing this duly completed Notice with an Agent for the Notes the undersigned holder** [of such of the Notes as are presented with this Notice and referred to below/of a beneficial interest in such principal amount of the Global Note as is referred to below] irrevocably exercises its option under Condition 10(c) of the Notes.

1.             This Notice relates to Notes in the aggregate principal amount of U.S.$[•]*

2.             The identifying certificate numbers of such Notes are as follows**:

3.             If the certificate representing the Notes to which this notice relates is to be returned, or, in the case of a partial exercise of an option in respect of a single holding of Notes, a new certificate representing the balance of such holding in respect of which no option has been exercised is to be issued, to their holder, it should be returned by post to**

Name:	Date:

Address:

Euroclear/Clearstream, Luxembourg Account No:

Telephone No.:

Fax No.:

Delivery of the Put Exercise Notice will constitute confirmation by the holder of interests in the Notes that the information, the representations, directions and authorisations in the Put Exercise Notice are true and accurate on the date of delivery.

4.             Payment Instructions

Please make payment in respect of the above Notes by transfer to the following account:

Account no.:

Account name:

Bank:

Branch:

Sort Code:

NB if the Issuer elects to satisfy redemption pursuant to a Put Event upon a Change of Control in respect of the Issuer using the Share Redemption Option, the Relevant Exchange Property and any Cash Settlement Amount will be delivered to the relevant Noteholder and each Noteholder electing to redeem its Notes shall be required to deliver a Noteholder Share Redemption Notice in addition to this Put Exercise Notice.

Dated:

Signature:

PRINT NAME(S)

To be completed by the Paying, Transfer and Exchange Agent

Date of Delivery of Put Exercise Notice:

Notes

(1)        The Fiscal Agency Agreement provides that Notes so returned will be sent by post, uninsured and at the risk of the Noteholder.

(2)        This Put Exercise Notice is not valid unless all of the paragraphs requiring completion are duly completed.

(3)        The Paying, Transfer and Exchange Agent with whom Notes are deposited will not in any circumstances be liable to the depositing Noteholder or any other person for any loss or damage arising from any act, default or omission of the Paying, Transfer and Exchange Agent in relation to such Notes or any of them unless the loss or damage was caused by the fraud or gross negligence of the Paying, Transfer and Exchange Agent or its officers or employees.

(4)        Capitalised terms used but not defined herein have the meaning set forth in the Fiscal Agency Agreement, dated 5 March 2015 between, among others, the Issuer and Citibank, N.A., London Branch as Fiscal Agent.

* must be an authorised denomination.

** not required for Notes represented by Global Note.

*** where the Notes are represented by a Global Note, this notice need not be signed. In such a case, delivery of this notice will constitute confirmation by the beneficial owner of the relevant Notes that the information in this notice is true and accurate on the date of delivery.

Dated:	Signature***

Name:

[To be completed by recipient Agent]

Received by:

[Signature and stamp of Agent]

At its office at:

On:

Schedule 7
Procedures for compliance with Spanish Tax Legislation

Procedures to be performed by the Issuer and the Paying Agent in connection with Spanish Law 10/2014, and Royal Decree 1065/2007, of July 27, as amended by Royal Decree 1145/2011, of July 29

These procedures set forth the steps to be followed by the Issuer incorporated under the laws of the Kingdom of Spain, and, Citibank N.A., London branch as paying agent (in such capacity, the “Paying Agent”) in connection with the Notes pursuant to clause 18.9 of the Fiscal Agency Agreement. All terms used in this Schedule which are not otherwise defined herein shall have the meanings assigned to them in the Fiscal Agency Agreement.

In this Schedule, the following terms have the following meanings:

“Payment Date” means with respect to interest, any Interest Payment Date and with respect to any other Payment Amount, the date on which such amount is payable.

“Payment Amount” means (i) with respect to an Interest Payment Date, the aggregate amount of interest payable on such date, (ii) with respect to the exchange of the Notes in respect of a cash settlement or a combination of cash and share settlement (but only with respect to the amount of cash delivered to the converting Noteholders), the aggregate amount of the difference, if any, between the market value of the shares and cash delivered on such date and the aggregate principal amount of the converted Notes, and (iii) with respect to a redemption date, the aggregate amount of the difference, if any, between the aggregate redemption price of the Notes being redeemed on such date and the aggregate principal amount of such Notes.

“Payment Statement” means the statement to be delivered to the Issuer by the Paying Agent, substantially in the form set forth in Annex I to this Schedule.

References to the “net amount” shall be to the amount due in respect of interest on any Payment Date after deduction of Spanish withholding tax at the applicable rate (currently 20% (19% as of 1 January 2016)), and references to the “withheld amount” shall be to the remaining amount due in respect of interest on any Payment Date.

1.             No later than 6:00 p.m. CET on the business day immediately preceding the relevant Payment Date (“PD-1”), the Paying Agent shall deliver an executed Payment Statement to the Issuer, which the Paying Agent shall reasonably believe to be duly completed, substantially in the form set forth in Annex I hereto, setting forth certain details relating to the Notes, including the relevant Payment Date, the Payment Amount to be paid by the Issuer on such Payment Date, and the portion of the Payment Amount corresponding to each clearing agency located outside Spain (including Euroclear and Clearstream, Luxembourg).

The Payment Statement shall be dated as of PD-1, shall set forth information as of the close of business of PD-1 and shall be executed after the close of business of PD-1.

2.             The Issuer shall review the Payment Statement submitted by the Paying Agent as soon as practicable. If the Issuer believes that the information contained in the Payment Statement is incomplete or inaccurate or that the Payment Statement is otherwise not in compliance with the applicable regulation, the Issuer will notify the Paying Agent and state the reasons for such belief. Following such notification, the Paying Agent shall deliver to the Issuer a further executed Payment Statement, revised, if necessary, as reasonably determined by the

Paying Agent and which the Paying Agent shall reasonably believe to be duly completed, as soon as possible but in any event no later than 9:30 a.m. CET on the relevant Payment Date (the “First Statement Deadline”).

3.             Upon receipt of a duly executed and completed Payment Statement no later than the First Statement Deadline, the Issuer shall, no later than 10:00 a.m. CET on the relevant Payment Date, instruct the Paying Agent to pay the Payment Amount free and clear of Spanish withholding tax.

4.             If the Paying Agent fails or for any reason is unable to deliver a duly executed and completed Payment Statement to the Issuer by the First Statement Deadline, the Issuer shall, no later than 10:00 a.m. CET on the relevant Payment Date, instruct the Paying Agent to pay the Payment Amount net of Spanish withholding tax, currently at the rate of 20% (19% as of 1 January 2016). The Paying Agent shall retain any withheld amount until such withheld amount is either reimbursed to Euroclear and Clearstream participants pursuant to step (7) below or transferred to the Issuer pursuant to step (8) below.

Procedures applicable if the Paying Agent does not deliver a duly executed and completed Payment Statement to the Issuer by the First Statement Deadline

5.             If the Paying Agent fails or for any reason is unable to deliver a duly executed and completed Payment Statement to the Issuer by the First Statement Deadline, the Paying Agent undertakes to make all reasonable efforts to provide an executed Payment Statement to the Issuer, which the Paying Agent shall reasonably believe to be duly completed, as soon as possible but no later than 4:00 p.m. CET on the 10th calendar day of the month immediately following the relevant Payment Date. The Payment Statement shall be dated as of PD-1 and shall set forth information as of the close of business of PD-1.

6.             The Issuer shall review the Payment Statement submitted by the Paying Agent as soon as practicable. If the Issuer believes that the information contained in the Payment Statement is incomplete or inaccurate or that the Payment Statement is otherwise not in compliance with the applicable regulation, the Issuer will notify the Paying Agent and state the reasons for such belief. Following such notification, the Paying Agent shall deliver to the Issuer a further executed Payment Statement, revised, if necessary, as reasonably determined by the Paying Agent and which the Paying Agent shall reasonably believe to be duly completed, as soon as possible but in any event no later than 5:00 p.m. CET on the 10th calendar day of the month immediately following the relevant Payment Date (the “Second Statement Deadline”).

7.             If the Issuer receives a duly executed and completed Payment Statement by the Second Statement Deadline, the Issuer shall, no later than the 18th calendar day of the month immediately following the relevant Payment Date, instruct the Paying Agent to, within one business day of such date, transfer to each Euroclear or Clearstream, Luxembourg participant the portion of the amount initially withheld from such Euroclear or Clearstream, Luxembourg participant for the benefit of beneficial owners.

8.             If the Paying Agent fails or for any reason is unable to deliver a duly executed and completed Payment Statement to the Issuer by the Second Statement Deadline, the Paying Agent shall, within one business day of the date of the Second Statement Deadline, transfer the withheld amount to the Issuer. If this were to occur, beneficial owners will have to apply directly to the Spanish tax authorities for any refund to which they may be entitled.

Original copies

9.             The Paying Agent must deliver an original copy of a duly executed and completed Payment Statement to the Issuer no later than the 15th calendar day of the month immediately following the relevant Payment Date.

Annex I
Form of Payment Statement to be Delivered by the Paying Agent

[English translation provided for informational purposes only]

Modelo de declaración a que se refieren los apartados 3, 4 y 5 del artículo 44 del Reglamento General de las actuaciones y los procedimientos de gestión e inspección tributaria y de desarrollo de las normas comunes de los procedimientos de aplicación de los tributos

Model declaration form referred to in paragraphs 3, 4 and 5 of section 44 of the General Regulations of conduct and procedures relating to tax administration and inspection and the development of general rules of procedures for the enforcement of taxes

Don (nombre), con número de identificación fiscal (1) (      ), en nombre y representación de (entidad declarante), con número de identificación fiscal (1) (      ) y domicilio en (      ) en calidad de (marcar la letra que proceda):

Mr. (name), with tax identification number (1) (      ), in the name and on behalf of (declaring entity), with tax identification number (1) (      ), with domicile in (address) acting in its capacity as (check as appropriate)

(a)           Entidad Gestora del Mercado de Deuda Pública en Anotaciones

(a)           Managing Entity of the Public Debt Book-Entry Market

(b)           Entidad que gestiona el sistema de compensación y liquidación de valores con sede en el extranjero

(b)           Clearing and settlement entity located outside Spain

(c)           Otras entidades que mantienen valores por cuenta de terceros en entidades de compensación y liquidación de valores domiciliadas en territorio español

(c)           Other entities that hold securities on behalf of third parties in clearing and settlement systems domiciled in Spain

(d)           Agente de pagos designado por el emisor

(d)           Paying Agent appointed by the issuer

Formula la siguiente declaración, de acuerdo con lo que consta en sus propios registros:

Files the following statement, in accordance with the information set forth in its own registers:

1.             En relación con los apartados 3 y 4 del artículo 44:

1.             Regarding sections 3 and 4 of section 44:

1.1          Identificación de los valores

1.1.         Identification of the securities

1.2          Fecha de pago de los rendimientos (o de reembolso si son valores emitidos al descuento o segregados)

1.2.         Date on which payment will be made (or reimbursement date in case of securities issued at a discount or segregated securities)

1.3          Importe total de los rendimientos (o importe total a reembolsar, en todo caso, si son valores emitidos al descuento o segregados)

1.3          Total amount of payment (or total amount to be reimbursed, in any event, in case of securities issued at a discount or segregated securities)

1.4          Importe de los rendimientos correspondiente a contribuyentes del Impuesto sobre la Renta de las Personas Físicas, excepto cupones segregados y principales segregados en cuyo reembolso intervenga una Entidad Gestora

1.4.         Amount of payment corresponding to Spanish Individual Income Tax taxpayers, except with respect to segregated coupons and segregated principal the payment of which is handled by a Managing Entity

1.5          Importe de los rendimientos que conforme al apartado 2 del artículo 44 debe abonarse por su importe íntegro (o importe total a reembolsar si son valores emitidos al descuento o segregados)

1.5.         Amount of payment that, pursuant to section 2 of section 44, must be paid in full (or the total amount to be reimbursed in the case of securities issued at a discount or segregated securities)

2.            En relación con el apartado 5 del artículo 44:

2.            Regarding section 5 of section 44:

2.1          Identificación de los valores

2.1.         Identification of the securities

2.2          Fecha de pago de los rendimientos (o de reembolso si son valores emitidos al descuento o segregados)

2.2.         Date on which payment will be made (or reimbursement date in case of securities issued at a discount or segregated securities)

2.3          Importe total de los rendimientos (o importe total a reembolsar si son valores emitidos al descuento o segregados

2.3          Total amount of payment (or total amount to be reimbursed, in any event, in case of securities issued at a discount or segregated securities)

2.4          Importe correspondiente a la entidad que gestiona el sistema de compensación y liquidación de valores con sede en el extranjero A

2.4.         Amount of payment corresponding to clearing and settlement entity “A” located outside Spain

2.5          Importe correspondiente a la entidad que gestiona el sistema de compensación y liquidación de valores con sede en el extranjero B

2.5.         Amount of payment corresponding to clearing and settlement entity “B” located outside Spain

2.6          Importe correspondiente a la entidad que gestiona el sistema de compensación y liquidación de valores con sede en el extranjero C

2.6.         Amount of payment corresponding to clearing and settlement entity “C” located outside Spain

Lo que declaro en                        a      de                        de

I declare the above in [location] on the [day] of [month] of [year].

(1)           En caso de personas, físicas o jurídicas, no residentes sin establecimiento permanente se hará constar el número o código de identificación que corresponda de conformidad con su país de residencia.

(1)           In case of individuals or corporations that are not resident in Spain and do not act through a permanent establishment in Spain, please include the identification number or code that corresponds in accordance with the laws of their country of residence.

Schedule 8
Form of Share Redemption Option Notice

[DATE]

[NOTEHOLDER ADDRESS/COMMON DEPOSITARY/DEPOSITORY FOR DTC]

cc. [•]

[•]

[•]

Abengoa, S.A.

(incorporated with limited liability in The Kingdom of Spain)

U.S.$279,000,000 5.125 per cent. Exchangeable Notes due 2017

Exchangeable for existing ordinary shares of

Abengoa Yield plc

(incorporated with limited liability in England and Wales)

Re: [(state identifying number of Note)]

In accordance with the terms and conditions of the Notes (the “Conditions”), Abengoa, S.A. hereby gives notice of its election pursuant to Condition 10(g) (Redemption and Purchase — Share Redemption Option) of the Notes to [fully / partially] satisfy the redemption of the Notes pursuant to Condition 10[(a) (Redemption and Purchase — Final Redemption)]/[(c)(i) (Redemption and Purchase — Redemption at the Option of the Noteholders) in connection with a Change of Control in respect of the Issuer] [in the case of 10(c)(i): in respect of US$ [PRINCIPAL AMOUNT OF NOTES TO WHICH RELEVANT PUT NOTICE RELATES] through the delivery of the Relevant Exchange Property and Cash Settlement Amount (if any). Accordingly, the Issuer shall deliver the Relevant Exchange Property and Cash Settlement Amount (if any) (as calculated pursuant to the Conditions) in accordance with instructions to be given in the relevant Noteholder Share Redemption Notice(s).

The Relevant Percentage is [•] per cent.

Terms used in this Share Redemption Option Notice and not otherwise defined have the meanings set forth in the Conditions.

[•]

By:

Schedule 9
Form of Noteholder Share Redemption Notice

Abengoa S.A. (the “Issuer”)

$279,000,000  5.125 per cent. Exchangeable Notes due 2017 (the “Notes”) exchangeable into Exchange Property initially comprising shares of Abengoa Yield plc

(Please read the notes overleaf before completing this Noteholder Share Redemption Notice)

Name:	Date:

Address:

Signature:

Terms used in this Noteholder Share Redemption Notice and not otherwise defined have the meanings set forth in the Conditions of the Notes (the “Conditions”) or in the Fiscal Agency Agreement dated March 5, 2015 between the Issuer and the Agents named therein.

Failure to deliver properly and completely this Noteholder Share Redemption Notice (in the determination of the Paying, Transfer and Exchange Agent) may result in this Noteholder Share Redemption Notice being treated as null and void. Once validly delivered, this Noteholder Share Redemption Notice is irrevocable.

To:      [•]

1.             [I/We, the undersigned, being the holder(s) of the Notes specified below, hereby irrevocably direct the Issuer in accordance with the Conditions to deliver the Relevant Exchange Property to me/us as specified below.

Total principal amount and, where applicable, the identifying numbers of the Certificates representing the Notes to which this Noteholder Share Redemption Notice applies:

Number of Notes*:

Total principal amount (must be a multiple of $200,000):

Identifying numbers of Certificates (such identifying numbers to be clearly stated)*:

Details of Clearing System where Notes are held: [DTC]/[Euroclear]/[Clearstream, Luxembourg]

Participant ID:

2.             I/We hereby request that:

2.1          The Relevant Exchange Property (including any Abengoa Yield Shares) to be delivered pursuant to the Conditions and this Noteholder Share Redemption Notice be credited to the account of a direct participant of DTC details of which are set out below:

Participant ID:

Account ID:

Name:

Reference:

2.2.         Any cash payment payable pursuant to the Conditions and this Noteholder Share Redemption Notice (including any Cash Settlement Amount) shall be paid to the account, details of which are set out below:

Account no.

Account name:

Bank:

Branch:

Sort Code:

2.3          Name(s) and address(es) of person(s) in whose name(s) any other Relevant Exchange Property to be delivered pursuant to the Conditions and this Noteholder Share Redemption Notice are to be registered (if relevant) and/or any documents of title and evidence of ownership of any other pro rata share of the Relevant Exchange Property are to be delivered:

Name:

Address:

3.             I/We hereby represent that, pursuant to Condition 10(g) of the Terms and Conditions of the Notes, I/we:

3.1          am/are not a U.S. person(s) and am/are not located in the United States (within the meaning of Regulation S under the Securities Act) and I/we purchased such Notes, or the beneficial interest therein, in a transaction made in accordance with Rule 903 or Rule 904 of Regulation S or

3.2

(i)            am/are a Qualified Institutional Buyer (“QIB”) within the meaning of Rule 144A under the Securities Act,

(ii)           acquired such Notes for [my/our] own account or for the account of a QIB,

(iii)          understand that the Relevant Securities (including any Abengoa Yield Shares) deliverable upon exchange of the Notes have not been registered under the Securities Act, are restricted securities for the purposes of the Securities Act and are not immediately fungible with Abengoa Yield Shares currently traded on the NASDAQ Global Select Market and cannot be offered, sold or pledged or otherwise transferred except as provided below and

(iv)          agree that:

(1)           if [I/we] should offer, sell, pledge or otherwise transfer such Relevant Securities (including any Abengoa Yield Shares), [I/we] will do so only in compliance with the Securities Act and other applicable laws and only (a) to the Issuer; (b) pursuant to a registration statement that has been declared effective under the Securities Act; (c) to a person that we reasonably believe is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A under the Securities Act; (d) pursuant to offers and sales that occur outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act; or (e) pursuant to any other available exemption from the registration requirements of the Securities Act;

(2)           [I/we] acknowledge that any Abengoa Yield Shares delivered upon exchange of the Notes may contain a legend to the foregoing effect; and

(3)           [I/we] will not deposit or cause to be deposited any of such Relevant Securities (including any Abengoa Yield Shares) in any unrestricted depositary receipt facility for shares which may be created in the United States.

4.             I/We hereby further represent and agree that I/we or the person(s) who has/have a beneficial interest in such Note(s) am/is/are in compliance with all applicable fiscal or other laws and regulations as provided in the Conditions and have/has paid or will pay, to the extent required by the Conditions, all taxes and capital, stamp, issue, registration, documentary, transfer or other duties (including penalties) arising on exchange and/or on the transfer, delivery or other disposition of Exchange Property arising pursuant to the Conditions and this Noteholder Share Redemption Notice.

N.B.

(i)            This Noteholder Share Redemption Notice will be void unless the introductory details and all Sections are duly completed and complied with.

(ii)           Dispatch of statements of the Relevant Exchange Property will be made at the risk and (if sent at the request of such person otherwise than by ordinary mail and uninsured) expense of the Noteholder, and the Noteholder will be required to prepay the expenses of, and submit any necessary documents required in order to effect, dispatch in any other manner specified hereon.

(iii)          This Noteholder Share Redemption Notice may be completed by or on behalf of an accountholder of DTC, Euroclear or Clearstream, Luxembourg or any clearing system in which the relevant Bond is held at such time which has an interest in such Note.

For Paying, Transfer and Exchange Agent’s use only:

(A)          Note redemption identification reference:

(B)          Date of delivery of Noteholder Share Redemption Notice to Paying, Transfer and Exchange Agent:

(C)          Valuation Date:

(D)          Aggregate principal amount of Notes to which Noteholder Share Redemption Notice relates:

(E)           Relevant Exchange Property to be delivered:     (disregard fractions)

(F)           Cash Settlement Amount payable (if applicable):

(G)          Interest payable:

*Not required for Notes represented by a Global Note.

ment has been entered into on the date stated at the beginning. 'o.. hJ+.J-4,wvs S£C..J 7 6uvt-.£.1L By: CITmANK N.A., LONDON BRANCH By: By: BONDHOLDERS, S.L. By: By: CmGROUP GLOBAL MARKETS DEUTSCHLAND AG By: By: (Signature page to Fiscal, Transfer and Exchange Agency Agreement)

This Agreement has been entered into on the date slated at the beginning. ABENCOA,S.A. By: By: CITIBANK N.4.., LONDON BRANCH By: b.-\ f::.-J U(.1 c By BONDHOLDERS, S.L. By: By: CITIGROUP GLOBAL MARKETS DEUTSCHLAND AG By: By: (Signaturt! page 10 Fiscal. Tram:J'er one/ Exchange Agency t1greement )

This Agreement has been entered into on the date stated at the beginning. ABENGOA, S.A. By: By: CITffiANK N.A., LONDON BRANCH By: By: BONDHOLDERS, S.L. By: By: BONDHOLDERS I\!Jlilic:J1 1){(i Valcnci;t,;\v.1-r.ntca.l I?.A. I CITIGROUP GLOBAL MARKETS DEUTSCHLAND AG By: By: (Signature page to Fiscal, Transfer and Exchange Agency Agreement )

Thb Agreement ha.... been entered tnlo on the date t:.ted i.lt the bcgmmng. ,\BE GOA. S.A. By: CITIBANK N.A.• LONDON BRANCH By: By: BONDHOLDERS, S.L By: By: CrTIG ROUP pLOBAL MARKETS DEUTSCHLAND AG By: Siegfried Roos By: (Signawre page w Fi·,cal. Transfer and Exchange A e11cy A greemenl)